UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Quanta Services, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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2025 P R OX Y S TAT E M E N T

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

Quanta Services, Inc.

2727 North Loop West

Houston, TX 77008 | (713) 629-7600

TO BE HELD MAY 22, 2025

To our Stockholders:

The annual meeting of stockholders of Quanta Services, Inc. (“Quanta”) will be held at the company’s corporate headquarters, located at 2727 North Loop West, Houston, Texas 77008, on May 22, 2025, at 8:30 a.m. local time. At the meeting, you will be asked to consider and act upon the following matters, which are more fully described in the accompanying Proxy Statement:

1.	Election of ten directors nominated by Quanta’s Board of Directors;

2.	Approval, by non-binding advisory vote, of Quanta’s executive compensation;

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm for fiscal year 2025;

4.	Approval of an amendment to the Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan to increase the number of shares of Quanta common stock that may be issued thereunder by 4,190,000 shares; and

5.	Action upon any other matters that are properly brought before the meeting, or any adjournments or postponements of the meeting, by or at the direction of the Board of Directors.

Our stockholders of record at the close of business on April 2, 2025, are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements of the meeting.

By Order of the Board of Directors,

Matthew D. McCoy

Corporate Secretary

Houston, Texas

April 11, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2025:

The Notice, Proxy Statement and 2025 Annual Report to Stockholders are available at www.proxydocs.com/PWR.

PROXY STATEMENT SUMMARY	Quanta Services, Inc. 2727 North Loop West Houston, TX 77008 | (713) 629-7600

This summary highlights selected information about the items to be voted on at the 2025 annual meeting of stockholders (the “Annual Meeting”) of Quanta Services, Inc. (together with its subsidiaries, “Quanta” or the “Company”). This summary does not contain all of the information that you should consider in deciding how to vote. You should read the entire Proxy Statement carefully before voting.

2025 Annual Meeting of Stockholders
Where The Company’s corporate headquarters, located at 2727 North Loop West, Houston, Texas 77008
When May 22, 2025, at 8:30 a.m. local time
Record Date Our stockholders of record at the close of business on April 2, 2025, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the meeting.

Annual Meeting Agenda and

Voting Recommendations

Stockholders are being asked to vote on four agenda matters:

Proposal	Board Recommendation

Proposal 1

Election of ten directors nominated by Quanta’s Board of Directors	FOR Each Director Nominee

Proposal 2

Approval, by non-binding advisory vote, of Quanta’s executive compensation	FOR

Proposal 3

Ratification of the appointment of PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm for fiscal year 2025	FOR

Proposal 4

Approval of an amendment to the Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan to increase the number of shares of Quanta common stock that may be issued thereunder by 4,190,000 shares	FOR

Voting Your Shares

Your vote is important. Even if you plan to attend the Annual Meeting in person, the Board of Directors of Quanta (the “Board”) recommends that you cast your vote as soon as possible. Stockholders of record may vote by any of the below methods.

Internet	Telephone	Mail
www.proxypush.com/PWR	1-866-390-5316	If you received a paper copy of the proxy form by mail, complete, sign, date and return your proxy card in the pre-addressed, postage-paid envelope provided.

i

PROXY STATEMENT SUMMARY

Proposal 1: Election of Directors

The Board of Directors unanimously recommends a vote FOR the election of each of the director nominees. ▶ See page 1 for further information

Director Nominees

The table below provides summary information about each director nominee. Each director nominee is elected annually by a majority of votes cast.

		Committees

Name, Age, and Principal Position / Experience	Director Since	AC	CC	GNC	IC

Earl C. (Duke) Austin, Jr. (55) President and Chief Executive Officer of Quanta	2016

Warner L. Baxter (63) Independent Former Executive Chairman, President and Chief Executive Officer of Ameren Corporation	2024	● F		●

Doyle N. Beneby (65) Independent Chairman of the Board of Quanta and Former President and Chief Executive Officer of Midland Cogeneration Venture	2016

Bernard Fried (68) Independent Principal of BF Consulting and Former Chief Executive Officer of Plastikon Industries, Inc.	2004		●		●

Worthing F. Jackman (60) Independent Former President and Chief Executive Officer of Waste Connections, Inc.	2005	● F			●

Holli C. Ladhani (54) Independent Former President and Chief Executive Officer of Select Energy Services, Inc.	2021	● F			●

Jo-ann M. dePass Olsovsky (60) Independent Former Executive Vice President and Chief Information Officer of Salesforce, Inc.	2024		●		•

R. Scott Rowe (54) Independent President, Chief Executive Officer and Director of Flowserve Corporation	2022		●	●

Raúl J. Valentín (61) Independent Executive Vice President and Chief Human Resources Officer of ABM Industries Incorporated	2023		●	●

Martha B. Wyrsch (67) Independent Former Executive Vice President and General Counsel of Sempra Energy	2019		●	●

Committees	● Chairman ● Member F Financial Expert
AC - Audit Committee
GNC - Governance and Nominating Committee
CC - Compensation Committee
IC - Investment Committee

PROXY STATEMENT SUMMARY

Snapshot of 2025 Director Nominees

Board Qualifications, Skills and Experience

The Board regularly reviews the desired qualifications, skills and experiences that it believes are appropriate to oversee Quanta’s business and long-term strategy. Attributes brought by director nominees include:

Corporate Governance Highlights

We are committed to strong governance standards, as evidenced by the key best practices below.

✓ Annual election of directors

✓ Majority voting standard for election of directors in uncontested elections

✓ Director resignation policy

✓ Holders of Quanta common stock vote as a single class on all matters

✓ Separate Independent Chairman of the Board and Chief Executive Officer

✓ Annual stockholder engagement

✓ Robust stock ownership requirements for directors and officers

PROXY STATEMENT SUMMARY

✓ Meaningful annual limit on non-employee director compensation

✓ Code of Conduct that applies to all directors, officers and employees

✓ Robust oversight process of business strategy, risk management and corporate sustainability and responsibility matters

✓ Commitment to Board refreshment and composition aligned with the strategic direction of the Company

Proposal 2: Advisory Vote to Approve Executive Compensation

The Board of Directors unanimously recommends a vote FOR the advisory resolution approving Quanta’s executive compensation. ▶ See page 30 for further information

Compensation Overview

Quanta completed another successful year in 2024, with strategic, operational and financial accomplishments throughout the Company. Quanta utilized its innovative approach to its infrastructure solutions, combined with its broad portfolio of services, to perform at a high level and produce superior operational and financial results. Specifically, the Company achieved many record financial results, including record annual revenues, net income attributable to common stock, and net cash provided by operating activities, as well as record remaining performance obligations and backlog as of year-end 2024.

Quanta continued to accomplish key strategic objectives in 2024 related to, among other things, the development and expansion of key service offerings and the Company’s position as a facilitator for its customers as they embark on significant efforts driven by load growth, the energy transition, technology advancements and grid resilience and security initiatives. Notably, Quanta completed the strategic acquisition of Cupertino Electric, Inc., a provider of electrical infrastructure solutions, including engineering, procurement, project management, construction and modularization services, to the technology, renewable energy and infrastructure and commercial industries, which provides Quanta with a highly synergistic low-voltage electrical workforce and complementary customer base. Quanta believes its performance and these accomplishments are indicative of the resiliency of its business model and remains focused on delivering superior financial performance and returning value to its stockholders. Quanta is also focused on continuing its commitments to all stakeholders of the Company, including the safety of its workforce and responsible performance within communities in which it operates.

With respect to performance under the Company’s 2024 annual incentive plan, the overall achievement percentage was 78.7% of target performance, which was driven by significant year-over-year improvement in the earnings- and margin-based performance metrics, partially offset by below-threshold performance with respect to the safety performance improvement metric. Quanta also completed an exceptional 2022-2024 performance cycle that resulted in an achievement percentage of 189.9% of target performance under the 2022 long-term incentive plan, driven by continued improvement in the utilization of capital. Additionally, the performance targets and metrics included in the Company’s 2024 long-term incentive plan, which apply to the 2024-2026 performance cycle, continue to generally represent improvement over historical performance and prior targets and support Quanta’s strategic initiatives with respect to return on invested capital, efficient and sustainable usage of property and equipment and employee safety.

PROXY STATEMENT SUMMARY

2024 Target Compensation Mix

Quanta’s named executive officer (“NEO”) compensation is primarily comprised of base salary, short-term cash incentives and long-term equity incentives. Target award levels generally reflect competitive market levels and practices, with upside opportunity for performance above target levels, and performance measures are chosen to align the interests of executives with stockholders.

2024 Long-Term Incentive Plan Equity Mix

A significant portion of equity-based incentive awards (70% with respect to the Chief Executive Officer (“CEO”), Chief Operating Officer (“COO”) and President of Electric Power and 60% with respect to other NEOs) is tied to measurable Company performance over a 3-year performance period.

v

PROXY STATEMENT SUMMARY

Elements of Executive Compensation

Element and Form of Compensation	Performance / Payment Criteria	Purpose
Base Salary Cash	Individual performance and experience in the role are factors	To provide fixed compensation necessary to attract and retain key executives, and offset the cyclicality in our business that may impact variable pay
Short-Term Incentive Cash	Tied to the achievement of performance targets related to (i) AIP Adjusted EBITDA (as defined below); (ii) AIP Adjusted EBITDA margin (as defined below); and (iii) safety performance	To incentivize and reward achievement of annual financial and operational performance targets, which focus on profitable growth and safe execution
Long-Term Incentive Performance Stock Units (“PSUs”)

Cliff-vest at the end of a 3-year performance
period

Tied to the achievement of return on invested
capital, relative total stockholder return, capital
efficiency and certain operations- and
sustainability-based metrics (i.e., automobile
insurance claims rate and composite driver safety)

To incentivize achievement of our long-term
financial performance targets that focus on
strategic initiatives

To align management and stockholder interests
and to attract and promote retention of key
executives

To incentivize a reduction in the frequency of our
automobile incidents, which impacts workforce
safety, the communities in which we operate and
our financial performance

Restricted Stock Units (“RSUs”)	Vest over three years in equal annual installments	To align management and stockholder interests and attract and promote retention of key executives
Other Compensation Retirement Benefits and Perquisites	Not applicable	To maintain the health and safety of executives To provide a competitive compensation package and, in certain cases, optimize key executives’ time

PROXY STATEMENT SUMMARY

Compensation Governance

We are committed to strong governance standards that ensure our executive compensation program is closely aligned with the interests of our stockholders and other stakeholders, as evidenced by the policies and practices described below.

What We Do

✓	Stock Ownership Guidelines. We maintain meaningful stock ownership guidelines that align our executives’ long-term interests with those of our stockholders and discourage excessive risk-taking.
✓

Clawback Policy. We maintain clawback policies that permit the Company to recover from executive officers and key employees of Quanta and its subsidiaries cash or equity incentive compensation in certain circumstances involving a restatement of the Company’s financial statements.

✓

Annual Review. Our Compensation Committee engages its own independent compensation consultant, which performs an annual comprehensive market analysis of our executive compensation program and pay levels.

✓	Annual Say-on-Pay Vote. We provide our stockholders with an annual opportunity to participate in an advisory vote on NEO compensation.
✓	Performance-Based Compensation. The majority of the target compensation for our NEOs is subject to objective and measurable financial and operational performance metrics.
✓

Performance Thresholds and Maximums. All performance-based awards require that the Company achieve a threshold level of performance to receive any award and provide for a cap on the maximum award in the event the established performance criteria is dramatically exceeded.

✓

Modest Perquisites. Our NEOs receive a modest amount of perquisites, which are intended to promote wellness, provide convenience in light of the demands of their positions, assist them in serving necessary business purposes, and provide a competitive compensation package (e.g., executive physical program, allowance for certain designated items).

✓

Sustainability Performance Metrics. Both short-term cash incentive compensation and long-term equity incentive compensation for NEOs are tied to successful performance of sustainability initiatives, including employee and community safety measures.

What We Don’t Do

X

Pledging. We maintain an anti-pledging policy that prohibits directors and executive officers from pledging Quanta securities as collateral for a loan absent pre-clearance and demonstration of financial capacity to repay without resorting to the pledged securities.

X	Hedging. We maintain an anti-hedging policy that prohibits directors and executive officers from hedging the economic risk of ownership of Quanta common stock.
X	Gross-Up. Our employment agreements with NEOs do not provide for gross-ups of excise taxes on severance or other payments in connection with a change in control.
X

Single-Trigger Equity Awards. Equity awards granted subsequent to August 2023 are subject to double-trigger vesting in connection with a change in control in which the transaction consideration does not consist solely of cash.

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm for fiscal year 2025.

▶    See page 77 for further information

PROXY STATEMENT SUMMARY

Proposal 4: Approval of Amendment to Omnibus Equity Incentive Plan

The Board of Directors unanimously recommends a vote FOR approval of the amendment to the Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan (as amended, the “2019 Omnibus Plan”)

▶    See page 80 for further information

Summary of Amendment

Stockholders are being asked to approve an amendment to the 2019 Omnibus Plan. The 2019 Omnibus Plan was originally approved by the Board on March 21, 2019 and by Quanta’s stockholders on May 23, 2019. On March 21, 2025, the Board approved an amendment to the 2019 Omnibus Plan, subject to stockholder approval, which increases the number of shares of Quanta common stock that may be issued thereunder by 4,190,000 shares (the “Amendment”).

Quanta’s Grant Practices and Use of Equity-Based Compensation

•

Motivation and Alignment of Interests. Quanta utilizes equity-based compensation to attract, retain and incentivize key personnel and believes that such equity-based compensation has been integral to Quanta’s success in the past and will be important for continued strong performance.

•

Broad-Based Grant Practices. Quanta grants equity-based compensation to management and key operations personnel at the majority of our operating companies and has awarded equity-based incentive compensation to approximately 3,100 individuals on an annual average basis over the last three fiscal years. Furthermore, approximately 78% of the equity-based compensation awards under the 2019 Omnibus Plan have been granted to employees that are not executive officers or directors of Quanta. We believe these broad-based grants help align incentives throughout the organization.

•

Strategic Grant Practices. Quanta has historically utilized strategic acquisitions as a key component of our strategic plan, including to broaden our customer base, expand our geographic area of operations, grow and diversify our portfolio of services and increase opportunities across the organization. Granting equity-based compensation awards to key personnel of an acquired business helps foster retention and an ownership culture and alignment of incentives. Since May 2019, when the 2019 Omnibus Plan was adopted, Quanta has granted equity-based compensation awards covering approximately 1.8 million shares to key employees of acquired businesses in connection with the closing of strategic acquisitions.

•

Reasonable Share Request. Quanta believes that the increase to the number of shares of Quanta common stock available for issuance under the 2019 Omnibus Plan, together with the remaining shares currently available for issuance under the 2019 Omnibus Plan, would be sufficient for equity compensation awards over approximately the next three to four years, and that such a request is reasonable and consistent with general market practices.

•

Impact of Insufficient Shares. If stockholders do not approve the Amendment, we expect that we will have an insufficient number of shares available to make equity-based compensation a meaningful part of our employees’ overall compensation in the future, requiring us to consider providing additional cash awards or remuneration in order to maintain competitive levels of compensation. We believe that outcome could negatively impact our ability to align employee compensation with the interests of our stockholders.

2019 Omnibus Plan Best Practices

The 2019 Omnibus Plan includes features designed to protect stockholder interests and reflect our compensation and governance principles, as described below.

•

One-Year Minimum Vesting Requirement. Subject to certain limited exceptions, the 2019 Omnibus Plan requires future equity awards to have minimum vesting periods of not less than one year from the date an award is granted.

•

No Payment of Dividends on Unvested Awards. Payment of dividends and dividend equivalents on shares underlying unvested awards is expressly prohibited until awards vest or restrictions lapse, such that declared dividends and dividend equivalents are subject to forfeiture until such vesting and/or lapsing.

PROXY STATEMENT SUMMARY

•

Director Compensation Limit. Awards under the 2019 Omnibus Plan and all other compensation payable to each non-employee director is subject to an aggregate limit of $500,000 per year, provided that a newly elected director may receive up to $750,000 for his or her initial calendar year of service on the Board and a director serving as Chairman of the Board or Lead Director may receive up to $750,000 per calendar year.

•	No Liberal Share Recycling. Shares tendered or withheld to cover taxes or pay the exercise price of an award are not again available for grant under the 2019 Omnibus Plan.

•

Clawback Policies. Incentive compensation is subject to recoupment as required by law or pursuant to the Company’s clawback policies (as described in further detail in Compensation Discussion & Analysis – Clawback Policies), or if the Board determines that a participant has violated applicable restrictive covenants.

•

No Discounted Options or Stock Appreciation Rights. Options and stock appreciation rights must have an exercise price or base price at or above the fair market value per share of Quanta common stock on the date of grant.

•	Prohibition on Repricing. Repricing of stock options and stock appreciation rights without the approval of our stockholders is expressly prohibited.

•	No Liberal Change in Control Definition. The 2019 Omnibus Plan does not include a “liberal” change in control definition (i.e., mergers require actual consummation).

•

Double-Trigger Equity Awards. Equity awards granted subsequent to August 2023 are subject to double-trigger vesting in connection with a change in control in which the transaction consideration does not consist solely of cash.

•

No Excise Tax Gross-Ups. The 2019 Omnibus Plan includes a “best-net” parachute payment provision, which states that either parachute payments will be reduced to avoid excise taxes or a participant will receive the full amount of such parachute payments and pay the related excise taxes, whichever results in the better after-tax result for the participant.

•	Transfer Restrictions. The 2019 Omnibus Plan includes robust transfer restrictions, including that no award may be transferred to a third-party financial institution for value.

•

Fixed Term and Fixed Share Authorization. The 2019 Omnibus Plan has a term of ten years and does not have an “evergreen” feature (i.e., the amount of shares authorized is fixed and can only be increased with stockholder approval).

TABLE OF

CONTENTS

Board Recommendation ✓ X

QUANTA BOARD OF DIRECTORS

Proposal 1: Election of Directors

The Board of Directors unanimously recommends a vote FOR the election of each of the director nominees.

The Board currently consists of eleven directors, whose current terms of office all expire at the Annual Meeting. Vincent Foster, currently a member of our Board, has chosen not to stand, and has not been nominated for, re-election at the Annual Meeting. Having considered the size, structure and composition of the Board, and based on the recommendation of the Governance and Nominating Committee, the Board approved a decrease in the number of directors constituting the Board by one, effective as of May 22, 2025, so that the Board shall thereafter consist of ten directors until otherwise determined in accordance with Quanta’s bylaws.

The Board proposes that the following ten nominees be elected for a new term of one year or until their successors are duly elected and qualified or until their earlier death, resignation or removal. Each of the nominees has consented to serve if elected. If a nominee becomes unwilling or unavailable to serve as a director, the Board may designate a substitute nominee or reduce the number of directors that constitute the Board. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named below.

The Board unanimously recommends a vote FOR the election of Ms. Ladhani, Ms. dePass Olsovsky and Ms. Wyrsch and Messrs. Austin, Baxter, Beneby, Fried, Jackman, Rowe and Valentín.

Director Nominees

The following provides biographical information about each director nominee, including a description of the experience, qualifications and skills that have led the Board to determine that each nominee should serve on the Board.

EARL C. (DUKE) AUSTIN, JR.

Director Since March 2016 Age: 55

Business Experience

Quanta Services, Inc.

•  Board Member, President and Chief Executive Officer since March 2016

•  Chief Operating Officer from January 2013 until January 2022

•  President of the Electric Power Division and Oil and Gas Division from May 2011 to December 2012 and had responsibility for oversight of power and pipeline operations since January 2011

•  President of the Oil and Gas Division from October 2009 to May 2011

North Houston Pole Line, L.P., an electric and natural gas specialty contractor and subsidiary of Quanta

•  President from 2001 until September 2009.

Other Board Experience

•  Chairman of the Texas State University System Board of Regents

•  Director of the Southwest Line Chapter of the National Electrical Contractors Association

Education

•  Bachelor of Arts degree in Business Management

Qualifications

Mr. Austin has a demonstrated record of achievement and leadership with Quanta. Through his experience as Chief Executive Officer and Chief Operating Officer of Quanta, Mr. Austin brings to the Board insight and information regarding all aspects of the Company’s strategy, operations and business. Mr. Austin also has extensive technical expertise and knowledge of, and more than 30 years of experience working in, the industries Quanta serves.

Key Skills and Attributes

•  Industry Experience

•  Risk Oversight and Management

•  Operations / Strategic Planning

•  Senior Leadership

•  Finance / Accounting / Capital Allocation

•  Government / Regulatory

•  Human Capital Management / Safety Leadership

•  Corporate Governance, Responsibility and Sustainability

Positions with Quanta

•  President

•  Chief Executive Officer

QUANTA BOARD OF DIRECTORS

WARNER L. BAXTER

Director Since May 2024

Age: 63

Key Skills and Attributes

•  Industry Experience

•  Risk Oversight and Management

•  Operations / Strategic Planning

•  Senior Leadership

•  Finance / Accounting / Capital Allocation

•  Government / Regulatory

•  Human Capital Management / Safety Leadership

•  Corporate Governance, Responsibility and Sustainability

Committee Memberships

•  Audit

•  Governance and Nominating

Business Experience

Ameren Corporation, a publicly traded regulated electric and gas utility company serving customers in Missouri and Illinois

•  Executive Chairman from January 2022 to November 2023

•  Chairman, President and Chief Executive Officer from 2014 to January 2022

•  Executive Vice President and Chief Financial Officer from 2003 to 2009

Ameren Missouri, a division of Ameren Corporation

•  Chairman, President and Chief Executive Officer from 2009 to 2014

PricewaterhouseCoopers LLP

•  Various roles, including Senior Manager, at PricewaterhouseCoopers LLP from 1983 to 1995

Other Board Experience

•  Director of WEC Energy Group, a publicly traded regulated electric and gas utility company, from January 2025 to present

•  Director of U.S. Bancorp, a bank holding company, from 2015 to present

•  Director of UMB Financial Corporation, a commercial banking company, from 2013 until 2015

•  Chairman of the Board of Directors of the Edison Electric Institute, an association representing all U.S. investor-owned electric companies, from June 2022 to June 2023

○  Vice Chairman from 2020 to June 2022

•  Chair of the Electric Power Research Institute, a leading, independent not-for-profit research and development organization, from April 2017 until April 2018

Education

•  Bachelor of Science degree in Accounting

Qualifications

Mr. Baxter brings to the Board his extensive experience as a senior executive and director at publicly traded regulated electric power and natural gas utilities, including as president, chief executive officer, chief financial officer and director. His experience provides valuable customer- and industry-based insights, and brings significant risk oversight, operations and strategic planning knowledge to the Board, as well as expertise and knowledge related to legislative and regulatory matters, corporate governance, sustainability leadership, financial reporting and accounting, and human capital management, including safety, talent development, and compensation.

QUANTA BOARD OF DIRECTORS

DOYLE N. BENEBY

Director Since March 2016

Chairman of the Board

Age: 65

Key Skills and Attributes

•  Industry Experience

•  Risk Oversight and Management

•  Operations / Strategic Planning

•  Senior Leadership

•  Government / Regulatory

•  Human Capital Management / Safety Leadership

•  Corporate Governance, Responsibility and Sustainability

Business Experience

Midland Cogeneration Venture, a natural gas-fired combined electrical and energy generating plant located in the United States

•  President and Chief Executive Officer from November 2018 to September 2022

New Generation Power International

•  Chief Executive Officer from October 2015 until May 2016

CPS Energy

•  President and Chief Executive Officer from August 2010 until September 2015

Other Board Experience

•  Director of West Fraser Timber Co. Ltd., a publicly traded forestry company, from April 2023 to present

•  Director of Korn Ferry, a publicly traded global organizational consulting firm, from September 2015 to present

•  Northland Power Inc., a power producer listed on the Toronto Stock Exchange, from May 2024 to present

•  Director of Capital Power Corp., a publicly traded independent power generation company, from May 2012 to April 2024

Education

•  Bachelor of Science degree in Engineering

•  Master of Business Administration

Qualifications

Mr. Beneby brings to the Board his extensive experience as a senior executive at private and municipal utilities and at various energy companies, as well as his experience as a director at public energy and service companies, through which he has a deep knowledge of the industries Quanta serves. Mr. Beneby also brings to the Board significant experience with respect to strategic and operational decision-making, capital allocation, employee management and safety matters and oversight of risk management matters, including the impact of corporate responsibility and sustainability-related issues.

QUANTA BOARD OF DIRECTORS

BERNARD FRIED

Director Since March 2004

Age: 68

Key Skills and Attributes

•  Industry Experience

•  Risk Oversight and Management

•  Operations / Strategic Planning

•  Senior Leadership

•  Finance / Accounting / Capital Allocation

•  Cybersecurity / Information Security

Committee Memberships

•  Compensation

•  Investment

Business Experience

BF Consulting, a provider of management consulting services

•  Principal from September 2011 to present

Plastikon Industries, Inc., a plastics manufacturing company

•  Chief Executive Officer and director from April 2016 to September 2017

OpTerra Energy Group, an energy conservation measures services provider

•  Executive Chairman from June 2012 to February 2016

Energy Solutions International, a software provider to the pipeline industry

•  Executive Chairman from March 2011 to May 2015

Siterra Corporation, a software services provider

•  Chief Executive Officer and President from May 2005 to March 2011

Citadon, Inc., a software services provider

•  Chief Executive Officer and President from 2001 until November 2003,

Bechtel Enterprises, Inc.

•  Chief Financial Officer and Managing Director from 1997 until 2000.

Education

•  Bachelor of Engineering degree

•  Master of Business Administration

Qualifications

Mr. Fried brings to the Board his executive management experience, including at companies within Quanta’s industries, and his prior service on company boards, including experience with companies involved in domestic and international large-project construction management and within the energy industry. Mr. Fried also brings extensive executive-level and consulting experience working with technology-based companies, as well as valuable knowledge with respect to operations, risk oversight, information technology systems, human resources, finance and international business.

QUANTA BOARD OF DIRECTORS

WORTHING F. JACKMAN

Director Since May 2005

Age: 60

Key Skills and Attributes

•  Industry Experience

•  Risk Oversight and Management

•  Operations / Strategic Planning

•  Senior Leadership

•  Finance / Accounting / Capital Allocation

•  Human Capital Management / Safety Leadership

•  Corporate Governance, Responsibility and Sustainability

Committee Memberships

•  Audit (Chairman)

•  Investment

Business Experience

Waste Connections, Inc., an integrated solid waste services company

•  Chief Executive Officer and director from July 2019 until April 2023

•  President from July 2018 until April 2023

•  Executive Vice President and Chief Financial Officer from September 2004 until July 2018

•  Vice President – Finance and Investor Relations from April 2003 until August 2004.

Deutsche Bank Securities, Inc., previously Alex. Brown & Sons, an investment banking firm

•  Various positions from 1991 until April 2003, most recently serving as Managing Director, Global Industrial and Environmental Services Group

Other Board Experience

•  Director of WillScot Holdings Corporation, a publicly traded mobile storage solutions and modular building business, from October 2024 to present

•  Director of Waste Connections, Inc., an integrated solid waste services company, from July 2019 until April 2023

Education

•  Bachelor of Science degree in Business Administration – Finance

•  Master of Business Administration

Qualifications

Mr. Jackman brings to the Board his extensive senior management experience, including as chief executive officer and chief financial officer of a public company. As the former president and chief executive officer of a company that relies on a large workforce to provide quality services to customers, he also provides the Board with valuable insights with respect to development of strategies around human capital management and engagement, as well as other corporate responsibility and sustainability practices. Mr. Jackman also brings to the Board substantial financial, accounting and acquisition expertise developed throughout his career, including through his investment banking experience, and that are valuable to the Board when evaluating the Company’s business strategy and significant capital allocation decisions.

QUANTA BOARD OF DIRECTORS

HOLLI C. LADHANI

Director Since July 2021

Age: 54

Key Skills and Attributes

•  Industry Experience

•  Risk Oversight and Management

•  Operations / Strategic Planning

•  Senior Leadership

•  Finance / Accounting / Capital Allocation

•  Human Capital Management / Safety Leadership

•  Corporate Governance, Responsibility and Sustainability

Committee Memberships

•  Audit

•  Investment

Business Experience

Select Energy Services, Inc., a publicly traded provider of water management and chemical solutions to the energy industry

•  President, Chief Executive Officer and director from November 2017 until January 2021

Rockwater Energy Solutions, Inc., a provider of water management and chemical solutions to the energy industry

•  Chairman, President and Chief Executive Officer from 2015 until November 2017

•  Various other positions from 2011 until 2015, including Executive Vice President – Chemical Technologies and Chief Financial Officer

Dynegy Inc., then a publicly traded independent power producer

•  Executive Vice President and Chief Financial Officer from 2005 until 2011

•  Various other positions from 2000 to 2005, including Chief Accounting Officer and Treasurer

PricewaterhouseCoopers LLP

•  Various positions from 1992 to 2000, including Senior Manager

Other Board Experience

•  Director of Marathon Oil Corporation, then a publicly traded independent exploration and production company, from March 2021 to November 2024

•  Director of Noble Energy, Inc., a publicly traded independent exploration and production company, from 2017 to October 2020

•  Director of Atlantic Power Corporation, a publicly traded independent power producer, from 2010 until 2018

•  Director of Rosetta Resources Inc., a publicly traded independent exploration and production company, from 2013 to 2015

•  Ms. Ladhani also currently serves on the Board of Trustees at Rice University

Education

•  Bachelor of Arts degree in Business Administration

•  Master of Business Administration

Qualifications

Ms. Ladhani brings to the Board her extensive executive management experience, including in chief executive officer and chief financial officer roles for companies within the energy industry, as well as extensive experience serving on boards of other public and private companies. Ms. Ladhani has developed a broad range of operational and technical expertise through her senior leadership and board roles, including with respect to financial and accounting matters, risk management oversight, strategic planning and capital allocation, all of which is valuable to the Board in overseeing Quanta’s diverse and dynamic operations and business strategy.

QUANTA BOARD OF DIRECTORS

JO-ANN M. DEPASS OLSOVSKY

Director Since May 2024

Age: 60

Key Skills and Attributes

•  Industry Experience

•  Risk Oversight and Management

•  Operations / Strategic Planning

•  Senior Leadership

•  Government / Regulatory

•  Human Capital Management / Safety Leadership

•  Cybersecurity / Information Security

Committee Membership

•  Compensation

•  Investment

Business Experience

Salesforce.com, Inc., a publicly traded cloud-based software company

•  Executive Vice-President and Chief Information Officer from February 2018 until August 2022

BNSF Railway, a large North American freight railroad network

•  Various leadership roles from 2006 until 2018, including as Senior Vice-President and Chief Information Officer

Other Board Experience

•  Director of Canadian National Railway Company, a publicly traded freight railway headquartered in Canada serving customers in Canada, the United States and Mexico, from October 2021 to present

Education

•  Bachelor of Science degree in Business Management

•  Master in Business Administration

•  Masters degree in Project Management

Qualifications

Ms. dePass Olsovsky brings to the Board extensive experience leading large organizations, including both unionized and management team members, and supporting information technology, advanced technologies, large-scale systems implementation, telecommunications, field operations, and cybersecurity management functions, which she has developed through service as chief information officer of large publicly traded companies in regulated industries. Ms. dePass Olsovsky has also developed experience in risk oversight of critical global network systems and infrastructure, as well as M&A system integration, through her prior roles. She also brings substantial supply chain and logistics expertise to the Board, acquired through senior leadership and director roles with large telecommunications and railway companies, as well as significant knowledge with respect to risk oversight, human resources management, and strategic planning through serving as an executive officer and director of publicly traded companies.

QUANTA BOARD OF DIRECTORS

R. SCOTT ROWE

Director Since July 2022

Age: 54

Key Skills and Attributes

•  Industry Experience

•  Risk Oversight and Management

•  Operations / Strategic Planning

•  Senior Leadership

•  Finance / Accounting / Capital Allocation

•  Government / Regulatory

•  Human Capital Management / Safety Leadership

•  Corporate Governance, Responsibility and Sustainability

Committee Memberships

•  Compensation (Chairman)

•  Governance and Nominating

Business Experience

Flowserve Corporation, a publicly traded developer and manufacturer of precision-engineered flow control systems that support global infrastructure industries, including energy, chemical, power generation and water management, and certain general industrial markets

•  President, Chief Executive Officer and director from April 2017 to present

Cameron Group of Schlumberger Ltd., an operating company of Schlumberger Limited, a publicly traded company that provides solutions and technologies to energy customers

•  President from 2016 to 2017

•  President and Chief Executive Officer from 2015 to 2016 (prior to the acquisition of Cameron by Schlumberger)

•  President and Chief Operating Officer from 2014 to 2015 (prior to the acquisition of Cameron by Schlumberger)

•  Director from 2014 to 2016

•  Division President from 2008 to 2014

Mr. Rowe also previously served as a captain in the United States Army

Other Board Experience

•  Director of Flowserve Corporation from April 2017 to present

Education

•  Bachelor of Science degree in Engineering Management

•  Master of Business Administration

Qualifications

As president, chief executive officer and director of a large publicly traded company, Mr. Rowe brings to the Board significant leadership, operational and financial experience, as well as significant experience with respect to corporate governance matters. Through his responsibility for oversight of a large workforce, he also provides a valuable perspective to the Board with respect to oversight and development of human capital and organizational culture and values. Mr. Rowe also brings significant technical expertise associated with the energy industry to the Board, as well as senior leadership experience at companies that support the energy industry.

QUANTA BOARD OF DIRECTORS

RAÚL J. VALENTÍN

Director Since June 2023

Age: 61

Key Skills and Attributes

•  Industry Experience

•  Risk Oversight and Management

•  Senior Leadership

•  Human Capital Management / Safety Leadership

•  Legal / Compliance

•  Corporate Governance, Responsibility and Sustainability

Committee Memberships

•  Compensation

•  Governance and Nominating

Business Experience

ABM Industries Incorporated, a publicly traded provider of facility services, infrastructure solutions, and parking management, including janitorial, engineering, parking, eMobility, infrastructure, electrical, lighting and energy solutions

•  Executive Vice President and Chief Human Resources Officer from 2021 to present

•  Senior Vice President of Human Resources from 2019 to 2021

Coty, Inc., a publicly traded company that manufactures, markets and distributes fragrances, cosmetics and other skin and body care products

•  Division Senior Vice President of Human Resources

Comcast Corporation, a publicly traded provider of entertainment, information and communication products

•  Human resources roles of increasing responsibility

Mr. Valentín has also held human resources leadership roles at Covance Inc., a global biopharmaceutical drug development services company, Frito-Lay North America, a division of PepsiCo, and R.H. Macy & Co., Inc.

Education

•  Bachelor of Arts degree in Political Science and Spanish.

Qualifications

Mr. Valentín brings to the Board significant leadership experience and expertise with respect to human capital strategy and talent development, developed throughout his career, including through the role of chief human resources officer and head of human resources for large publicly traded companies. He provides valuable insight through his experience managing companies with large, diverse workforces similar to Quanta and human capital strategy, including in connection with acquisitions. Mr. Valentín also brings significant expertise in compliance and safety matters to the Board.

QUANTA BOARD OF DIRECTORS

MARTHA B. WYRSCH

Director Since October 2019

Age: 67

Key Skills and Attributes

•  Industry Experience

•  Risk Oversight and Management

•  Operations / Strategic Planning

•  Senior Leadership

•  Finance / Accounting / Capital Allocation

•  Government / Regulatory

•  Human Capital Management / Safety Leadership

•  Legal / Compliance

•  Corporate Governance, Responsibility and Sustainability

Committee Memberships

•  Compensation

•  Governance and Nominating (Chairman)

Business Experience

Sempra Energy, an energy infrastructure and services company with operations in the United States and internationally

•  Executive Vice President and General Counsel from September 2013 until March 2019

Vestas American Wind Technology, a wind turbine services company

•  President – North America from 2009 until 2012

Spectra Energy Transmission, a natural gas transmission and storage business in the United States and Canada

•  President and Chief Executive Officer from 2007 until 2008

Duke Energy Corporation

•  Various roles of increasing responsibility from 1999 through 2007, including as President and Chief Executive Officer, Gas Transmission from 2005 until 2007

Other Board Experience

•  Director of First American Financial Corporation, a publicly traded financial services company, from 2018 to present

•  Director of National Grid plc, a publicly traded electricity and gas utility company, from September 2021 to present

•  Director of Spectris plc, a provider of specialty instrumentation and controls that is listed on the London Stock Exchange, from 2012 until 2021

•  Director of Noble Energy, Inc., a publicly traded independent oil and natural gas exploration and production company, from December 2019 to October 2020

Education

•  Bachelor of Arts degree

•  Juris Doctor degree

Qualifications

Ms. Wyrsch brings to the Board extensive experience as an executive officer of large, publicly traded utility and energy companies and as a public company director. Through these roles, she has substantial experience with respect to oversight of operational, financial and strategic matters and provides a valuable customer-based perspective from the industries Quanta services. With her experience across a wide range of public companies, Ms. Wyrsch also brings to the Board significant technical expertise with respect to legal matters, corporate governance and risk oversight, as well as experience with respect to addressing evolving sustainability and corporate responsibility matters.

QUANTA BOARD OF DIRECTORS

Mix of Skills, Experience, and Other Attributes of Director Nominees

Our director nominees have an effective mix of backgrounds, knowledge, and skills. The table below provides a summary of certain collective competencies and attributes of the director nominees. The lack of an indicator for a particular item does not mean that the director nominee does not possess that skill or experience, and we look to each director to be knowledgeable in all of these areas. Rather, the indicator represents that the item is a core competency that the director nominee brings to the Board. Our director nominees also have a wide range of additional skills and experience not mentioned, which are further described in their biographies above.

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Knowledge, Skills and Experience

Industry Experience

Understanding of, and experience in, the industries or markets Quanta serves as a result of serving as a director or executive officer of a company that operates in such industries or markets

	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎

Risk Oversight and Management

Experience as a chief executive officer, president or other executive officer of a public or private company with responsibility for, among other things, oversight of risk management processes

	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎

Operations / Strategic Planning Experience in an executive officer role responsible for the oversight of operations and the development of a business strategy for a public or private company	∎	∎	∎	∎	∎	∎	∎	∎		∎

Senior Leadership

Business and strategic management experience from service in a significant leadership position, such as a chief executive officer, chief financial officer or other senior leadership role

	∎	∎	∎	∎	∎	∎	∎	∎	∎	∎

Finance / Accounting / Capital Allocation

Experience as a chief financial officer of, or service in a similar financial oversight function for, a public or private company or meets the definition of financial expert within the meaning of U.S. Securities and Exchange Commission (“SEC”) regulations

	∎	∎	∎	∎	∎	∎		∎		∎

Government / Regulatory Service in, or experience interacting with, governmental or regulatory entities	∎	∎	∎				∎	∎		∎

Human Capital Management / Safety Leadership Oversight of human capital management and talent development and training, as well as safety program	∎	∎	∎		∎	∎	∎	∎	∎	∎

Legal / Compliance Experience overseeing the legal department or compliance group of a public company or practicing law or holds a legal degree									∎	∎

Corporate Governance, Responsibility and Sustainability Experience with governance principles or corporate responsibility and sustainability initiatives	∎	∎	∎		∎	∎		∎	∎	∎

Cybersecurity / Information Security Experience with oversight or management of cybersecurity and information security risks				∎			∎

Other Public Company Board Experience Current or prior service on the board of directors of a public company		∎	∎		∎	∎	∎	∎		∎

QUANTA BOARD OF DIRECTORS

Demographics and Attributes

Independence Independent within the meaning of SEC regulations, New York Stock Exchange (“NYSE”) corporate governance listing standards and our Corporate Governance Guidelines		∎	∎	∎	∎	∎	∎	∎	∎	∎
Gender	Male	Male	Male	Male	Male	Female	Female	Male	Male	Female
Race/Ethnicity	White / Caucasian	White / Caucasian	Black / African American	White / Caucasian	White / Caucasian	White / Caucasian	Hispanic	White / Caucasian	Hispanic	White / Caucasian

Age (in years)	55	63	65	68	60	54	60	54	61	67	61

Tenure (in years)	9	1	9	21	20	4	1	3	2	6	7.6

CORPORATE

GOVERNANCE

We are committed to having sound corporate governance practices that maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. In that regard, the Board has adopted guidelines that provide a framework for the governance of Quanta, and we continually review these guidelines and regularly monitor developments in the area of corporate governance. Our Corporate Governance Guidelines are posted in the Investors / Governance section of our website at www.quantaservices.com.

Board Leadership Structure

The Board believes that the leadership structure of Quanta’s Board should include either an independent non-executive Chairman of the Board or a Lead Director who satisfies Quanta’s standards for independence. In May 2024, the Board appointed Doyle Beneby, an independent director, as non-executive Chairman of the Board to serve as such until his successor is duly elected and qualified at the next annual meeting of the Board or until his earlier resignation or removal. The roles of Chairman of the Board and Chief Executive Officer were separated at Quanta in 2013, and the Board continues to believe that having a non-executive Chairman of the Board is in the best interests of the Company and its stockholders, due in part to the ever-increasing demands made on boards of directors under federal securities laws, national stock exchange rules and other federal and state regulations. The separation of the positions allows the Chairman of the Board to focus on management of Board matters, as described further below, and allows Quanta’s Chief Executive Officer to focus his attention on managing our business. Additionally, we believe the separation of these roles contributes to the independence of the Board in its oversight role and in assessing the performance of our Chief Executive Officer and management generally.

The Board reviews its leadership structure from time to time to assess whether it continues to serve the best interests of Quanta and its stockholders. In the future, the Board may determine, based on changing circumstances or characteristics of the Board or the Company or otherwise, that a director who is not independent is best situated to serve as Executive Chairman of the Board. Factors that may impact that determination may include, but are not limited to, whether such Executive Chairman possesses the detailed and in-depth knowledge of the issues, opportunities and challenges facing Quanta and its business and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. Such a determination could be impacted by, among other things, the future composition of the Board, including the length of tenure of the independent directors, or any succession plans for the Company’s Chief Executive Officer. In the event such a determination is made, the Board believes there are effective counter-balancing measures to ensure that Quanta maintains high standards of corporate governance and proper independent oversight, including the requirement under our Corporate Governance Guidelines to appoint a Lead Director, as described further below.

If, in the future, the Board elects to have a unified leadership structure and appoints an Executive Chairman of the Board, we would publicly disclose such a change in a timely manner through a press release and/or a Current Report on Form 8-K. Pursuant to our Corporate Governance Guidelines, such determination would ultimately be made by the Board, and we generally would not expect to seek prior input from our stockholders regarding any specific decision-making process with respect to Board leadership. However, we have engaged in discussions with stockholders regarding board leadership structure in the past, including in connection with our annual stockholder engagement program described in Engagement and Communications with the Board below. We value those discussions, as well as any additional feedback we receive on this issue in the future, and would expect to consider stockholder perspectives in connection with any future decisions on board leadership structure, including a decision to appoint an Executive Chairman of the Board instead of an independent non-executive Chairman of the Board.

CORPORATE GOVERNANCE

Chairman of the Board

Quanta’s Corporate Governance Guidelines provide that the Board will appoint a Chairman of the Board, who may but need not be an employee of Quanta. The Chairman of the Board generally presides over all regular sessions of the Board and Quanta’s annual meetings of stockholders. With input from the Chief Executive Officer (if the Chairman is an independent director), or in consultation with the Lead Director (if the Chairman is not an independent director), the Chairman sets the agenda for Board meetings, subject to the right of each Board member to suggest the inclusion of items on any agenda. The Chairman of the Board may vote at any meeting of the Board on any matter called to a vote, subject to the legal, fiduciary and governance requirements applicable to all members of the Board. The Chairman of the Board is not a member of the standing committees of the Board, but attends and participates in meetings of the Board committees, and provides input on the overall design and operation of the Board, including in connection with the evaluation process described in Board and Committee Evaluations below.

If the Chairman of the Board is an independent director, the duties and responsibilities of the Chairman of the Board generally include the following:

•	working with the Chief Executive Officer to ensure directors receive timely, accurate and complete information to enable sound decision making, effective monitoring and advice;

•	encouraging active engagement of all directors;

•	directing discussions toward a consensus view and summarizing discussions for a complete understanding of what has been agreed;

•	encouraging the Board’s involvement in strategic planning and monitoring the Chief Executive Officer’s implementation;

•	coordinating, monitoring and maintaining a record of all meetings of independent directors and discussing Board executive session results with the Chief Executive Officer;

•	promoting effective relationships and open communication between the independent directors and the management team;

•	coordinating, together with the Compensation Committee, the formal evaluation of the Chief Executive Officer on an annual basis;

•	coordinating, together with the Governance and Nominating Committee, the succession plans for the Chief Executive Officer;

•

identifying matters specifically reserved for the decision of the Board and ensuring that the Board sets appropriate levels of authority for management, including with respect to consideration of matters pertaining to the Board’s oversight role of business strategy and risks;

•	coordinating, together with the Governance and Nominating Committee, a process for the annual evaluation of the Board, its members and its committees; and

•	reviewing management’s investor relations strategy and participating, where appropriate, in its implementation.

The Chairman of the Board also participates and represents the Board in certain communications and engagements with stockholders and other stakeholders, including in connection with the Company’s annual engagement process described in Engagement and Communications with the Board below. Additional duties and responsibilities of the Chairman of the Board may be established from time to time by the Board and the Governance and Nominating Committee of the Board.

Lead Director

In the event the Chairman of the Board is not an independent director, our Corporate Governance Guidelines provide that a Lead Director will be elected exclusively by the independent directors. The Lead Director must be an independent director and will assist the Chairman of the Board and the remainder of the Board in assuring effective corporate governance in managing the affairs of the Board. The Lead Director is responsible for ensuring that the quality, quantity and timeliness of the flow of information between management and the Board enables the Board to fulfill its functions and fiduciary duties in an efficient and effective manner. In addition, the Lead Director will coordinate the activities of the other independent directors, preside over the Board when the Chairman of the Board is not present, consult with the Chairman of the Board as to agenda items for Board and committee meetings, and perform such other duties and responsibilities as the Board deems appropriate.

CORPORATE GOVERNANCE

The Board’s Role in Strategy

The Board recognizes the importance of ensuring that the Company’s overall business strategy is designed to create long-term, sustainable value for stockholders and benefit all of Quanta’s stakeholders. While the formulation and implementation of Quanta’s strategy is primarily the responsibility of management, the Board plays an active oversight role, carried out primarily through regular reviews and discussions with management, including both broad-based presentations and more in-depth analyses and discussions of specific areas of focus and evolving business, industry, societal, operating and economic conditions. Directors have full and free access to Quanta’s management and Company information, and, as necessary and appropriate, directors may consult with independent legal, financial, accounting and other advisors.

Periodically, the Board undertakes a robust qualitative and quantitative review of management’s five-year strategic plan, which includes both financial and operational performance goals and the strategic initiatives designed to support those goals. In connection with management’s current five-year strategic plan, the Board and management discuss, among other things, key strategic initiatives, including those set forth below.

•

The Company’s commitment to its workforce, including with respect to safety, training, and operational excellence of its craft skilled labor and the attraction, development and retention of exceptional employees.

•	The continued growth of the Company’s base business operations and continuing to differentiate the solutions the Company provides to its customers.

•	The Company’s expectations and strategies with respect to margin performance and, if necessary, improvement in each operating segment.

•	The Company’s growth opportunities with existing and potential customers and in existing and adjacent markets where craft skilled labor is critical to providing cost-certain solutions.

•	The Company’s capital allocation initiatives and considerations, including expected investment and acquisition activity, as well as planned strategic operating initiatives for each operating segment.

•	The Company’s commitment to broadening its solutions and providing opportunities to reduce costs and enhance certainty of critical materials through its strategic supply chain initiatives.

The Board also annually reexamines the strategic plan, reviewing management’s progress on its strategic initiatives and revised financial projections based on, among other things, prior period financial results and recent acquisition activity. The Board and management discuss and consider market and industry trends and opportunities, the Company’s competitive positioning, regulatory, legislative, political and legal changes, and emerging technologies and challenges in the industries Quanta serves. Furthermore, on an ongoing basis, the Board evaluates specific business decisions in light of the strategic plan, including proposed acquisitions or investments and capital allocation decisions. The Board’s oversight of risk management (as described below) also enhances the directors’ understanding of the risks associated with the Company’s strategy and the Board’s ability to provide guidance to and oversight of management in executing the strategic plan.

The Board’s Role in Risk Oversight

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of long-term organizational objectives and enhance stockholder value. The Company’s enterprise risk management assessment, managed by Quanta’s Chief Executive Officer, General Counsel and Chief Financial Officer, as well as Quanta’s Chief Compliance Officer (who reports to the General Counsel), provides visibility to the Board about the identification, assessment, monitoring and management of critical risks and management’s risk mitigation strategies. During this ongoing process, risks are assessed throughout the Company’s business, including operational, industry, financial and reputational risks, legal and regulatory risks and data and systems security risks. A component of the Board’s oversight function is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for Quanta. The involvement of the full Board in setting Quanta’s business strategy, both short-term and long-term, is a key part of its understanding of Quanta’s risks and how those risks may evolve in response to changes in strategy or business environment, and what constitutes an appropriate level of risk for Quanta.

CORPORATE GOVERNANCE

While formal reporting associated with the Company’s enterprise-wide risk management assessment is produced for the Board on an annual cycle, the Board continually evaluates and considers risks that are impacting, or could potentially impact, the Company throughout the entire year, including through dialogue with management at Board and committee meetings. Additional discussions and evaluations of risks can arise in connection with, among other things, development and/or review of the Company’s business strategy, evaluation of the Company’s performance or operations, evaluation of a potential strategic acquisition or project opportunity and overall trends that could accelerate or increase the impact of a potential risk. Additionally, to the extent the Board, a committee or management deems it necessary or appropriate, outside advisors and subject matter experts may be consulted when considering the development or potential impact of certain risks or in anticipation of future threats or trends with respect to certain risks.

As set forth below, the Board and the committees of the Board have oversight responsibility for risk management in certain areas. The full Board, in addition to its ultimate oversight responsibility for the risk management process, retains oversight responsibility for certain risks. In making a determination as to whether to retain direct oversight of a risk or assign oversight to a committee, the Board considers various factors, including, among other things, the importance of the risk to the Company’s overall strategy and operations, the timeframe over which a risk may materialize (i.e., short-term, medium-term or long-term), the potential impact of a risk and how a risk aligns with the subject matter assigned to a committee.

•

Board. The full Board focuses on oversight of the Company’s human capital management, which is a key strategic risk of the Company. Specifically, the Board, among other things, reviews and evaluates risks related to key personnel and human capital management, including development and review of the Company’s CEO succession plan and succession planning and talent development for other key management positions, as well as development of management’s enterprise-wide talent development initiatives that are designed to maintain a workforce that meets the Company’s future needs. The Board also conducts a quarterly review (with additional updates as necessary) of Company safety performance and key employee safety matters. The Board also reviews and evaluates certain key strategic risks, such as, among other things, customer business model developments, technological changes, structural or organizational risks, changes in regulations, policies and legislation, changes to the Company’s insurance program (including with respect to certain uninsurable risks), and risks pertaining to capital allocation decisions. Additionally, as part its focus on key strategic risks, the Board considers the significant opportunities and challenges arising from the physical risks, as well as technological advances, market developments and additional regulatory and compliance costs, associated with changes in climate and related developments. The Board also concentrates on risks related to information technology security programs, including cybersecurity, and senior management reports regularly to the Board on significant information security matters.

•

Audit Committee. The Audit Committee focuses on risks relating to the Company’s financial reporting and accounting policies and the Company’s independent registered public accounting firm, internal controls and internal audit function, as well as the Company’s compliance with legal and regulatory requirements.

•

Compensation Committee. The Compensation Committee focuses on risks relating to Quanta’s compensation policies and programs to determine whether they encourage excessive risk-taking and whether they are aligned with Quanta’s risk management profile. The Compensation Committee also evaluates compensation policies and practices and strives to create incentives that are designed to mitigate such risks. Additionally, the Compensation Committee oversees and administers any policy adopted by the Company pertaining to the reimbursement, forfeiture or recovery of incentive based or other compensation for current or former executive officers of the Company.

•	Investment Committee. The Investment Committee focuses on risks associated with prospective acquisitions, dispositions, investments and certain significant capital expenditures.

•

Governance and Nominating Committee. The Governance and Nominating Committee focuses on risks relating to Quanta’s corporate governance and Board membership and structure, including alignment of Board composition and director skills, experience and attributes with Company strategy and risks facing the Company. The Governance and Nominating Committee also focuses on management succession planning matters, as well as corporate responsibility and sustainability matters, including environmental issues, social issues and practices and policies relating to the support of business, charitable, educational and industry/trade organizations and with respect to political activity. Additionally, the Governance and Nominating Committee periodically reviews Quanta’s risk management processes, reporting its findings to the Board.

Review and discussion of the results of the Company’s annual risk management assessment with the Board, as well as further dialogue between management and the Board and committees throughout the remainder of the year, helps inform and shape the Company’s risk-related disclosures included in its periodic reports filed with the SEC and other public disclosures. For additional information regarding the risks facing the Company, review the risk factors included in Item 1A. of Part I of Quanta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The risks described therein are not the only risks facing the Company, and

CORPORATE GOVERNANCE

additional risks and uncertainties not currently known, or that may currently be deemed to be immaterial based on the information known to the Company, may materially adversely affect the Company’s business, financial condition or results of operations in future periods.

Board Independence

The Board has determined that each of our current directors, other than our Chief Executive Officer, Mr. Austin, has no material relationship with Quanta (either directly or as a partner, stockholder or officer of an organization that has a relationship with Quanta) and is “independent” within the meaning of the NYSE corporate governance listing standards. The Board has made these determinations based in part on its finding that these independent directors meet the categorical standards for director independence set forth in our Corporate Governance Guidelines and in the NYSE corporate governance listing standards. When evaluating the independence of Mr. Baxter, the Board considered his service as a director of WEC Energy Group, a customer of Quanta. When evaluating the independence of Mr. Jackman, the Board considered Quanta’s employment of his son, who is employed at a non-management level and received less than $120,000 in aggregate compensation during 2024. When evaluating the independence of Ms. Wyrsch, the Board considered her service as a director of National Grid plc, a customer of Quanta. The Board determined that these relationships were not material and that the positions held by these individuals and the amounts involved did not prevent a finding of independence under the NYSE standards or our Corporate Governance Guidelines. With each current director other than Mr. Austin deemed independent, the Board exceeds the NYSE requirement that a majority of directors be independent.

Our Corporate Governance Guidelines, which include our categorical standards for director independence, are posted in the Investors / Governance section of our website at www.quantaservices.com.

Executive Sessions of Non-Management Directors

In accordance with the NYSE corporate governance listing standards, our non-management directors, each of whom is “independent” within the meaning of NYSE corporate governance listing standards and our Corporate Governance Guidelines, meet in executive session without management at each regularly scheduled Board meeting. The executive sessions are presided over by the Chairman of the Board or, if the Chairman of the Board is not independent, by the Lead Director, or in the absence of an independent Chairman of the Board or Lead Director, by an independent director selected by the executive session participants.

Director Meetings

During the year ended December 31, 2024, the Board held four meetings. Each director attended every meeting of the Board and at least 75% of the meetings of the committees of the Board on which they served. We encourage, but do not require, the members of the Board to attend the annual meeting of stockholders. Last year, all director nominees attended the annual meeting of stockholders.

CORPORATE GOVERNANCE

Committees of the Board

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, and the Investment Committee. The Board has examined the composition of each standing committee and has determined that each member of these committees is “independent” within the meaning of SEC regulations, NYSE corporate governance listing standards and our Corporate Governance Guidelines. Each standing committee operates under a formal charter adopted by the Board that governs its responsibilities, all of which are posted in the Investors / Governance section of our website at www.quantaservices.com. The current membership and the number of meetings held during the last fiscal year and the primary responsibilities of each committee are set forth below:

Audit Committee

Chairman of the Committee Worthing F. Jackman(I)(F) Committee Members Warner L. Baxter(I)(F) Vincent D. Foster(I)(F) Holli C. Ladhani(I)(F) Meetings During 2024: 8

•  Appointing, compensating and overseeing the independent registered public accounting firm, considering, among other things, the accounting firm’s qualifications, independence and performance

•  Reviewing and approving audit and non-audit services performed by the accounting firm and determining whether the performance of such services is compatible with the accounting firm’s independence

•  Reviewing and approving the scope and procedures of the accounting firm’s annual audit, and reviewing the final audit, including any comments, recommendations or problems encountered

•  Reviewing and discussing with the accounting firm, among other things, critical accounting policies and practices and any alternative treatments of financial information within generally accepted accounting principles in the United States (“GAAP”)

•  Conducting an annual review of the accounting firm’s internal quality control measures and all relationships between the accounting firm and Quanta, as well as the lead partner of the accounting firm and partner rotation requirements under applicable rules and regulations

•  Reviewing management’s report on internal control over financial reporting and the accounting firm’s attestation of Quanta’s internal control over financial reporting

•  Reviewing any significant deficiencies or material weaknesses in the design or operation of Quanta’s internal control over financial reporting and any fraud involving management or other financial reporting personnel

•  Monitoring the quality and integrity of financial statements and earnings press releases, as well as the financial information and earnings guidance provided therein (including non-GAAP information)

•  Overseeing systems of disclosure controls and procedures

•  Reviewing the performance of Quanta’s internal audit function, including the internal audit director, and the scope and results of the annual internal audit plan

•  Establishing and maintaining procedures for receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters and for the confidential submission of employee reports regarding questionable accounting or auditing matters

•  Considering policies with respect to risk assessment and risk management

•  Overseeing Quanta’s compliance program and regularly reviewing with the Company’s chief compliance officer the implementation and effectiveness of the program, including actual and alleged violations of the company’s code of conduct

•  Reviewing and approving, as appropriate, related party transactions

(I)	Independent within the meaning of SEC regulations, NYSE corporate governance listing standards and our Corporate Governance Guidelines
(F)	Audit Committee Financial Expert within the meaning of SEC regulations, as determined by the Board

CORPORATE GOVERNANCE

Compensation Committee

Chairman of the Committee R. Scott Rowe(I) Committee Members Bernard Fried(I) Jo-ann M. dePass Olsovsky(I) Raúl J. Valentín(I) Martha B. Wyrsch(I) Meetings During 2024: 6

•  Reviewing, approving and overseeing the administration of Quanta’s incentive compensation plans, including the issuance of awards pursuant to equity-based incentive plans

•  Evaluating the Chief Executive Officer’s performance annually in light of Quanta’s compensation goals and objectives and determining the Chief Executive Officer’s compensation based on this evaluation

•  Reviewing and approving all compensation of other executive officers of Quanta and reviewing management’s recommendations with respect to compensation of senior leadership personnel, other than executive officers, of Quanta

•  Reviewing and approving executive officer employment agreements and other compensation arrangements

•  Reviewing the relationships between risk management policies and practices and compensation, including whether compensation arrangements encourage excessive risk-taking

•  Considering the results of the most recent stockholder advisory vote on the compensation of Quanta’s NEOs

•  Reviewing, approving and overseeing the administration of any policy adopted by Quanta pertaining to the reimbursement, forfeiture or recovery of incentive-based or other compensation from current and former executive officers

CORPORATE GOVERNANCE

Governance and Nominating Committee

Chairman of the Committee Martha B. Wyrsch(I) Committee Members Warner L. Baxter(I) R. Scott Rowe(I) Raúl J. Valentín(I) Meetings During 2024: 5

•  Developing, recommending and periodically reviewing corporate governance principles applicable to the Board and Quanta

•  Establishing qualifications for membership on the Board and its committees and evaluating the structure of the Board

•  Making recommendations to the Board regarding persons to be nominated for election or re-election to the Board and appointment of directors to Board committees

•  Evaluating policies regarding the recruitment of directors

•  Making recommendations to the Board regarding persons proposed by the Chief Executive Officer to be elected as executive officers of Quanta

•  Supporting the Board’s Chief Executive Officer succession planning and talent development for succession candidates

•  Periodically reviewing the processes for succession planning and talent development of Quanta’s executive officers and the leadership personnel at Quanta’s key operating companies and subsidiaries

•  Periodically reviewing Quanta’s enterprise risk management processes

•  Periodically reviewing and discussing with management environmental, social and governance matters, and Quanta’s public reporting on corporate responsibility and sustainability

•  Periodically reviewing and discussing with management the Company’s practices and policies relating to the support of business, charitable, educational and industry/trade organizations and with respect to political activity

•  Making recommendations to the Board regarding compensation and benefits for non-employee directors

(I)	Independent within the meaning of SEC regulations, NYSE corporate governance listing standards and our Corporate Governance Guidelines

CORPORATE GOVERNANCE

Investment Committee

Chairman of the Committee Vincent D. Foster(I) Committee Members Bernard Fried(I) Worthing F. Jackman(I) Holly C. Ladhani(I) Jo-ann M. dePass Olsovsky(I) Meetings During 2024: 4

•  Considering and approving certain acquisitions, investments and dispositions by Quanta, including the terms, transaction structure, and consideration involved

•  Evaluating certain capital expenditures by Quanta that are outside the capital budget approved by the Board

•  Monitoring ongoing activities in connection with certain investments and acquisitions

•  Tracking certain completed acquisitions and investments

•  Conducting a qualitative and quantitative review of certain historical transactions

•  Assessing policies regarding transactions that hedge certain commodity, interest rate, currency and other business risks

(I)	Independent within the meaning of SEC regulations, NYSE corporate governance listing standards and our Corporate Governance Guidelines

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee served as an employee or officer of Quanta or any of its subsidiaries during 2024, was formerly an officer of Quanta or any of its subsidiaries, or had any relationship with Quanta requiring disclosure herein as a related party transaction. Additionally, no executive officers served on the compensation committee or as a director of another company, one of whose executive officers served on Quanta’s Compensation Committee or as a director of Quanta.

Code of Conduct

The Board has adopted a Code of Conduct that applies to all directors, officers and employees of Quanta and its subsidiaries, including the principal executive officer, principal financial officer and principal accounting officer or controller. The Code of Conduct is posted in the Investors / Governance section of our website at www.quantaservices.com. We intend to post at the above location on our website any amendments or waivers to the Code of Conduct that are required to be disclosed pursuant to Item 5.05 of Form 8-K.

Engagement and Communications with the Board

The Board believes that effective corporate governance includes constructive conversations and the development of long-term relationships with our stockholders. We value such engagement and believe it is important to address any questions or concerns on Company policies and practices. We also review and analyze the voting results and feedback from our annual meetings to identify any topics of interest or concern.

CORPORATE GOVERNANCE

Members of our management have historically engaged in extensive investor outreach on a variety of financial and operational topics, including long-term strategy, capital allocation priorities and industry dynamics. In a given year, we have numerous interactions with stockholders and members of the investment community on these matters and host or participate in various investor conferences and events.

We also conduct an annual stockholder engagement program focused on corporate responsibility and sustainability topics, as well as other governance- and compensation-related topics, including executive compensation, board structure and composition, oversight of strategy and risk, and equity incentive compensation grant practices. Our engagement team includes members of senior management, and when requested, independent directors or subject matter experts, and seeks to identify and address any areas of concern. During the fourth quarter of 2024 and first quarter of 2025, in connection with this program, we contacted stockholders representing approximately half of Quanta’s outstanding common stock as of December 31, 2024. Management and the Board received and reviewed valuable feedback on several topics, including, among other things, those set forth below.

•

Governance Matters. Key discussion topics included Board tenure and refreshment, Board composition, Board and committee evaluation processes and Board and management oversight of risk and key sustainability matters.

•	Compensation Matters. Key discussion topics included financial and operational metrics utilized in the Company’s compensation program.

•

Sustainability Matters. Key discussion topics included human capital management (e.g., workforce safety and training); environmental impact and stewardship; and governance / oversight structure for sustainability-related matters.

We value the feedback received from stockholders, as this feedback helps to inform subsequent discussions and decisions regarding our governance and compensation practices, as well as certain sustainability and corporate responsibility priorities. For example, as has been the case in recent years, we expect to continue to utilize input from our stockholder engagements to help progress our sustainability initiatives and enhance and refine the content of Quanta’s Sustainability Report.

CORPORATE GOVERNANCE

Stockholders and other interested parties may communicate with one or more of our directors, including our non-management directors or independent directors as a group, a committee or the full Board by writing to Corporate Secretary at the address for our corporate headquarters, which is currently: Quanta Services, Inc., 2727 North Loop West, Houston, Texas 77008. All communications will be reviewed by the Corporate Secretary and forwarded to one or more of our directors, as appropriate.

Board and Committee Evaluations

Board and committee evaluations play an important role in ensuring the effective functioning of the Board. Therefore, the Board and each committee conduct annual self-assessments, which are overseen by the Governance and Nominating Committee. The results of these assessments are compiled, without attribution, and made available to the directors for a full Board assessment and to the committee members of each committee for a committee assessment. Additionally, the Chairman of the Board conducts one-on-one discussions with each director to gather feedback on Board and committee operations, practices and performance. Information derived from the evaluation process is also considered by the Governance and Nominating Committee when searching for and evaluating potential future director candidates.

Identifying and Evaluating Nominees for Director

The Governance and Nominating Committee regularly evaluates the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. If any vacancies are anticipated or arise, the Governance and Nominating Committee will consider director candidates suggested by incumbent directors, management, third-party search firms and others. The Governance and Nominating Committee will also consider director nominations by stockholders that are made in compliance with our bylaws. All applications, recommendations or proposed nominations for Board membership received by Quanta will be referred to the Governance and Nominating Committee. The manner in which the qualifications of a nominee are evaluated does not differ if the nominee is recommended by a stockholder.

The Governance and Nominating Committee has the authority to retain, at Quanta’s expense, a third-party search firm to help identify and facilitate the screening and interview process of potential director nominees. Once a potential director nominee is

CORPORATE GOVERNANCE

identified or recommended, the committee makes an initial determination as to whether to conduct a full evaluation based on, among other things, the information provided with the recommendation, the committee’s own knowledge of the candidate, supplemental inquiries to the recommending person or others, or a background check. If the committee determines to further pursue the candidate, the candidate is evaluated based on the qualifications described below. After this evaluation, the committee determines whether to interview the candidate and may ask the candidate to meet with members of Quanta’s management or other Board members. After completing its evaluation, if the committee believes the candidate would be a valuable addition to the Board, it will recommend to the Board the candidate’s nomination for appointment or election as a director.

When evaluating director candidates, including new nominees and incumbent directors, the Governance and Nominating Committee considers all relevant factors it deems appropriate, such as, among other things, the current composition of the Board (including with respect to alignment of skills and experience with the Company’s strategic plan and risks facing the Company), the balance of management and independent directors, the need for a certain Board committee expertise, and the candidate’s activities unrelated to Quanta (including service as a director on the boards of other public companies). The Board also values diversity in its broadest sense and endeavors to have a group of directors representing broad-ranging experiences at policy-making levels of organizations that are relevant to Quanta’s activities and operations, which may come from business, government, education, technology and non-profit organizations; complementary tenure length, which ensures a proper balance between Board refreshment and director continuity; and varied backgrounds and attributes.

Director Qualifications

Our Corporate Governance Guidelines contain Board membership qualifications that the Governance and Nominating Committee considers in selecting nominees for the Board. The guidelines state that members of the Board should possess the highest standards of personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders, and must have an inquisitive and objective perspective, practical wisdom, mature judgment, the willingness to speak their mind and the ability to challenge and stimulate management in a constructive manner. The guidelines also provide that Board members should have experience in areas that are relevant to Quanta’s business and demonstrated leadership skills in the organizations with which they are or have been affiliated.

The Board also considers current director skills, experience and attributes when considering additional nominees for the Board, including additional or complementary skills, expertise or knowledge that may be necessary to support the current and anticipated needs of the Company and management.

Members of the Board must also be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve for an extended period of time. As such, a Board member should not serve on more than four public company boards (including the Quanta Board), and a Board member that is a chief executive officer (or equivalent position) with another public company should not serve on more than three public company boards (including the Quanta Board). Additionally, members of the Quanta Audit Committee should not serve on more than three public company audit committees, including the Quanta Audit Committee. The Board determined that no director currently has time commitments that would prevent them from properly discharging their duties as directors. Board members will not be nominated for election to the Board if the election would occur after their 75th birthday; however, the full Board may make exceptions in special circumstances.

Director Compensation

The Governance and Nominating Committee has the responsibility of recommending to the Board compensation and benefits for non-employee directors. The committee is guided by certain director compensation principles set forth in our Corporate Governance Guidelines:

•	compensation should fairly pay directors for work required;

•	compensation should be appropriate and competitive to ensure Quanta’s ability to attract and retain highly qualified directors;

•	compensation should align directors’ interests with the long-term interests of stockholders; and

•	the structure of the compensation should be simple, transparent and easy for stockholders to understand.

CORPORATE GOVERNANCE

The Governance and Nominating Committee and the Board aim to set director compensation levels at or near the market median relative to directors at companies of comparable size, industry, and scope of operations in order to ensure directors are paid competitively for their time commitment and responsibilities. A market competitive compensation package is important because it enables us to attract and retain highly qualified directors who are critical to our long-term success. Additional director compensation practices have been adopted to align with market best practices and ensure director interests are closely aligned with the interests of our stockholders as set forth below.

•	Annual Limit on Total Compensation. We adopted a meaningful annual limit on non-employee director compensation, as described further in Annual Limit on Non-Employee Director Compensation.

•

Stock Ownership Guidelines. We maintain meaningful stock ownership guidelines that align our directors’ long-term interests with those of our stockholders, as described further in Stock Ownership Guidelines for Non-Employee Directors.

•

Anti-Hedging / Pledging Policy. We maintain a policy that prohibits directors from hedging the economic risk of ownership of Quanta common stock or pledging Quanta securities as collateral for a loan absent pre-clearance and demonstration of financial capacity to repay without resorting to the pledged securities.

•

Appropriate Compensation Mix. The majority of director compensation is equity-based. Cash retainers, including incremental Board and committee leadership retainers, are intended to provide fixed compensation for time spent, while the equity-based compensation component recognizes director responsibility for strategic oversight and stockholder value.

•

Annual Review. Our Governance and Nominating Committee re-assesses our non-employee director compensation annually and intends to continue to do so in the future. During 2024, an independent compensation consultant was engaged to perform a comprehensive market analysis of our director compensation program and practices.

•	No Additional Compensation for Employee Directors. Directors who also serve as employees of Quanta receive no additional compensation for director service.

Director Compensation

At every annual meeting of stockholders at which a non-employee director is elected or re-elected, each such director receives (i) an annual award of RSUs having a value of $165,000 and (ii) the applicable annual cash retainer(s) set forth in the table below.

	Annual Membership Cash Retainer	Annual Cash Retainer Supplement For Committee Chairmanship
Board of Directors	$105,000	–
Audit Committee	$15,000	$25,000
Compensation Committee	$10,000	$20,000
Governance and Nominating Committee	$10,000	$20,000
Investment Committee	$10,000	$20,000

Upon initial appointment to the Board other than at an annual meeting of stockholders, a non-employee director receives (for the period from the appointment through the end of the current director service year) a pro-rata portion of the annual equity award and applicable annual cash amounts. Our non-employee Chairman of the Board receives additional annual compensation in the amount of $200,000, of which 50% is payable in cash and 50% is payable in RSUs. Upon the initial appointment of a non-employee Chairman of the Board, other than immediately following the annual meeting of stockholders, such director receives (for the period from the appointment through the end of the current director service year) a pro rata portion of the additional annual compensation.

Unless the non-employee director’s Board service is terminated earlier, RSUs generally vest in full upon conclusion of the director service year. Subject to the terms of applicable award agreements, unvested RSUs held by (i) any non-employee director who is not nominated for or elected to a new term, including for example, due to a reduction in the size of the Board, age precluding a re-nomination, the identification of a new nominee, or the desire to retire at the end of a term, or (ii) any non-employee director who resigns at Quanta’s convenience, including any resignation resulting from the non-employee director’s failure to receive a majority of the votes cast in an election for directors as required by Quanta’s bylaws, vest in full on the earlier of (a) the conclusion of the director service year, or (b) the date of such non-employee director’s termination of service. RSUs are generally settled in shares of Quanta common stock, provided that a non-employee director may elect to settle up to 50% of any award in cash if he or she is in compliance with Quanta’s stock ownership guidelines as of the date of settlement and is expected to remain in compliance immediately following settlement.

CORPORATE GOVERNANCE

Generally, meeting fees are not paid to our non-employee directors. However, in order to compensate for the time required to accommodate extraordinary meeting activity, each non-employee director receives a fee for attendance at the tenth and any subsequent Board meeting or the tenth and any subsequent committee meeting, in each case during a single director service year, as follows: $2,000 for attendance at an in-person board meeting; $1,000 for participation at a telephonic board meeting; $1,000 for attendance at an in-person committee meeting; and $500 for participation at a telephonic committee meeting.

Directors are also reimbursed for reasonable out-of-pocket expenses incurred to attend meetings of the Board or the committees thereof, and for other expenses reasonably incurred in their capacity as directors of Quanta. Directors who are also employees of Quanta or any of its subsidiaries do not receive additional compensation for serving as directors. Currently, nine non-employee director nominees are standing for election at the annual meeting. As an executive officer of Quanta, Mr. Austin received no compensation for his service as a director of Quanta.

Director Compensation Program Review and Prospective Changes

During 2024, the Governance and Nominating Committee retained an independent compensation consultant to, among other things, review and provide observations and recommendations regarding Quanta’s non-employee director compensation program and highlight relevant trends in director compensation. The compensation consultant examined director compensation data for a group of peer companies, as well as director compensation survey data, and presented its findings and observations to the Governance and Nominating Committee. Upon recommendation of the Governance and Nominating Committee and in order to better align with competitive peer group practices, the Board approved a $15,000 increase in the annual Board membership cash retainer (from $105,000 to $120,000), and a $15,000 increase in the dollar value of the annual RSU award for Board membership (from $165,000 to $180,000). The prospective changes are scheduled to be effective as of May 22, 2025, and no other changes to the director compensation program were made.

Annual Limit on Non-Employee Director Compensation

The 2019 Omnibus Plan contains an annual limit on non-employee director compensation, inclusive of all cash compensation and any awards under the 2019 Omnibus Plan that may be made to a non-employee director for service during any calendar year. The annual limit is $500,000 per year, provided that a newly elected director may receive up to $750,000 for his or her initial calendar year of service on the Board and a director serving as Chairman of the Board or Lead Director may receive up to $750,000 for service during any calendar year.

Deferred Compensation Plan for Non-Employee Directors

Non-employee directors are eligible to participate in a deferred compensation plan maintained by Quanta. No later than December 31 of each year, each non-employee director may voluntarily elect to defer all or a portion (in 5% increments) of his or her annual cash retainers, including but not limited to, compensation for board membership, committee membership and board/committee leadership, and RSUs to be earned with respect to services performed in the following year. Deferral elections are irrevocable and if no deferral election is made, no compensation is deferred. Deferred cash amounts are allocated to a separate recordkeeping account maintained for the non-employee director that reflects the amounts deferred and any earnings (positive or negative). The account is credited with returns according to the performance of certain deemed investment choices selected by the non-employee director from time to time. However, Quanta has no obligation to provide any deemed investment choice other than a default investment option selected by the Compensation Committee. The interest rate earned on the deferred cash amounts is not above-market or preferential. Deferred RSUs are recorded in an account maintained for the non-employee director that reflects the number of shares deferred. Quanta also makes a cash payment of dividend equivalents on the shares deferred at the same time and at the same rate as dividends are paid on Quanta common stock. In general, deferred compensation is distributed to the non-employee director (or his or her beneficiary) upon the director leaving the Board or at a date elected in advance by the director. Additionally, deferred amounts can be distributed upon certain unforeseen emergencies suffered by the non-employee director or upon a change in control of Quanta.

CORPORATE GOVERNANCE

Stock Ownership Guidelines for Non-Employee Directors

Non-employee directors are required to hold stock with a value equivalent to five times the annual cash retainer for Board membership (excluding the annual cash retainer for committee membership or any supplement for serving as a committee chairman or as Chairman of the Board). Non-employee directors have five years from the fiscal year-end following initial election to the Board to accumulate the stock ownership prescribed by the guidelines. As of December 31, 2024, all non-employee directors were in compliance with the requirements of the stock ownership guidelines. Specifically, Messrs. Beneby, Foster, Fried, Jackman and Rowe and Ms. Wyrsch and Ms. Ladhani exceeded the prescribed ownership level, and Mr. Valentín (appointed in June 2023) and Mr. Baxter and Ms. Olsovsky (each elected in May 2024), were making ratable progress toward the prescribed ownership level within their accumulation periods.

2024 Director Compensation Table

The following table sets forth the compensation for each non-employee director during the 2024 fiscal year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)

Warner L. Baxter	130,000	176,293	—	306,293

Doyle N. Beneby	205,000	282,863	—	487,863

Vincent D. Foster	150,000	176,293	—	326,293

Bernard Fried	125,000	176,293	—	301,293

Worthing F. Jackman	155,000	176,293	—	331,293

Holli C. Ladhani	130,000	176,293	—	306,293

David M. McClanahan(2)	—	—	10,000	10,000

Jo-ann M. dePass Olsovsky	125,000	176,293	—	301,293

R. Scott Rowe	145,000	176,293	—	321,293

Margaret B. Shannon(2)	—	—	10,000	10,000

Raúl J. Valentín	125,000	176,293	—	301,293

Martha B. Wyrsch	145,000	176,293	—	321,293

(1)

The amounts shown reflect the aggregate grant date fair value (based on the closing price of Quanta common stock on the date of grant) of RSUs granted during the fiscal year ended December 31, 2024 calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, as further described in Note 2 to the Company’s audited consolidated financial statements in its 2024 Annual Report on Form 10-K. The value ultimately realized by the directors upon the actual vesting of the awards may or may not be equal to this determined value. The average of the closing prices of Quanta common stock for the twenty consecutive trading days immediately preceding the date of grant was used to determine the number of RSUs granted. For Mr. Beneby, the amount shown includes his annual non-employee director RSU award and an additional RSU award for his service as Chairman of the Board. As of December 31, 2024, Mr. Beneby held unvested awards covering 998 shares and each of the remaining non-employee directors held unvested awards covering 622 shares.

(2)

Mr. McClanahan and Ms. Shannon did not stand for reelection at Quanta’s 2024 annual meeting of stockholders and, accordingly, did not receive any annual cash retainers or equity awards during 2024 in respect of their Board service. However, in light of their dedicated service to the Board over the course of their respective tenures, Mr. McClanahan and Ms. Shannon were each awarded a retirement gift in the form of a travel voucher in the amount shown in the All Other Compensation column.

EXECUTIVE

OFFICERS

The current executive officers of Quanta are as follows:

Name	Age	Current Position(s) with Quanta
Earl C. (Duke) Austin, Jr.	55	President, Chief Executive Officer and Director
Jayshree S. Desai	53	Chief Financial Officer
Karl W. Studer	43	President – Electric Power
Gerald A. (BJ) Ducey, Jr.	49	President – Strategic Operations
Donald C. Wayne	58	Executive Vice President and General Counsel
Paul M. Nobel	57	Senior Vice President and Chief Accounting Officer

Earl C. (Duke) Austin, Jr. For a description of the business background of Mr. Austin, see Quanta Board of Directors – Director Nominees above.

Jayshree S. Desai has served as our Chief Financial Officer since July 2022. She previously served as our Chief Corporate Development Officer from January 2020 to July 2022. She also previously served as President and a director of ConnectGen LLC, a renewable energy company focused on utility-scale renewable energy and storage development, from July 2018 through December 2019, where she had primary responsibility for organizational management, business strategy and capital allocation. Ms. Desai also previously served as Chief Operating Officer of Clean Line Energy Partners LLC, an electric transmission development company, from January 2010 through July 2018, where she had primary responsibility for, among other things, strategic planning, finance and capital management and human resources. She also previously served as Chief Financial Officer of Horizon Wind Energy (now EDP Renewables North America), a renewable energy company, from 2002 through 2010, where she had primary responsibility for finance, accounting, tax, treasury and information technology operations. In addition, Ms. Desai has served as a director of TPI Composites, Inc., a publicly traded independent manufacturer of wind turbine components, since October 2017. Ms. Desai holds a Bachelor of Business Administration degree and a Master of Business Administration.

Karl W. Studer has served as our President of Electric Power since 2022. He previously served as a Regional Vice President of Quanta from 2018 to 2022, with oversight of operations and significant projects related to Quanta’s electric power solutions. Mr. Studer co-founded Probst Electric Inc. and Summit Line Construction, Inc., electric specialty companies that were acquired by Quanta in 2013. Following such acquisitions, he held several senior leadership roles of these operating companies, including President and Chief Executive Officer, with responsibility for, among other things, operations and financial matters. Mr. Studer is a certified journeyman lineman and a graduate of Northwest Lineman College in Meridian, Idaho.

Gerald A. (BJ) Ducey, Jr. has served as our President – Strategic Operations since May 2023. Mr. Ducey previously served as our Senior Vice President – Operations from May 2017 to May 2023 and various other management roles within Quanta from January 2012 to May 2017. Prior to joining Quanta, he served as Vice President – Operations and Business Development at Dashiell Corporation, a Quanta operating company, from August 2006 to January 2012. Mr. Ducey holds a Bachelor of Science in Mechanical Engineering and a Master of Business Administration.

Donald C. Wayne has served as our Executive Vice President and General Counsel since May 2017. He previously served as Senior Vice President, General Counsel and Corporate Secretary of Archrock, Inc., a publicly traded provider of natural gas compression and related products and services, from November 2015 through May 2017, and in similar roles for its predecessor companies, Exterran Holdings, Inc. and Universal Compression Holdings, Inc., from August 2006 through November 2015. Mr. Wayne also served, from August 2006 through May 2017, as Senior Vice President and General Counsel of Archrock GP LLC and in similar roles for the other managing general partners of Archrock Partners, L.P. and its predecessor entities, each a publicly traded master limited partnership, and as a director of Archrock GP LLC from November 2015 through May 2017. Mr. Wayne also previously served as Vice President and General Counsel of U.S. Concrete, Inc., a publicly traded provider of ready-mixed concrete and related products and services, from 1999 to 2006. Prior to joining U.S. Concrete, Inc., he served as an attorney with the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. Mr. Wayne holds a Bachelor of Arts degree, a Master of Business Administration and a Juris Doctor degree.

EXECUTIVE OFFICERS

Paul M. Nobel has served as our Senior Vice President and Chief Accounting Officer since May 2023. He previously served as our Vice President and Chief Accounting Officer from May 2021 to May 2023. He also previously served as interim Chief Financial Officer of Lilis Energy, Inc., an oil and gas exploration and development company operating in Texas and New Mexico, from February 2020 to July 2020, where he had primary responsibility for finance and treasury functions. He also previously served as Senior Vice President and Chief Accounting Officer of Kosmos Energy Ltd., a publicly traded international full-cycle offshore oil and gas exploration and production company, from July 2012 to November 2019, and as Senior Vice President and Chief Accounting Officer of World Kinect Corporation (then, World Fuel Services Corporation), a publicly traded global energy management company serving commercial and industrial customers, from July 2005 to July 2012. In these previous positions, Mr. Nobel had primary responsibility for the accounting and reporting functions, tax, financial planning and analysis and risk management. He also previously served as a senior manager for the public accounting firm of Deloitte & Touche LLP. Mr. Nobel holds a Bachelor of Science degree in Accounting and is a Certified Public Accountant.

COMPENSATION DISCUSSION &

ANALYSIS

Compensation Committee Report

We have reviewed and discussed the following Compensation Discussion and Analysis with management. Based on our review and discussions with management, we have recommended to Quanta’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is furnished by the Compensation Committee of the Board of Directors.

Scott Rowe, Chairman

Bernard Fried

Jo-ann M. dePass Olsovsky

Raúl J. Valentín

Martha B. Wyrsch

Executive Summary

This Compensation Discussion and Analysis describes Quanta’s executive compensation program for 2024. We use this program to attract, motivate and retain the employees who lead our Company. In particular, this section explains the Compensation Committee’s guiding principles for executive compensation and how the Compensation Committee made its compensation decisions for our NEOs for 2024.

Named Executive Officers

Our NEOs for 2024 include the following five executive officers as of December 31, 2024 and one former executive officer:

Name	Position(s) with Quanta as of December 31, 2024
Earl C. (Duke) Austin, Jr.	President and Chief Executive Officer
Jayshree S. Desai	Chief Financial Officer
J. Redgie Probst(1)	Chief Operating Officer
Karl W. Studer	President – Electric Power
Gerald A. (BJ) Ducey, Jr.	President – Strategic Operations
Derrick A. Jensen(2)	Executive Vice President – Business Administration

(1)	On December 31, 2024, Mr. Probst resigned as Chief Operating Officer of Quanta.
(2)	As of May 24, 2024, Mr. Jensen was no longer an executive officer of Quanta.

COMPENSATION DISCUSSION & ANALYSIS

Key 2024 Performance Highlights

During 2024, Quanta continued to execute and perform at a high level and produced superior financial and operating results, which we believe reflects the strength of the Company’s business portfolio, execution discipline and customer-focused approach. Quanta’s proven business strategy, which leverages a broad portfolio of services designed to produce resilient and sustainable results, also enabled it to navigate various ongoing challenges, including macroeconomic uncertainty, supply chain and logistical challenges with respect to certain materials and equipment, inflationary pressure and volatility in the capital markets. We believe the accelerating demand for power and infrastructure solutions is reshaping our industry, and that Quanta is at the center of this transformation. The Company has remained focused on the execution of key strategic initiatives designed to position the Company for long-term success and deliver value to stakeholders. These initiatives include, among others, continuing to collaborate with customers on their efforts designed to modernize infrastructure and meet the growing demand for power, focusing on delivery of high-quality project execution, and expanding and differentiating the Company’s service offerings.

2024 Company Performance

▲ Revenues	Record annual revenues of $23.67 billion (13% increase as compared to 2023)

▲ Net Income	Record net income attributable to common stock of approximately $904.8 million (21% increase as compared to 2023)

▲ Cash Flow	Record net cash provided by operating activities of $2.08 billion (32% increase as compared to 2023)

▲ Remaining Performance Obligations and Backlog	Record remaining performance obligations and record backlog as of year-end 2024, positioning the Company well for future performance

▲ Cash Dividend	Increased per share cash dividend amount paid in 2024 by 12% as compared to 2023

Select 2024 Achievements

Strategic Capital Deployment to Enhance Services Portfolio and Expand Total Addressable Market

Completed the acquisition of Cupertino Electric, Inc. (CEI), a premier electrical infrastructure solutions provider to the technology, renewable energy and infrastructure and commercial industries that is headquartered in San Jose, California

CEI provides integrated turnkey solutions, including engineering, procurement, project management, construction and modularization services, to a high-quality and diverse customer base across the United States and brings a highly synergistic low-voltage electrical workforce and a complementary customer base that provides Quanta with another large and growing addressable market

Quanta acquired seven additional businesses located in the United States, each of which is expected to enhance our solutions offerings, primarily to our electric power customers, and strengthen our competitive position in the marketplace

Advanced Our Strategic Supply Chain Initiatives

Advanced our strategic supply chain initiatives, both organically and through the acquisitions of Safety Test and Equipment Company, Sherman + Reilly, Inc. and Niagara Transformer and strategic investments in TS Conductor and Hybar LLC

These domestic acquisitions and investments are designed to broaden our solutions and provide opportunities to reduce costs and enhance certainty of critical materials in our supply chain

Continued Focus on Employee Safety

Remained focused on employee safety as we deploy increased services with increased headcount and manhours

Quanta’s Capacity Model for safety, which targets not only preventing accidents but also building in the capacity to fail safely, continues to advance and be recognized throughout our industries

Commitment to Stakeholders

Demonstrated commitment to stockholder value and confidence in Quanta’s financial strength by increasing the per share amount of our quarterly cash dividend

Continued to increase efforts and resources toward sustainable and responsible business practices and reporting in the Quanta Services 2023 Corporate Sustainability Report

COMPENSATION DISCUSSION & ANALYSIS

Overview of 2024 Executive Compensation Decisions

Key executive compensation decisions by our Compensation Committee affecting our NEOs’ 2024 compensation included the following.

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2024 Financial Performance Targets. Based on Quanta’s continued strong performance, the primary financial performance targets established for the 2024 annual and long-term incentive plans generally represent meaningful increases as compared to prior performance targets and/or actual performance.

Adjusted EBITDA[1]

(as defined in AIP)
(in millions)

$1,930.3
$2,195.9
$2,163.8
2023 Actual
2024 Target
2024 Actual

AIP Adjusted EBITDA Margin[1]

(as defined in AIP)

9.26%
9.50%
9.64%
2023 Actual
2024 Target
2024 Actual

(1)	For a reconciliation of AIP Adjusted EBITDA to operating income determined in accordance with GAAP, see Appendix A to this Proxy Statement

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Payouts Under the 2024 Annual Incentive Plan. Based on the strong year-over-year financial performance improvement in 2024 described above, including with respect to the AIP Adjusted EBITDA and AIP Adjusted EBITDA margin metrics, which was partially offset by below-threshold performance with respect to the safety performance improvement metric, the Company’s overall performance resulted in total payout at 78.7% of target, as described in further detail in Annual Incentive Plan.

Metrics	2024 Performance vs. 2023 Performance	[GRAPHIC APPEARS HERE]	2024 Achievement as a % of Target

AIP Adjusted EBITDA	12%		88.4%	78.7% Overall Achievement / Payout
AIP Adjusted EBITDA Margin	38 bps		128.3%
Safety Performance Improvement	—		—

•

Payouts Under the 3-Year Performance Period Completed in 2024. Quanta’s continued strong performance toward achievement of its strategic initiatives again resulted in improvement in return on invested capital (“ROIC”) and capital efficiency, and profitable growth for the 3-year performance period ending December 31, 2024. As described in further detail in Executive Compensation Decisions for 2024 – Results for the 3-Year Performance Period Ended December 31, 2024, Quanta’s performance during this period was above target performance for goals that were set with respect to ROIC performance, average capital efficiency, driver safety and fleet management, and resulted in average quarterly relative total stockholder return (“TSR”) between the 50th and 75th percentile of the established peer group. These performance outcomes resulted in an overall achievement of 189.9% with respect to the 3-year performance period ended December 31, 2024 under our 2022 long-term incentive plan.

COMPENSATION DISCUSSION & ANALYSIS

Metrics	2022 - 2024 Performance vs. 2021 - 2023 Performance	[GRAPHIC APPEARS HERE]	2024 Achievement as a % of Target

3-Year Average ROIC	57 bps increase		150%	189.9% Overall Achievement / Payout
Avg. Quarterly Relative TSR	=		> 70th Percentile
Capital Efficiency	5.4% improvement in efficiency calculation		200%
Driver Safety	2.4% reduction in safety event calculation		200%
Fleet Management	1.3% reduction in idle time calculation		101.7%

•

2024 Base Salary, Target Award Levels and Performance-Based Mix. In 2024, as described further below, the Compensation Committee approved various compensation adjustments based on individual performance and the market data for each executive position. Specifically, four of our NEOs received an adjustment to base salary, one of our NEOs received an adjustment to target annual incentive opportunity and four of our NEOs received an adjustment to long-term incentive opportunity. The Compensation Committee determined that the portion of the NEOs’ target equity incentive opportunity subject to performance-based metrics over a 3-year performance period would remain unchanged for 2024 (namely, 70% for Messrs. Austin, Probst and Studer and 60% for the other NEOs), with the remaining equity compensation amounts awarded in the form of RSUs that vest over a 3-year period subject to continued service.

Say-on-Pay Vote

At Quanta’s 2024 annual meeting of stockholders, over 93% of our stockholders voting on the “say-on-pay” proposal approved the compensation of our NEOs as described in our proxy statement filed in 2024. Accordingly, the Compensation Committee did not implement any changes to our executive compensation program as a result of the advisory vote. Additionally, as a key objective of our stockholder engagement program, which is described further in Corporate Governance – Engagement and Communications with the Board, members of senior management and the Board solicit feedback from stockholders on our executive compensation program that is relayed directly to the full Board to be considered when evaluating opportunities to further enhance our executive compensation programs and practices in future years. The Compensation Committee also continues to monitor trends and developments to ensure that Quanta provides the appropriate executive compensation incentives to remain competitively positioned to attract and retain executive talent and to ensure that management’s interests are aligned with those of our stockholders.

How Our Performance is Linked to Pay

Quanta’s NEO compensation is primarily comprised of base salary, annual cash incentives and long-term equity incentives. Our compensation philosophy links executive compensation to both individual and Company performance. Base salaries are generally set based on consideration of, among other things, the median of our competitive market, the nature of the position, the NEO’s contributions, experience, level of responsibility and length of service. Target annual incentives generally reflect competitive market levels and practices, with upside opportunity for performance above target levels. Performance measures are designed to align the interests of executives with those of stockholders, reward successful achievement of annual financial and operational goals while maintaining focus on long-term financial performance and sustainability, and incentivize successful capital allocation strategies, as discussed in further detail in Executive Compensation Decisions for 2024.

COMPENSATION DISCUSSION & ANALYSIS

2024 TARGET COMPENSATION MIX

The Compensation Committee considers the median target total direct compensation for officers in our peer group when setting compensation levels for each NEO. Additionally, the Compensation Committee believes that a significant portion of each NEO’s target compensation should be at risk. The short-term cash incentive awards and long-term equity incentive awards to our NEOs are considered “at risk” compensation because they are either tied to the level of performance compared to our incentive targets or peer group performance or are subject to continued employment and stock price performance during a 3-year vesting period. Further, equity-based incentive awards under our 2024 long-term incentive plan represented a substantial portion of each NEO’s compensation as a percentage of total direct compensation and a significant portion of such equity-based incentive awards (70% with respect to the CEO, COO and President – Electric Power and 60% with respect to the other NEOs) are subject to measurable company performance over a 3-year performance period. Equity-based awards play an important role in our compensation program because they provide incentives for the creation of stockholder value and promote executive retention and an ownership culture.

Good Governance and Best Practices

We are committed to strong governance standards that ensure our executive compensation programs are closely aligned with the interests of our stockholders, as evidenced by the policies and practices described below.

•	Stock Ownership Guidelines. We maintain meaningful stock ownership guidelines that align our executives’ long-term interests with those of our stockholders and discourage excessive risk-taking.

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Clawback Policies. We include a clawback provision in each of our incentive compensation plans and maintain standalone clawback policies, which permit or require the Company to recover from executive officers and key employees of Quanta and its subsidiaries cash or equity incentive compensation (including time-based awards) in certain circumstances involving a restatement of the Company’s financial statements (including as required by NYSE listing standards).

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Anti-Pledging Policy. We maintain a policy that prohibits directors and executive officers from pledging Quanta securities as collateral for a loan absent pre-clearance and demonstration of financial capacity to repay without resorting to the pledged securities.

•	Anti-Hedging Policy. We maintain a policy that prohibits directors and executive officers from hedging the economic risk of ownership of Quanta common stock.

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Annual Review. Our Compensation Committee engages its own independent compensation consultant, which performs an annual comprehensive market analysis of our executive compensation program and pay levels.

•	Annual Say-on-Pay Vote. We provide our stockholders with an annual opportunity to participate in an advisory vote on the compensation of our NEOs.

•	No Gross-Up. We do not provide our NEOs with gross-ups of excise taxes on severance or payments in connection with a change in control.

•	Performance-Based Compensation. The majority of the target compensation for our NEOs is subject to objective and measurable financial and operational performance metrics.

COMPENSATION DISCUSSION & ANALYSIS

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Performance Thresholds and Maximums. All performance-based awards require that the Company achieve a threshold level of performance to receive any award and provide for a cap on the maximum award in the event the established performance criteria is dramatically exceeded.

•

Modest Perquisites. Our NEOs receive a modest amount of perquisites (described in Elements of Executive Compensation below), which are intended to promote wellness, provide convenience in light of the demands of their positions, assist them in serving necessary business purposes, and provide a competitive compensation package.

•

No Single-Trigger Awards. Equity awards granted subsequent to August 2023 are subject to double-trigger vesting in connection with a change in control in which the transaction consideration does not consist solely of cash.

•

Operational Performance Metrics. Both short-term cash incentive compensation for 2024 and long-term equity incentive compensation for the completed and 2024-2026 performance cycle were tied to successful performance of operational initiatives, including employee safety measures and efficient utilization of equipment.

Compensation Philosophy

Each member of the Compensation Committee is independent within the meaning of SEC regulations, the NYSE corporate governance listing standards and our Corporate Governance Guidelines. The Compensation Committee administers the compensation programs for all of our NEOs, and its guiding principles for NEO compensation are set forth below.

Principle	Description

Competitive	Compensation programs and levels are competitive with market practices of similarly situated companies, allowing for attraction and retention of Quanta’s key contributors

Equitable	Compensation programs should be administered equitably throughout the Company

Performance-Based	Incentive payouts should vary based on measurable Company performance, specifically as it relates to achievement in prior and current years, Quanta’s overall business plan and the experience of stockholders

Affordable	Decisions relative to compensation programs and levels should consider the affordability of the compensation program on an ongoing basis

Balanced	Compensation programs should be designed to balance short-term and long-term business interests, employees and stockholder interests, costs / benefits and motivational value

Strategy and Culture	Compensation programs should support Quanta’s overall business strategy and reflect Quanta’s ownership culture

Prudent Risk Taking	Compensation programs should reflect the risk profile of Quanta’s business and avoid motivating outsized risks that could materially impact the business, as described further in Risk Considerations in Our Compensation Program

Transparent	Performance measures, outcomes and administration of compensation programs should be able to be communicated transparently to Quanta’s interested stakeholders

Compliant	Quanta’s compensation programs are designed and administered to comply with applicable laws and regulations and should take into account investor and proxy advisor policies

During the first quarter of the fiscal year, the Compensation Committee determines the terms of our annual and long-term incentive plans for that year and establishes the performance metrics that will be used in evaluating the performance of the NEOs under the plans. In addition, the Compensation Committee establishes prospective base salary rates and target incentive percentages for each NEO for the current annual and long-term performance periods. Following the end of the fiscal year, the Compensation Committee meets to discuss our prior year’s performance, evaluate the performance of our NEOs, and determine the amounts, if any, that will be awarded to each NEO under the incentive plans.

As set forth above, the Compensation Committee seeks to maintain the competitiveness of our executive compensation levels with those of our peers and competitors. The Compensation Committee considers various factors in determining overall compensation and each compensation component, including (i) the results of compensation benchmarking studies and changes in compensation practices of our competitors; (ii) economic and market conditions; (iii) changes in our business operations; (iv) the executive officer’s position, experience, length of service and performance; (v) Company performance; and (vi) the judgment of each member of the Compensation Committee based upon prior experiences with executive compensation matters.

COMPENSATION DISCUSSION & ANALYSIS

Elements of Executive Compensation

The key components of our current compensation and benefits programs for our NEOs are summarized in the table below. Each component has a critical role in motivating and rewarding strong performance and retaining the NEOs who deliver such performance. The Compensation Committee considers each compensation component individually and all compensation components in the aggregate when making compensation decisions.

Compensation Element	Form of Compensation	Performance / Payment Criteria	Purpose

Base Salary	Cash	Individual performance and experience in the role are factors	To provide fixed compensation necessary to attract and retain key executives and to compensate executives for their daily duties and responsibilities

Short-Term Incentive	Cash	Tied to the achievement of performance targets related to (i) AIP Adjusted EBITDA, (ii) AIP Adjusted EBITDA margin, and (iii) safety performance, in each case established by the Compensation Committee	To incentivize and reward achievement of annual financial and operational performance targets, which focus on profitable growth and safe execution

Long-Term Incentive	PSUs	PSUs cliff-vest at the end of a 3-year performance period, subject to continued service, and are tied to the achievement of performance targets related to (i) ROIC, coupled with relative TSR, (ii) property and equipment utilization (i.e., capital efficiency), (iii) automobile insurance claims rate and (iv) composite driver safety rating, in each case established by the Compensation Committee

To incentivize achievement of our long-term financial performance targets that focus on strategic initiatives

To align management and stockholder interests and to attract and retain key executives

To improve operational and financial performance through enhanced employee safety and reduction in insurance claims

	RSUs	RSUs vest over three years in equal annual installments, subject to continued service	To attract and retain key executives and to align management and stockholder interests

Retirement Benefits	401(k) Matching Non-Qualified Deferred Compensation Plan	–	To provide a competitive compensation package

Perquisites	Executive Physical Program Annual Perquisite Allowance Corporate Aircraft Usage Identity Theft Protection and Monitoring	–	To maintain the health and safety of executives, to provide a competitive compensation package and, in certain cases, to optimize key executives’ time and account for demands associated with their positions

COMPENSATION DISCUSSION & ANALYSIS

Executive Compensation Decisions for 2024

Base Salary

Base salary is a critical element of NEO compensation because it provides a base level of monthly income that compensates executives for their daily duties and responsibilities. Base salaries for NEOs are determined annually by the Compensation Committee during the first quarter of the fiscal year, taking into account such factors as competitive industry salaries (especially the salary practices of companies in our peer group described below in Compensation Process), a subjective assessment of the nature of the position, and the contributions, experience, level of responsibility and length of service of the NEO. During 2024, the Compensation Committee, after taking into account, among other things, the results of a peer review study performed by its compensation consultant, concluded to increase the base salary for Mr. Austin based on performance and to better align with the market data for his position. Additionally, the Compensation Committee approved increases to Ms. Desai’s, Mr. Probst’s and Mr. Ducey’s base salaries to better align with the market data with respect to their positions and based on their strong performance.

Named Executive Officer	Prior Year Base Salary Rate	2024 Base Salary Rate (After Increase)	Percentage Increase from Prior Base Salary Rate

Mr. Austin	$1,300,000	$1,350,000	3.8%

Ms. Desai	$780,000	$819,000	5.0%

Mr. Probst	$900,000	$945,000	5.0%

Mr. Studer (1)	$—	$800,000	—%

Mr. Ducey	$700,000	$735,000	5.0%

Mr. Jensen	$679,800	$679,800	—%

(1)	Prior to May 2024, Mr. Studer was not an executive officer of the Company.

Annual Incentive Plan

Our annual incentive plan for senior leadership is designed to provide our NEOs with performance awards payable annually in recognition of Quanta achieving specified financial and safety performance targets, which are approved by the Compensation Committee at the beginning of the fiscal year. The Compensation Committee elects to pay such performance awards in cash.

Awards for an eligible NEO who begins employment during the performance year will be pro-rated from the date of hire, unless otherwise determined by the CEO and with the approval of the Compensation Committee. Generally, an NEO must be employed by Quanta on the date any cash incentive compensation is paid, and otherwise forfeits any and all rights to such compensation. However, an NEO who ceased to be employed prior to the payment date has the potential to receive an award (or some portion thereof) pursuant to contractual provisions or as otherwise determined by the CEO (other than with respect to himself) and with approval of the Compensation Committee. See Executive Compensation – Potential Payments Upon Termination or Change in Control.

COMPENSATION DISCUSSION & ANALYSIS

The payout for each NEO under the annual incentive plan is calculated as a percentage of such NEO’s base salary (the “AIP Target Incentive”), which is then multiplied by the weighted achievement percentage associated with the Company performance metrics, as set forth in the following calculation:

The Compensation Committee, after taking into account, among other things, the results of a peer review study performed by its compensation consultant, recommendations from Mr. Austin (other than with respect to himself), and each NEO’s position, experience, level of responsibility and length of service, established the target incentives under the 2024 annual incentive plan set forth below. Target percentages were unchanged from 2024 for each NEO, except for Mr. Probst. Mr. Probst’s target percentage was increased from 110% to 120% to better align that portion of his compensation with the compensation of executives holding similar positions and having similar responsibilities at companies in our peer group.

Named Executive Officer	Base Salary Rate Utilized	Target Incentive (% of Base Salary Rate)	Target Incentive (Amount)

Mr. Austin	$1,350,000	150%	$2,025,000

Ms. Desai	$819,000	110%	$900,900

Mr. Probst	$945,000	120%	$1,134,000

Mr. Studer	$800,000	110%	$880,000

Mr. Ducey	$735,000	100%	$735,000

Mr. Jensen	$679,800	110%	$747,780

Adjusted EBITDA Component

Calculation. The adjusted EBITDA component of the annual incentive plan, which accounts for 60% of a participant’s annual incentive opportunity, is based on Quanta’s achievement of annual adjusted EBITDA, defined for purposes of the annual incentive plan as operating income, plus amortization, depreciation and stock-based compensation, adjusted for operational activities affecting net income that are not included in operating income (“AIP Adjusted EBITDA”). Additional adjustments to actual AIP Adjusted EBITDA may be considered and approved by the Compensation Committee, including but not limited to, acquired business results (net of acquisition and integration costs), fair value changes in contingent consideration liabilities associated with acquired businesses, impairments and other charges related to divested or discontinued businesses, foreign currency exchange rate fluctuations, unforecasted strategic initiatives (e.g., business dispositions, restructuring initiatives), and other unforeseen, unusual or one-time items.

Rationale. Generally, short-term incentives motivate and reward achievement and performance of Quanta’s annual financial and operational goals. The Compensation Committee believes this performance metric is a valuable measure of cash-based operating performance and encourages our NEOs to grow the Company’s business, including through expanding and developing relationships with existing and potential customers and expanding service offerings in existing and adjacent markets. Further, when combined

COMPENSATION DISCUSSION & ANALYSIS

with the margin-based performance metric discussed below, NEOs are encouraged to ensure that such growth is profitable and does not include excessive risk.

Performance / Achievement. Performance with respect to this component is measured by comparing actual AIP Adjusted EBITDA for the performance year to a target amount of AIP Adjusted EBITDA, which was established based on the amount of AIP Adjusted EBITDA correlated with the midpoint of the Company’s full-year 2024 earnings guidance, as announced during the first quarter of the year. Based upon the performance/payout scale adopted by the Compensation Committee for the 2024 performance year, NEOs could earn cash awards for this component of the annual incentive plan as follows (when performance falls between the designated payout points above the threshold amount, the cash awards are determined by interpolation):

AIP Adjusted EBITDA (in millions)	Achievement Percentage

Less than $2,013.9	0%

$2,013.9	25%

$2,057.8	50%

$2,195.9	100%

$2,253.5	150%

$2,305.7 or greater	200%

The 2024 target amount of AIP Adjusted EBITDA represented an approximate 13.8% increase from actual AIP Adjusted EBITDA achieved in 2023. For the 2024 performance year, the Compensation Committee concluded that actual AIP Adjusted EBITDA was $2,163.8 million, which represents an achievement percentage of 88.4%. For a reconciliation of AIP Adjusted EBITDA to operating income for the year ended December 31, 2024 determined in accordance with GAAP, see Appendix A to this Proxy Statement.

Adjusted EBITDA Margin Component

Calculation. The adjusted EBITDA margin component of the annual incentive plan, which accounts for 20% of a participant’s annual incentive opportunity, is based on Quanta’s achievement of annual targeted margin performance on the AIP Adjusted EBITDA earned by the Company. Adjusted EBITDA margin is measured as AIP Adjusted EBITDA (as defined above), divided by consolidated revenues (adjusted to exclude foreign currency exchange rate fluctuations and revenues attributable to businesses acquired during the performance year, as well as certain other unforecasted items, that were not included in the Company’s full-year 2024 earnings guidance announced during the first quarter of the year) (“AIP Adjusted EBITDA margin”).

Rationale. The Compensation Committee believes this performance metric is highly correlated with stockholder return and reinforces the Company’s focus on margin improvement and profitable growth, which complements the AIP Adjusted EBITDA metric described above by penalizing management for focusing solely on revenue growth. The Compensation Committee also believes this metric supports the ROIC component included in the long-term incentive plan described below by rewarding the deployment of capital and resources in a manner that results in a profitable return.

Performance / Achievement. Performance with respect to this component is measured by actual AIP Adjusted EBITDA margin for the performance year as compared to a target margin, which was established based on the target amount of AIP Adjusted EBITDA set forth above relative to the range of the Company’s full-year 2024 revenue guidance, as announced during the first quarter of the year. Based upon the performance/payout scale adopted by the Compensation Committee for the 2024 performance year, NEOs could earn cash awards for this component of the annual incentive plan as follows (when performance falls between the designated payout points above the threshold amount, the cash awards are determined by interpolation):

AIP Adjusted EBITDA Margin	Achievement Percentage

Less than 9.26%	0%

9.26%	25%

9.50%	100%

9.75%	150%

9.85% or greater	200%

COMPENSATION DISCUSSION & ANALYSIS

The 2024 target AIP Adjusted EBITDA margin represented an approximate 24 bps increase from actual AIP Adjusted EBITDA margin achieved in 2023. For the 2024 performance year, actual AIP Adjusted EBITDA margin was 9.64%, which was above the target level of performance (resulting in an achievement percentage of 128.3% for this component of the annual incentive plan). For a reconciliation of adjusted consolidated revenues to consolidated revenues determined in accordance with GAAP and a calculation of AIP Adjusted EBITDA margin for the year ended December 31, 2024, see Appendix A to this Proxy Statement.

Safety Performance Component

Calculation. The final component of the annual incentive plan, which accounts for the remaining 20% of a participant’s annual incentive opportunity, is based on the Company’s achievement of a measurable safety performance goal. Performance with respect to this component is measured based on improvement with respect to the incidence of significant safety events (e.g., life-altering and life-ending safety events) for the performance year as compared to performance with respect to such events in the prior year. Performance with respect to significant safety events is calculated through an internal safety predictive measure and is defined as the number of significant safety events in the performance year, multiplied by 1,000,000, and divided by the Company’s total work hours for the applicable year.

Rationale. Generally, this goal aligns with the Company’s strategic priority of a commitment to workforce safety and management’s expectation that the Company will achieve industry-leading safety performance. The Compensation Committee determined that utilizing such a metric was an appropriate enhancement in evaluating the Company’s overall safety performance, as a reduction of these events is a key operational focus of the Company and of the utmost importance to the overall safety of Quanta’s employees. Furthermore, the Compensation Committee believes utilization of a metric relating to significant safety events is appropriate given the importance of preventing such events and that measuring these events can often provide greater insight into the overall safety performance of the Company than traditional safety metrics. A key strategic initiative of the Company has been to track and analyze significant safety events, and this internal predictive measure is aligned with the Company’s overall Capacity Model for safety, which is designed to reduce such events by building in the capacity to fail safely when performing services that involve significant operational hazards. Therefore, the Compensation Committee believes that achievement of this goal has a significant positive impact on both short-term financial performance by reducing costs associated with safety incidents and long-term performance and sustainability, as safe performance impacts the Company’s ability to maintain and increase its business with existing and potential customers and attract and retain employees.

Performance / Achievement. For 2024, threshold performance with respect to significant safety events was set based on maintaining the Company’s strong performance achievement from 2023, despite expectations for a continued increase in total workhours, and target performance was set based on significant improvement. Specifically, the NEOs could earn cash awards for this component of the annual incentive plan as follows (when performance falls between the designated payout points, the cash awards are determined by interpolation):

Safety Performance Improvement	Achievement Percentage

Less than 0.0%	0.0%

0.0%	25%

10.0%	100%

15.0%	200%

For the 2024 performance year, the Company’s performance with respect to significant safety events decreased as compared to the 2023 performance year and was below threshold performance improvement in the achievement scale, resulting in no achievement or payout for this metric.

COMPENSATION DISCUSSION & ANALYSIS

Overall Performance and Payout

Overall performance based on the weighted results set forth above resulted in a total achievement percentage of 78.7%, and therefore the total payout to each NEO under the 2024 annual incentive plan was as follows:

Named Executive Officer	Achievement Percentage	Total AIP Incentive Award Earned

Mr. Austin	78.7%	$1,593,675

Ms. Desai	78.7%	$709,008

Mr. Probst	78.7%	$892,458

Mr. Studer	78.7%	$692,560

Mr. Ducey	78.7%	$578,445

Mr. Jensen	78.7%	$588,503

Long-Term Incentive Plan

Our long-term incentive plan for senior leadership is designed to provide our NEOs with long-term incentive awards payable in equity. The targeted incentive amount for each NEO under the long-term incentive plan is determined annually by the Compensation Committee (the “Long-Term Target Incentive”). The Compensation Committee approved the following Long-Term Target Incentives for 2024 after taking into account, among other things, the results of a peer data study performed by its compensation consultant, recommendations from Mr. Austin (other than with respect to himself), each NEO’s position, experience, level of responsibility and length of service, and with respect to Mr. Austin, Ms. Desai, Mr. Probst and Mr. Ducey to align with market data:

Named Executive Officer.	2023 Total Long-Term Target Incentive (% of Base Salary)	2024 Total Long-Term Target Incentive (% of Base Salary)	2024 Total Long-Term Target Incentive (Amount)

Mr. Austin	750%	780%	$10,530,000

Ms. Desai	300%	350%	$2,866,500

Mr. Probst	350%	400%	$3,780,000

Mr. Studer(1)	—%	300%	$2,400,000

Mr. Ducey	175%	225%	$1,653,750

Mr. Jensen	275%	275%	$1,869,450

(1)	As noted above, Mr. Studer was not an NEO during 2023 and, as such, his 2023 total long-term target incentive is not included in the table above.

Generally, an NEO must be employed by Quanta on the date an award vests or is earned under the long-term incentive plan or otherwise forfeits any and all rights to such award. However, an NEO who ceases to be employed prior to the completion of the 3-year performance period described below has the potential to receive an award (or some portion thereof) pursuant to contractual provisions or as otherwise determined by the Chief Executive Officer (other than with respect to himself) and with approval of the Compensation Committee. See Executive Compensation – Potential Payments Upon Termination or Change in Control. Awards for an NEO who becomes a participant in the long-term incentive plan during the performance period are pro-rated from the date of hire; however, in any event, an NEO must be employed by October 1st of the first year of the 3-year performance period to be eligible to participate.

COMPENSATION DISCUSSION & ANALYSIS

PSU Component

The first component of the long-term incentive plan, which accounts for 60% (or with respect to Messrs. Austin, Probst and Studer, 70%) of an NEO’s Long-Term Target Incentive, consists of PSUs that cliff-vest at the end of a 3-year performance period based on achievement of 3-year Company performance goals determined by the Compensation Committee (the “Long-Term PSU Component”). Under the 2024 long-term incentive plan, the Compensation Committee approved the following PSU awards:

Named Executive Officer	Long-Term PSU Component (Weighted %)	Target Long-Term PSU Component (Amount)	Performance Units Granted(1)

Mr. Austin	70%	$7,371,000	33,656

Ms. Desai	60%	$1,719,900	7,853

Mr. Probst	70%	$2,646,000	12,081

Mr. Studer	70%	$1,680,000	7,670

Mr. Ducey	60%	$992,250	4,530

Mr. Jensen	60%	$1,121,670	5,121

(1)

The number of PSUs granted is determined by dividing the dollar amount of the target Long-Term PSU Component by the average closing price of Quanta common stock for the twenty consecutive trading days immediately preceding the grant date.

Though PSUs representing the Long-Term PSU Component target amount were granted to the NEOs in 2024, the number that will ultimately be earned and vest will be adjusted upward or downward (as applicable) based on Company performance during the 3-year performance period ending December 31, 2026. The number of PSUs that can become earned at the end of the performance period ranges from 0% to a maximum of 200% of the amount granted. Any earned PSUs will vest immediately after the Compensation Committee’s determination and will be settled in Quanta common stock. Quanta also accrues for dividend equivalents on PSUs at the same time and at the same rate as dividends are paid on Quanta common stock; however, payment of dividend equivalents on shares underlying unearned and unvested PSUs is expressly prohibited until the PSUs become earned and vest, such that the declared dividend equivalents are subject to forfeiture unless and until the PSUs to which they relate vest.

For the 3-year performance period ending December 31, 2026, the Compensation Committee established Company performance goals relating to (i) improvement of ROIC, combined with a relative TSR performance metric (which accounts for 65% of the number of PSUs that each NEO can earn); (ii) improved utilization of property and equipment (which accounts for 15%); (iii) the reduction of automobile insurance claims per mile driven by the Company’s fleet (which accounts for 10%); and (iv) composite driver safety (which accounts for 10%). All goals have a 0% to 200% performance scale. The performance targets and results for these goals may be adjusted, as appropriate, to take into account any unusual or unforeseen events that occur during the performance period.

COMPENSATION DISCUSSION & ANALYSIS

As soon as administratively practicable following the conclusion of the 3-year performance period on December 31, 2026, the weighted percentage earned for each goal will be determined, and the combined weighted percentage earned will then be multiplied by the number of PSUs granted in 2024. This will result in a final number of earned and vested PSUs, which will be settled in shares of Quanta common stock, as set forth in the following calculation:

ROIC Improvement / Relative TSR Performance Goal

For the ROIC performance goal, which accounts for 65% of the PSU component, the Compensation Committee established targeted amounts that reward (i) overall ROIC improvement during the 3-year performance period and (ii) relative TSR performance against the S&P 500 Industrials Index.

Rationale. The Compensation Committee believes that measuring improvement in ROIC is appropriate to assess the Company’s ability to create incremental return and value on all of its invested capital and determined that utilizing a 3-year average of annual ROIC performance will appropriately measure and reward improved performance. The Compensation Committee believes this performance metric requires both income statement and balance sheet management and that achievement of the targeted ROIC will have a significant positive impact on both long-term financial performance and stockholder value creation and exhibit appropriate capital allocation priorities. Additionally, the Compensation Committee views TSR as a fundamental measurement of the Company’s performance, including as an indicator of stockholder assessment of management’s performance, thereby correlating NEO compensation with overall relative return.

ROIC Improvement Calculation. Performance with respect to the ROIC improvement goal is measured based on both average ROIC during the 3-year performance period and consistent annual ROIC performance. ROIC for each year is calculated as net operating profit after tax, divided by average invested capital. Net operating profit after tax is equal to adjusted EBITA, multiplied by (1 – tax rate), less non-controlling interests (after tax). Average invested capital is equal to total assets, minus non-controlling interests, cash and non-interest bearing current liabilities and is taken as the average of the current year-end and the prior year-end.

For purposes of calculating ROIC, (i) net operating profit after tax may be adjusted by the same adjustments described above with respect to AIP Adjusted EBITDA (other than depreciation and stock-based compensation), subject to the discretion of the Compensation Committee, except that there is no adjustment for acquisitions unless otherwise determined by the Compensation Committee, and (ii) invested capital is subject to the balance sheet impact of those same adjustments, as applicable and as deemed appropriate by the Compensation Committee.

COMPENSATION DISCUSSION & ANALYSIS

ROIC Improvement Performance / Achievement. With respect to average ROIC during the performance period, a payout begins to accrue only if average ROIC is greater than a threshold amount, which is aligned with the Compensation Committee’s and management’s expectations with respect to the level of ROIC performance that the Company should achieve to consistently create value, and performance at and above target represents continued improvement as compared to historical performance. The Compensation Committee established the following performance/payout scale for assessing average ROIC improvement (average ROIC will be rounded to the nearest one tenth decimal place):

Percentage Improvement of 3-Year Average ROIC Over Threshold	Achievement Percentage

0%	0%

1.1%	15%

2.3%	30%

3.4%	45%

4.5%	60%

5.6%	75%

6.8%	90%

7.5%	100%

8.3%	105%

10.5%	120%

12.8%	135%

15.0% or greater	150%

Consistent ROIC improvement over multiple years is rewarded, as an incremental payout can be earned if two or three annual ROIC measurements are greater than the threshold amount. The Compensation Committee established the following incremental payment percentage for ROIC consistency (annual ROIC will be calculated to the nearest one tenth decimal place in each performance year):

ROIC Consistency	Achievement Percentage

2 annual measurements with ROIC greater than threshold amount	50%

3 annual measurements with ROIC greater than threshold amount	75%

The maximum aggregate achievement percentage that the NEOs can achieve based on performance under the two tables above, and excluding any achievement percentage associated with the relative TSR performance below, is capped as follows:

•

if the achievement percentage for 3-year average ROIC improvement is 75% or less, the overall achievement percentage based on ROIC performance, including any achievement for ROIC consistency, is capped at 100%;

•

if the achievement percentage for 3-year average ROIC improvement is between 75% and 100%, the overall achievement percentage based on ROIC performance, including any achievement for ROIC consistency, is capped at 125%; and

•

if the achievement percentage for 3-year average ROIC improvement is greater than 100%, the overall achievement percentage based on ROIC performance, including any achievement for ROIC consistency, is capped at 150%.

By way of example, if an achievement percentage of 60% is earned based on 3-year average ROIC improvement and an achievement percentage of 75% is earned for multi-year ROIC consistency, the achievement percentage for the overall ROIC improvement goal would be capped at 100%. Alternatively, if an achievement percentage of 90% is earned based on 3-year average ROIC improvement and an achievement percentage of 50% is earned for multi-year ROIC consistency, the achievement percentage for the overall ROIC improvement goal would be capped at 125%. And finally, if an achievement percentage of 120% is earned based on 3-year average ROIC improvement and an achievement percentage of 75% is earned for multi-year ROIC consistency, the achievement percentage for the overall ROIC improvement goal would be capped at 150%.

Relative TSR Calculation. Relative TSR performance is calculated based on the Company’s performance relative to companies within a broad equity market index, namely the S&P 500 Industrials Index, for each of the twelve quarters during the 3-year performance period. For 2024, the Compensation Committee determined that the S&P 500 Industrials Index was an appropriate

COMPENSATION DISCUSSION & ANALYSIS

index to utilize due to the fact that the companies included in that index are aligned with Quanta’s current market capitalization and include more of Quanta’s industry peers than the index previously used to calculate relative TSR performance (the S&P MidCap 400 index).

TSR for the Company is calculated each quarter by determining the percentage appreciation or depreciation of stock price (utilizing the average closing price for the twenty consecutive trading days prior to the end of quarter), plus the value of dividends paid during the quarter. The Company’s performance relative to the individual companies within the S&P 500 Industrials Index is established at the end of each quarterly period by evaluating performance from the beginning of the performance period (i.e., January 1, 2024) through that quarter end. The highest and lowest percentile ranks are then set aside, and the remaining ten percentile ranks are averaged to determine the Company’s final average percentile rank.

The Compensation Committee believes this calculation of TSR prevents the overweighting of anomalous events at the beginning or end of the measurement period, whether they be positive or negative. The Compensation Committee also believes that quarterly evaluations are aligned with how stockholders evaluate management with respect to stockholder value creation.

Relative TSR Performance / Achievement. Achievement with respect to relative TSR begins to accrue only if the Company’s average relative TSR is above the 50th percentile of the S&P 500 Industrials Index, as set forth below, which the Compensation Committee believes is the appropriate level of performance to justify a payout under this metric. When the Company’s average relative TSR falls between the 50th percentile and the 75th percentile, the percentage of target incentive earned is determined by interpolation.

2024-2026 Avg. Quarterly Relative TSR Percentile of the S&P 500 Industrials Index	Achievement Percentage

Below 50th Percentile	0%

50th Percentile	25%

75th Percentile or Above	50%

The achievement percentage with respect to this relative TSR performance metric is then added to the achievement percentage (if any) earned with respect to the ROIC improvement metric above to determine the total achievement percentage for this goal. Since the achievement percentage earned on ROIC improvement, including average performance and multi-year consistency, is capped at 150%, the total achievement percentage for this component of the long-term incentive plan is limited to 200%.

Property and Equipment Utilization (Capital Efficiency) Goal

For the property and equipment utilization (i.e., capital efficiency) goal, which accounts for 15% of the number of PSUs that each NEO can earn, the Compensation Committee established a targeted 3-year average capital efficiency measurement.

Rationale. The Compensation Committee believes this capital efficiency metric is an appropriate complementary measure for overall ROIC. While improved ROIC targets efficient utilization of all of the Company’s invested capital, this metric focuses on capital deployed over the 3-year performance period with respect to property and equipment. Capital efficiency is a metric focused on maximizing revenue generation against capital deployed on operating property, plant and equipment, with the majority being concentrated on the Company’s fleet of vehicles, and measurement of performance with respect to this metric allows the Compensation Committee to evaluate whether investments made by the Company in fleet administration and technology are translating into higher utilization and reduced costs for the Company’s fleet of vehicles. Additionally, an improvement in this metric also aligns with the Company’s strategic objective to ensure efficient management of its operations. Given the size of the Company’s investment in property and equipment, improved utilization also supports stockholder value creation.

Calculation. Capital efficiency for each year is calculated as year-end consolidated revenues, divided by total capital deployed, with total capital deployed consisting of gross capital expenditures during the applicable year, plus capitalization cost of all corporate-managed equipment leasing programs with an effective date within the applicable year. The calculation may include adjustments for items the Compensation Committee deems unforeseen or unusual, including but not limited to, results of acquisitions, change in accounting methods and the impact of foreign currency exchange rate fluctuations.

Performance / Achievement. A payout begins to accrue only if average capital efficiency is greater than a threshold amount, which corresponds to a baseline level of capital efficiency achieved prior to the 3-year performance period. Performance above the target amount represents a significant improvement with respect to historical capital efficiency. Based on the considerations above, the Compensation Committee established the performance/payout scale below for the targeted improvement in capital efficiency. When

COMPENSATION DISCUSSION & ANALYSIS

attainment of the goal falls between the designated percentages in the table, the percentage of target incentive earned is determined by interpolation.

Percentage Improvement of Capital Efficiency Over Threshold	Achievement Percentage

0%	0%

3.9%	50%

8.2%	100%

9.8%	150%

11.5% or greater	200%

Operational Goals – Automobile Insurance Claims Rate & Safety

For the operations-based goals included in the long-term incentive plan, the Compensation Committee targeted 3-year average performance in two metrics tied to usage of the Company’s large fleet of vehicles, namely (i) automobile insurance claims rate for our fleet of vehicles and (ii) enhanced driver safety. Each of the goals accounts for 10% of the number of PSUs that each NEO can earn.

Rationale. The Compensation Committee believes that improvement with respect to these operations-based metrics supports the Company’s strategic objectives by (i) incentivizing a reduction in the frequency of our automobile incidents, which impact the communities in which we operate, (ii) incentivizing a reduction of costs (namely, costs associated with insurance claims and insurance premiums) associated with the Company’s large fleet of vehicles, and (iii) reinforcing key operational goals (namely, a continued commitment to workforce safety).

Automobile Insurance Claims Rate Calculation. Automobile insurance claims rate is calculated as the total number of claims made under Quanta’s auto liability insurance program per million miles driven.

Composite Driver Safety Calculation. Composite driver safety is calculated as total safety events, divided by total driving hours. The total safety events measurement includes all on-road vehicles on which the Company’s fleet management technology is installed and is further defined to include certain specified driving events that could present higher risk. All calculations under this metric are computed based on data provided by the Company’s fleet management technology.

Performance / Achievement. The Compensation Committee determined that payouts would be accrued under these metrics based on how average automobile insurance claims rates and average composite driver safety during the 3-year performance period compared to established baselines and whether there was an improvement in performance by the Company during the 3-year performance period. Baseline measurements for each metric were established based on Company performance data prior to the 3-year performance period. After reviewing this information, the Compensation Committee established threshold, target and maximum performance levels for each metric, which the Compensation Committee determined were appropriate given the significant improvement in performance over the three-year performance period that would be required to achieve the target and maximum performance levels with respect to each goal.

The Compensation Committee established the performance/payout scale below for the targeted performance with respect to these metrics. When attainment of the goal falls between the designated percentages in the table, the percentage of target incentive earned is determined by interpolation.

Automobile Insurance Claims Rate	Achievement Percentage

2.34 or higher	0%

2.26	50%

2.22	100%

2.16	150%

2.11 or lower	200%

3-Year Composite Driver Safety Calculation	Achievement Percentage

0.411 or higher	0%

0.403	50%

0.378	100%

0.362	150%

0.345 or lower	200%

COMPENSATION DISCUSSION & ANALYSIS

RSU Component

The second component of the long-term incentive plan, which accounts for the remaining 40% (or with respect to Messrs. Austin, Probst and Studer, 30%) of an NEO’s Long-Term Target Incentive, consists of RSUs that vest in equal annual installments over the 3-year period following the date of grant (the “Long-Term RSU Component”), subject to the applicable NEO’s continued service through each vesting date (unless otherwise specified pursuant to contractual arrangements). Quanta also accrues for dividend equivalents on RSUs at the same time and at the same rate as dividends are paid on Quanta common stock; however, payment of dividend equivalents on shares underlying unvested RSUs is expressly prohibited until the RSUs vest, such that the declared dividend equivalents are subject to forfeiture unless and until the RSUs to which they relate vest. The Compensation Committee believes these time-based awards provide a concrete link between our NEOs’ compensation and the creation of stockholder value and encourage retention of our NEOs. Under the 2024 long-term incentive plan, the Compensation Committee approved the following award amounts:

Named Executive Officer	Long-Term RSU Component (Weighted %)	Target Long-Term RSU Component (Amount)	RSUs Granted(1)

Mr. Austin	30%	$3,159,000	14,424

Ms. Desai	40%	$1,146,600	5,235

Mr. Probst	30%	$1,134,000	5,177

Mr. Studer	30%	$720,000	3,287

Mr. Ducey	40%	$661,500	3,020

Mr. Jensen	40%	$747,780	3,414

(1)

The number of RSUs granted is determined by dividing the dollar amount of the target Long-Term RSU Component by the average closing price of Quanta common stock for the twenty consecutive trading days immediately preceding the grant date.

Results for the 3-Year Performance Period Ended December 31, 2024

In March 2025, the Compensation Committee certified the results of the PSUs granted under our 2022 long-term incentive plan (the “2022 PSUs”). The 2022 PSUs were subject to a 3-year performance period that ended December 31, 2024, and the number of PSUs that could have become earned and vested ranged from 0% to a maximum of 200% of the number of PSUs granted in 2022. For the 3-year performance period that ended December 31, 2024, the Compensation Committee established Company performance goals, most of which were substantially the same as certain of the metrics utilized for the 2024 long-term incentive plan, namely (i) improvement of ROIC, combined with an average quarterly relative TSR performance metric, (ii) improved utilization of property and equipment (i.e., capital efficiency) and (iii) sustainability-based metrics related to the Company’s fleet of vehicles, specifically the idle time improvement goal (which measured idle time of Company vehicles) and composite driver safety improvement goal. All goals had a 0% to 200% performance scale, with the ROIC goal accounting for 65% of the number of PSUs that could be earned, the capital efficiency goal accounting for 15% of the number of PSUs that could be earned and the goals for the fleet of vehicles each accounting for 10% of the number of PSUs that could be earned.

ROIC Improvement / Relative TSR Performance Goal

Similar to the 2024 long-term incentive plan, performance with respect to the ROIC improvement goal was measured based on both average ROIC during the 3-year performance period and consistent annual ROIC performance, and achievement with respect to relative TSR performance was measured based on the Company’s performance relative to the S&P MidCap 400 Index for each of the twelve quarters during the 3-year performance period.

With respect to this goal, the Compensation Committee determined the following.

•

Average ROIC for the 3-year performance period was 11.19%, representing an approximately 12% improvement over the threshold goal and exceeding the maximum performance goal of 11%, and each annual measurement of ROIC was above the threshold amount in the 3-year performance period, which resulted in a maximum achievement percentage of 150%.

•	The Company’s relative TSR for the 3-year performance period was between the 50th and 75th percentile, resulting in an additional achievement percentage of 49.5%.

•	The combined achievement percentage for this goal was 199.5%.

COMPENSATION DISCUSSION & ANALYSIS

Property and Equipment Utilization (Capital Efficiency) Goal

Performance with respect to the property and equipment utilization (i.e., capital efficiency) goal was measured by 3-year average capital efficiency, with payouts accruing only if the Company’s average capital efficiency for the performance period was greater than a threshold amount corresponding to the actual capital efficiency for the year preceding the 3-year performance period. With respect to this goal, the Compensation Committee determined that capital efficiency during the 3-year performance period was 27.68, representing a 17.8% improvement over the threshold goal and exceeding the target performance goal by 13.2%, which resulted in an achievement percentage of 200.0%.

Sustainability Goals – Fleet Management and Safety

Performance with respect to sustainability-based metrics related to the Company’s fleet of vehicles – the idle time improvement goal and the composite driver safety improvement goal – was measured by 3-year average performance, with payouts accruing only if the Company’s performance was greater than a threshold amount. With respect to this goal, the Compensation Committee determined (i) the idle-time calculation during the 3-year performance period was approximately 0.476, representing an achievement percentage of 101.7% and (ii) the composite driver safety calculation was approximately 0.407, representing an achievement percentage of 200.0%.

Overall Achievement Percentage and Performance Units Earned

The combined weighted percentage achievement and final number of earned and vested 2022 PSUs for each of our NEOs, which were paid to our NEOs in shares of Quanta common stock after completion of the performance period ended December 31, 2024, are as follows:

Named Executive Officer	PSUs Granted in 2022 (Target Amount)	Combined Weighted Percentage Achievement	Total PSUs Earned & Vested

Mr. Austin	50,763	189.9%	96,399

Ms. Desai	7,721	189.9%	14,662

Mr. Probst	16,244	189.9%	30,847

Mr. Studer	10,686	189.9%	20,293

Mr. Ducey	4,351	189.9%	8,263

Mr. Jensen	10,845	189.9%	20,595

Executive Officer Transition Matters

Effective as of December 31, 2024, Mr. Probst resigned from his role as COO of Quanta. Mr. Probst is currently an employee of an operating company of Quanta in a non-executive role. Mr. Probst remains eligible to participate in certain employee benefit plans available to similarly situated employees at our operating companies and to receive future equity incentive awards at the discretion of the Chief Executive Officer and Compensation Committee (as applicable). Additionally, effective May 24, 2024, Mr. Jensen ceased to be an executive officer of Quanta. Mr. Jensen continues to serve as our Executive Vice President – Business Administration in a non-executive officer capacity.

Other Compensation and Benefits

We have provided all of our NEOs with an annual executive physical examination program, identity theft protection and monitoring services, and a $25,000 annual allowance that may be used for certain pre-approved perquisites, including tax planning, financial services or club membership dues, as well as any other perquisites that may be approved by the Compensation Committee. Additionally, the Company provided the CEO, the COO and the President – Electric Power with personal use of corporate aircraft for air travel, subject to an annual incremental cost limit, without any tax gross-up or reimbursement and, with respect to Mr. Probst and Mr. Studer, an annual automobile allowance. The dollar value of the perquisites provided to our NEOs are set forth below in the 2024 All Other Compensation Table.

The Compensation Committee believes that this annual perquisite package is reasonable and provides additional compensation to our NEOs that (i) enhances the competitiveness of our executive compensation program (allowance for club membership dues), (ii)

COMPENSATION DISCUSSION & ANALYSIS

increases their productivity and availability (professional assistance with tax and financial planning, corporate aircraft usage) so they can focus on managing the Company’s business, and (iii) helps maintain their safety (identity theft protection and monitoring, corporate aircraft usage) and health (annual physical examinations). The Compensation Committee reviews the Company’s perquisites policy on a regular basis to consider whether, and to what extent, it may be appropriate to revise the treatment of or limit or discontinue particular perquisites.

Our NEOs also receive matching contributions from Quanta to their 401(k) accounts, consistent with all other employees participating in Quanta’s 401(k) plan. Quanta matches 100% of an NEO’s pre-tax contributions up to the first 3% of such NEO’s base salary. Thereafter, Quanta matches 50% of an NEO’s pre-tax contributions up to the next 3% of such NEO’s base salary. All matching contributions are subject to certain limits as determined by law.

Deferred Compensation Plan

Under a nonqualified deferred compensation plan maintained by Quanta, certain employees, including the NEOs, are permitted to voluntarily defer receipt of up to 75% of base salary and up to 100% of other cash compensation and/or settlement of RSUs. Quanta also makes certain matching contributions under the plan. For additional information on these contributions, see Executive Compensation – Nonqualified Deferred Compensation in 2024. Quanta believes that providing such a plan that allows and encourages planning for retirement is a key factor in our ability to attract and retain key personnel. During 2024, Messrs. Austin, Studer, Ducey and Jensen and Ms. Desai elected to defer a portion of their base salary, annual incentive plan award and/or equity awards that vested during the year. During 2024, Quanta made matching contributions (as set forth in the 2024 Nonqualified Deferred Compensation Table), but no discretionary contributions, to participant accounts in the nonqualified deferred compensation plan.

Stock Ownership Guidelines

Our Governance and Nominating Committee has established minimum stock ownership guidelines for executive officers, with the goal of promoting equity ownership and aligning our executive officers’ interests with our stockholders. The Governance and Nominating Committee amended the stock ownership guidelines in 2024 to add the position of Divisional President and remove the position of Chief Strategy Officer (which is not currently occupied). The ownership guidelines are currently established at the following minimum levels:

Position	Guideline

Chief Executive Officer	5 x base salary

Chief Operating Officer	4 x base salary

Chief Financial Officer Divisional President President – Strategic Operations Executive Vice President General Counsel	3 x base salary

Other Executive Officers	1 x base salary

The dollar value obtained based on the applicable executive officer’s base salary (using the formula described in the table above) is divided by the average closing price of Quanta common stock during the immediately preceding 12 months as reported by the NYSE to calculate the number of shares required to be held by each executive officer. For purposes of determining compliance, the number of shares of Quanta common stock that an individual is expected to own is calculated as of December 31st of each year, using the individual’s then current base salary and the stock ownership multiple applicable to such executive officer as of such date. Once calculated, the number of shares that an individual is expected to own remains in effect, regardless of intervening compensation increases, promotions or stock price fluctuations, until December 31st of the following year, at which time a new calculation and compliance assessment will be made. Once an individual is determined to be in compliance with the ownership guidelines as of the annual assessment date, the individual is deemed to remain in compliance as long as he maintains ownership of at least the same number of shares required as of the previous annual assessment date.

Each executive officer is expected to attain the applicable stock ownership under the guidelines within five years following the later of (i) the first annual assessment with respect to such individual or (ii) the first annual compliance assessment at which a higher stock ownership multiple becomes applicable to such individual. The five-year phase-in period is intended to permit gradual accumulation

COMPENSATION DISCUSSION & ANALYSIS

of the required ownership and ratable forward progress is expected during the period. Under the guidelines, shares held by a person or entity related to or controlled by the executive officer, as well as unvested RSUs and vested equity awards deposited into a deferred compensation arrangement, are included in the calculation of such individual’s ownership. However, unvested and unearned PSUs are not included in the calculation of such individual’s ownership.
As of December 31, 2024 all of our executive officers were in compliance with the requirements of our stock ownership guidelines and exceeded the prescribed ownership level.
Insider Trading Policy
We have an insider trading policy and procedures that govern the purchase, sale and other dispositions of our securities by directors, officers, employees and other individuals the company determines should be subject to the policy. We believe that our securities transactions policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards. A copy of this policy is included as Exhibit 19 to our 2024 Annual Report on Form
10-K.
Pledging, Hedging and Other Transactions in Quanta Securities
Our insider trading policy (among other things) prohibits directors and executive officers of Quanta from pledging Quanta securities as collateral for a loan unless the individual provides reasonable assurance of the financial capacity to repay the loan without resorting to the pledged securities and obtains pre-clearance
of the pledge by a management committee or the Governance and Nominating Committee of the Board. Transactions by directors and executive officers in Quanta’s securities involving short sales, puts, calls or other derivative securities, on an exchange or in any other organized market, are prohibited. Directors and executive officers are also prohibited from entering into hedging, monetization transactions or similar arrangements involving Quanta securities, such as prepaid variable forwards, forward sale contracts, equity swaps, collars, zero-cost
collars and other derivative transactions. We believe these prohibitions ensure that levels of stock ownership in accordance with our stock ownership guidelines are effective in aligning each individual’s interests with those of our stockholders.
Clawback Policies
Quanta maintains a standalone clawback policy that permits the Company to recover bonus, incentive or equity-based incentive compensation (including time-based awards) from executive officers and certain other key employees of Quanta and its subsidiaries. In order for compensation to be recoverable, the following conditions must be satisfied:

•
the individual must have engaged in or benefited from intentional or unlawful misconduct that materially contributed to a restatement of the Company’s financial statements due to material non-compliance
with any financial reporting requirements under federal securities laws (other than a change in financial accounting rules);

•	as a result of the restatement, a performance measure or target that was a material factor in determining the amount of compensation previously earned was restated; and

•	the Board (or an appropriate Board committee) determines, in its discretion, that a lower amount of compensation would have been paid based on the restated financial results.
In making a determination, the Board (or an appropriate Board committee) may take into account such other considerations it deems appropriate, including, among other things, the likelihood of success in seeking reimbursement or forfeiture and whether the expense of seeking the reimbursement or forfeiture is likely to exceed the amount recovered, and the determinations of the Board (or an appropriate Board committee) need not be uniform with respect to all individuals covered by the policy. The policy applies to all compensation paid after adoption of the policy and during the three-year period prior to disclosure of a restatement; however, it does not apply with respect to a restatement following a change in control (as defined in the applicable equity incentive plan).
Additionally, Quanta maintains the Policy for Recovery of Erroneously Awarded Compensation (the “Recovery Policy”), adhering to the listing standards of the NYSE and the rules of the SEC implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Recovery Policy requires the Company to recoup certain excess incentive-based compensation (i.e., incentive compensation that is granted, earned or vested based in whole or in part on the attainment of one or more financial reporting measures) paid to or deferred by executive officers in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws.

COMPENSATION DISCUSSION & ANALYSIS

Under the policy, the Compensation Committee will require recoupment if it determines that incentive-based compensation received by an executive exceeded the amount of incentive-based compensation that otherwise would have been received, had it been calculated based on the restated amounts, unless the Compensation Committee determines that recovery would be impracticable.

Clawback provisions are also incorporated in our 2024 and prior-year annual and long-term incentive plans, which permit the Company to recover certain incentive compensation from certain executive officers and other key employees to the extent necessary to comply with the requirements of applicable law, the rules and regulations of the SEC, applicable stock exchange listing standards, the Company’s clawback policy or the Recovery Policy, each as amended from time to time, or to the extent deemed appropriate by the Board or any committee thereof, upon its determination that the recipient has violated applicable restrictive covenants.

Employment Agreements

As of December 31, 2024, Quanta was party to employment agreements with each of Messrs. Austin, Probst, Studer, Jensen and Ducey and Ms. Desai (each, an “Employment Agreement”). As noted under Executive Officer Transition Matters, Mr. Probst resigned on December 31, 2024, and his Employment Agreement terminated on such date.

Under the terms of our Employment Agreements, the applicable executive is (or was, as applicable) entitled to payments and benefits upon the occurrence of specified events, including termination of employment and/or a change in control of Quanta. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described below in Executive Compensation. The termination provisions of the Employment Agreements provide (or provided, as applicable) these individuals with a fixed amount of compensation upon termination as an inducement to offset the potential risk of leaving their prior employer or foregoing other opportunities in order to join or maintain employment with us. At the time of entering into these agreements, the Compensation Committee considered our aggregate potential obligations in the context of the desirability of hiring or maintaining the employment of the individual and the expected compensation upon joining or maintaining employment with us. The Employment Agreements do not (or did not, as applicable) contain excise tax gross-up provisions.

Indemnification Agreements

We have indemnification agreements with each of our directors and executive officers, in part to enable us to attract and retain qualified directors and executive officers. These agreements require us, among other things, to indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses for proceedings for which they may be indemnified (and in responding to discovery requests for any covered proceeding), and to cover such person under any directors’ and officers’ liability insurance policy that we may maintain from time to time. These agreements are intended to provide indemnification rights to the fullest extent permitted under applicable Delaware law and are in addition to any other rights our directors and executive officers may have under our certificate of incorporation and bylaws and applicable law.

Risk Considerations in Our Compensation Program

The Compensation Committee has discussed the concept of risk as it relates to our compensation program for 2024 and does not believe our compensation program encourages excessive or inappropriate risk taking for the following reasons:

•

The Compensation Committee structures executive compensation at the senior leadership level to consist of both fixed and variable compensation. The base salaries of senior leadership are typically set at market levels and are designed to provide a steady income so that senior leadership does not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. The variable portions of compensation are generally designed to reward both short-term and long-term performance as measured under several financial and operational performance metrics that support the Company’s strategic objectives. Additionally, RSUs generally vest over three years in equal annual installments, which the Compensation Committee believes promotes retention and encourages senior leadership to focus on sustained stock appreciation. The Compensation Committee believes that the variable elements of compensation are a sufficient percentage (generally at or more than 60%) of overall compensation to motivate superior short-term and long-term corporate results, while the fixed element is also sufficient such that senior leadership is not encouraged to take unnecessary or excessive risks in doing so.

•

The Compensation Committee believes the financial and operational performance measures for determining cash payouts or equity earned under our incentive plans are aligned with Quanta’s short-term and long-term operating and strategic plans and promote

COMPENSATION DISCUSSION & ANALYSIS

corporate responsibility and the long-term sustainability of the Company by advancing the interests of Quanta’s stakeholders, including its stockholders, employees and customers. The Compensation Committee also believes that the targets for those measures are set at challenging, but appropriate, levels that do not encourage unnecessary or excessive risk taking.

•

The Compensation Committee believes that the usage of complementary financial performance metrics, including AIP Adjusted EBITDA and AIP Adjusted EBITDA margin, prevents management from focusing on the generation of revenues at the expense of profit. The Compensation Committee also believes that the complementary metrics of capital efficiency and ROIC incentivize management to achieve operational improvements that decrease the amount of capital required to support revenue growth.

•

The Board has adopted stock ownership guidelines for our executive officers, which the Compensation Committee believes provide a considerable incentive for management to consider Quanta’s long-term interests because a meaningful portion of their personal investment portfolio consists of Quanta common stock.

•

The Board has adopted a prohibition on hedging the economic risk of ownership of Quanta common stock applicable to our directors, executive officers and certain employees, reinforcing the alignment of their long-term interests with those of our stockholders.

•

Compensation at the corporate management, corporate staff and operating company management levels also consists of both fixed and variable compensation. The fixed or base salary portion of compensation is typically set at competitive market levels. The variable portions of compensation are generally designed to reward employees based on Company performance and align with the Company performance metrics utilized for executive compensation. For example, with respect to corporate management, annual cash incentive plan awards are generally based on the same financial performance goals applicable to executive compensation, subject to additional discretion by the CEO and senior leadership, and long-term equity incentive awards are based on a number of factors, including individual responsibilities and roles as determined by senior leadership and, in certain cases, financial performance measures. With respect to operating company management, annual cash incentive plan awards are based on financial performance of the applicable operating company, and long-term equity incentive compensation is based on both financial and safety performance. Overall, these programs are structured to help ensure that compensation incentives throughout the organization are aligned. Additionally, equity awards under these plans generally vest in three equal annual installments to promote retention and align interests throughout the Company.

•	The Compensation Committee retains sole discretion to adjust incentive awards or targets in order to align payouts and potential payouts with performance.

•

Individual awards are capped under our incentive plans, which the Compensation Committee believes mitigates excessive risk taking. Therefore, even if the Company dramatically exceeds its performance goals, awards are limited.

•

Quanta maintains internal controls over the measurement and calculation of performance goals, which are designed to prevent manipulation. In addition, all employees are required to comply with our Code of Conduct, which covers, among other things, accuracy of books and records.

•

Quanta maintains the Recovery Policy and an additional standalone clawback policy and has included clawback provisions under each of its incentive plans, which provide for recovery of certain incentive compensation from officers and key employees of Quanta and its subsidiaries in certain circumstances, as set forth in further detail in Clawback Policies above.

COMPENSATION DISCUSSION & ANALYSIS

2024 Compensation Process

Role of Compensation Consultant

The Compensation Committee Charter grants to the Compensation Committee the authority to retain, at Quanta’s expense, compensation consultants, outside legal counsel and other advisors, and to approve their fees. These advisors report directly to the Compensation Committee. During 2024, the Compensation Committee independently retained Frederick W. Cook & Co., Inc. (“FW Cook”) to examine our executive compensation program and pay practices and the competitiveness of our executive compensation program relative to public company peer group data. For 2024, the Compensation Committee utilized the same group of peer companies, as set forth below and which we refer to as our “peer group,” that was utilized in 2023 for the purpose of obtaining competitive data for the benchmarking study referenced above:

AECOM (NYSE: ACM)	EMCOR Group, Inc. (NYSE: EME)	KBR, Inc. (NYSE: KBR)	Parker-Hannifin Corporation (NYSE: PH)

Corning Incorporated (NYSE: GLW)	Emerson Electric Co. (NYSE: EMR)	Leidos Holdings, Inc. (NYSE: LDOS)	Textron Inc (NYSE: TXT)

Cummins, Inc. (NYSE: CMI)	Fluor Corporation (NYSE: FLR)	L3Harris Technologies, Inc. (NYSE: LHX)	Westinghouse Air Brake Technologies Corporation (NYSE: WAB)

Dover Corporation (NYSE: DOV)	Jacobs Solutions Inc. (NYSE: J)	MasTec, Inc. (NYSE: MTZ)

Eaton Corporation (NYSE: ETN)	Johnson Controls International PLC (NYSE: JCI)	PACCAR Inc. (NASDAQ: PCAR):

These companies were chosen based on (i) market competition, including companies that compete with Quanta for customers, executive talent and investors; (ii) organization size, with financial characteristics such as revenues or market capitalization similar to those of Quanta; and (iii) industry, including companies in the heavy construction industry and companies that serve pipeline, industrial, communications or power transmission companies. The Compensation Committee may periodically update our peer group companies in future compensation studies as a result of mergers, acquisitions, new publicly traded companies and other changes, using the criteria outlined above.

Compensation studies assist the Compensation Committee in establishing the overall compensation practices that are consistent with our philosophy and guiding principles on executive compensation. Although these studies provide important data, the Compensation Committee uses such studies only as a point of reference and not as a determinative factor for structuring and determining the amount of our NEOs’ compensation. The Compensation Committee also exercises discretion in its use of these studies, and the studies do not supplant the significance of individual and Company performance that the Compensation Committee considers when making compensation decisions.

The Compensation Committee has assessed the independence of FW Cook pursuant to the rules prescribed by the SEC and has concluded that no conflict of interest existed in 2024 or currently exists that would prevent FW Cook from serving as an independent consultant to the Compensation Committee.

Management’s Role in the Compensation-Setting Process

Our Chief Executive Officer plays an important role in setting the compensation of our NEOs (other than himself). Our Chief Executive Officer, after taking into account input from other members of management, makes recommendations to the Compensation Committee, but the Compensation Committee has final authority and complete discretion in ultimately determining and setting NEO compensation plans, goals, incentive targets, salaries and cash and equity incentive awards.

At the beginning of each fiscal year, our Chief Executive Officer meets with the Compensation Committee to propose Quanta’s overall financial and operational performance targets for the incentive plans for the current annual and long-term performance periods. The Compensation Committee reviews these performance targets, considering the appropriate range for potential payment and other factors, and adjusts them as it deems appropriate. The Compensation Committee then approves the performance targets for the current fiscal year’s incentive plans.

Following the end of the fiscal year, the Compensation Committee evaluates financial and operational performance relative to the approved performance targets to determine the payouts under our incentive plans, including the prior fiscal year’s incentive plans

COMPENSATION DISCUSSION & ANALYSIS

and any earned and vested awards associated with performance periods completed during the prior fiscal year. At the request of the Compensation Committee, our Chief Executive Officer and certain other members of management also participate in the Compensation Committee’s review and provide detailed reports on, among other things, actual performance relative to Company performance targets. These reports also include the elements of the targeted compensation so that the Compensation Committee may analyze each compensation element included in the compensation mix and the total amount of targeted compensation for each NEO. The Compensation Committee considers these evaluations in determining payouts to be made, if any, under the incentive plans.
Equity Award Grant Practices
The Compensation Committee meets during the first few months of each fiscal year to, among other things, grant equity awards, including equity awards to our NEOs. The timing of this meeting allows the Compensation Committee to review complete financial results for the prior fiscal year when evaluating Company performance. The Compensation Committee may, in its discretion, also grant awards throughout the year, including in connection with the hiring of a new executive officer or the promotion of an employee to an executive officer position.
During 2024, the Compensation Committee granted PSUs and RSUs to the NEOs, all of which were granted under the 2019 Omnibus Plan and are set forth below in the 2024 Grants of Plan-Based Awards Table. Generally, the number of RSUs and PSUs we grant is determined by dividing the aggregate dollar amount intended to be awarded by the average closing price of Quanta common stock for the twenty consecutive trading days immediately preceding the date of grant. RSUs and PSUs are generally settled in Quanta common stock upon vesting. It is not the intention of the Compensation Committee to time the granting of any awards under our incentive plans, including those made to newly hired or newly promoted executive officers, with the release of any material, non-public
information. Our executive compensation program does not currently include grants of stock options, stock appreciation rights or similar option-like instruments and none were granted in 2024 or are outstanding.
Impact of Regulatory Requirements on Our Executive Compensation Decisions
Section
 162(m).
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (“Section 162(m)”), limits the annual tax deduction for compensation in excess of $1 million paid by a publicly held company to “covered employees,” which generally includes all named executive officers. Although the deductibility of compensation may be considered by the Compensation Committee when making compensation decisions, the Compensation Committee approves and awards compensation that might not be fully tax deductible by the Company if it believes doing so is otherwise in the best interest of Quanta and its stockholders.
Section
 409A
. The Compensation Committee takes into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Code, and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.
“
Golden Parachute” Payments
. Sections 280G and 4999 of the Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a tax deduction on the amounts subject to this additional tax. While the Compensation Committee may take the potential forfeiture of such tax deduction into account when making compensation decisions, it will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us. We do not provide any tax gross-ups
to cover excise taxes under Section 4999 in connection with a change in control.
Accounting for Share-Based Compensation
. The Company follows FASB ASC Topic 718 (“ASC Topic 718”) for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including RSUs and PSUs, based on the grant date fair value of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards.

COMPENSATION DISCUSSION & ANALYSIS

Conclusion

We believe our total executive compensation program is designed to pay for performance. It aligns the interests of our executive officers with those of our stockholders and provides executive officers with the necessary motivation to maximize the long-term operational and financial performance of Quanta, while using sound financial controls and high standards of integrity. We also believe that total compensation for each executive officer should be, and is, commensurate with the execution of specified short- and long-term operational, financial and strategic objectives. We believe that the quality of our executive compensation program will continue to be reflected in positive long-term operational, financial and stock-price performance.

EXECUTIVE

COMPENSATION

2024 Compensation Tables

2024 Summary Compensation Table

The following table sets forth the compensation paid or accrued by Quanta in the last three fiscal years to our NEOs:

Name and Current Principal Position(s)			Stock Awards			Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total(6) ($)
	Year	Salary ($)	PSUs(1) ($)	RSUs(2) ($)	Total(3) ($)

Earl C. (Duke) Austin, Jr. President & Chief Executive Officer	2024	1,337,500	8,862,298	3,509,936	12,372,234	1,593,675	322,780	15,626,189
	2023	1,287,500	7,575,569	2,987,033	10,562,602	2,453,100	321,330	14,624,532
	2022	1,225,342	6,042,828	2,398,271	8,441,099	2,073,750	298,769	12,038,960

Jayshree Desai Chief Financial Officer	2024	809,250	2,067,852	1,273,885	3,341,737	709,008	75,745	4,935,740
	2023	735,000	1,558,285	955,754	2,514,039	1,079,364	67,346	4,395,749
	2022	553,890	998,260	1,153,074	2,151,334	663,600	77,396	3,446,220

Redgie Probst Chief Operating Officer	2024	933,750	3,181,169	1,259,771	4,440,940	892,458	209,907	6,477,055
	2023	875,000	2,447,363	965,066	3,412,429	1,245,420	54,687	5,587,536
	2022	793,151	1,933,686	1,193,789	3,127,475	973,280	20,659	4,914,565

Karl Studer(7) President – Electric Power	2024	800,000	2,019,664	799,859	2,819,523	692,560	194,271	4,506,354

Gerald A. (BJ) Ducey, Jr.(8) President – Strategic Operations	2024	726,250	1,192,840	734,887	1,927,727	578,445	98,076	3,330,498
	2023	650,000	815,788	1,017,236	1,833,024	880,600	92,403	3,456,027

Derrick A. Jensen(9) Executive Vice President – Business Administration	2024	679,800	1,348,462	830,763	2,179,225	588,503	89,574	3,537,102
	2023	679,800	1,244,883	763,576	2,008,459	940,707	98,337	3,727,303
	2022	679,800	1,290,989	797,035	2,088,024	827,045	69,121	3,663,990

(1)

The amounts shown reflect the aggregate grant date fair value of PSUs granted during the fiscal years ended December 31, 2024, 2023 and 2022, calculated in accordance with FASB ASC Topic 718. The grant date fair value is based on the closing price of Quanta common stock on the date of grant for the portion of awards based on performance conditions and on a Monte Carlo valuation for the portion of awards based on TSR, as further described in Note 2 to the Company’s consolidated financial statements in its 2024 Annual Report on Form 10-K. Grant date fair value of PSUs was based on probable achievement of the applicable performance goals, and the value ultimately realized by the NEO upon actual vesting of the awards may or may not be equal to this determined value. PSUs generally vest upon completion of a 3-year performance period (subject to continued service), with the amount that vests based on the achievement of certain company performance conditions and TSR as compared to the S&P MidCap 400 Index for 2023 and 2022 and to the S&P 500 Industrials Index for 2024. The final amount of earned PSUs can range from 0% to a maximum of 200% (assuming the highest level of performance) of the target amount of unearned PSUs that were granted, and upon settlement, shares of Quanta common stock are issued for each earned PSU. With respect to the PSUs awarded during fiscal year 2024, the grant date fair value, assuming the highest level of company performance conditions were to be achieved, would be as follows: for Mr. Austin, $14,390,372; for Ms. Desai, $3,357,725; for Mr. Probst, $5,165,500; for Mr. Studer, $3,279,479; for Mr. Ducey, $1,936,902; and for Mr. Jensen, $2,189,597. PSU award agreements give holders the right to receive dividend equivalent payments equal to any dividends paid on Quanta common stock, payable at settlement of any earned PSUs. PSUs are described in further detail in Compensation Discussion & Analysis – Executive Compensation Decisions for 2024 – Long-Term Incentive Plan.

(2)

The amounts shown reflect the aggregate grant date fair value of RSUs granted during the fiscal years ended December 31, 2024, 2023 and 2022, calculated in accordance with FASB ASC Topic 718. The grant date fair value is based on the closing price of Quanta common stock on the date of grant, as further described in Note 2 to the Company’s consolidated financial statements in its 2024 Annual Report on Form 10-K. The value ultimately realized by the NEO upon the actual vesting of the awards may or may not be equal to this determined value. For all NEOs, the amounts for fiscal year 2024 reflect annual RSUs granted under the 2024 long-term incentive plan, which vest over three years in equal installments commencing in the year following the grant date year, assuming the NEO continues to meet the requirements for vesting. Award agreements for RSUs awarded in fiscal year 2024 give holders the right to receive dividend equivalent payments equal to any dividends paid on Quanta common stock, payable upon vesting and subject to forfeiture if the RSUs do not vest. For further discussion of these equity-based awards, please read Compensation Discussion & Analysis – Executive Compensation Decisions for 2024 – Long-Term Incentive Plan.

(3)	The amounts shown reflect the total of the previous two columns – PSUs and RSUs. All equity-based incentive awards were made pursuant to the 2019 Omnibus Plan.

EXECUTIVE COMPENSATION

(4)

The amounts shown for 2024 represent the dollar value of cash incentive awards earned under Quanta’s 2024 annual incentive plan. For further details regarding such plan, see Compensation Discussion & Analysis – Executive Compensation Decisions for 2024 – Annual Incentive Plan. The cash incentives reflected in the table were earned during the years indicated but were paid in the first quarter of the following year.

(5)

The amounts reflected for fiscal year 2024 are identified in the 2024 All Other Compensation Table below. For additional detail on the perquisites provided to Quanta’s executive officers, see Compensation Discussion & Analysis – Executive Compensation Decisions for 2024 – Other Compensation and Benefits.

(6)	The amounts shown reflect the sum of the following columns: Salary, Stock Awards – Total, Non-Equity Incentive Plan Compensation, and All Other Compensation.
(7)	Effective May 24, 2024, Mr. Studer became an executive officer of Quanta. Prior to that date, he was not an NEO of Quanta.
(8)	Effective May 23, 2023, Mr. Ducey was appointed President – Strategic Operations of Quanta. Prior to his appointment, he was not an NEO of Quanta.
(9)	Effective May 24, 2024, Mr. Jensen was no longer an executive officer of Quanta.

2024 All Other Compensation Table

Name	401(k) Matching Contribution(a) ($)	Perquisites Policy Items/ Corporate Aircraft Usage(b) ($)	Company Contributions to NQDC Plan(c) ($)	Other(d) ($)	Total ($)
Mr. Austin	15,525	222,628	79,125	5,502	322,780
Ms. Desai	15,525	23,953	31,845	4,422	75,745
Mr. Probst	15,525	177,508	–	16,874	209,907
Mr. Studer	15,525	106,835	44,143	27,768	194,271
Mr. Ducey	15,525	25,000	54,869	2,682	98,076
Mr. Jensen	15,525	11,605	57,398	5,046	89,574

(a)	Represents Quanta’s matching contributions to the NEO’s 401(k) account.
(b)

Represents the following: (i) for Mr. Austin, $197,628 for personal use of corporate aircraft, reimbursement of $13,955 for club membership dues and $11,045 for tax planning and financial services; (ii) for Ms. Desai, reimbursement of $23,953 for tax planning and financial services; (iii) for Mr. Probst, $171,358 for personal use of corporate aircraft and reimbursement of $6,150 for tax planning and financial services; (iv) for Mr. Studer, $81,835 for personal use of corporate aircraft, reimbursement of $19,548 for club membership dues and reimbursement of $5,452 for tax planning and financial services; (v) for Mr. Ducey, reimbursement of $19,450 for club membership dues and $5,550 for tax planning and financial services; and (vi) for Mr. Jensen, reimbursement of $11,605 for tax planning and financial services. The incremental cost to the Company for personal use of corporate aircraft is generally calculated based on the variable operating costs to the Company, which includes, among other things, fuel costs; landing, ramp and parking fees and other similar expenses; supplies and catering; any customs, foreign permit and similar fees; and crew travel expenses. Our aircraft are used primarily for business use; therefore, this methodology generally excludes fixed costs associated with ownership and operation of our aircraft, such as salaries of the pilots and crew; purchase or lease costs of aircraft; maintenance and upkeep costs; hangar rental expense; insurance costs; and taxes. Additionally, family members of NEOs occasionally fly on Quanta’s corporate aircraft when they are flying to a destination for a business purpose. In those cases, there is no incremental cost to Quanta, and as a result, no amount is reflected in the table.

(c)

Represents Quanta’s matching contributions under the nonqualified deferred compensation plan that would have been allocated to the NEO’s 401(k) plan account, but for applicable limits under the Code. For additional information on these contributions by Quanta, see Compensation Discussion & Analysis – Executive Compensation Decisions for 2024 – Deferred Compensation Plan.

(d)

Represents the following: (i) for all NEOs, payment of $288 for identity theft protection and monitoring services; (ii) for Mr. Austin, $5,214 associated with premiums for supplemental insurance policies; (iii) for Ms. Desai, $4,134 associated with premiums for supplemental insurance policies; (iv) for Mr. Probst, $13,292 for a vehicle allowance and $3,294 associated with premiums for supplemental insurance policies; (v) for Mr. Studer, $18,000 for a vehicle allowance, $2,034 associated with premiums for supplemental insurance policies and $7,446 for a physical examination under Quanta’s executive physical program; (vi) for Mr. Ducey, $2,394 associated with premiums for supplemental insurance policies; and (vii) for Mr. Jensen, $4,758 associated with premiums for supplemental insurance policies.

EXECUTIVE COMPENSATION

2024 Grants of Plan-Based Awards Table

The following table sets forth information concerning annual cash incentive awards for 2024 and equity-based incentive awards granted during 2024 to each of the NEOs under Quanta’s non-equity and equity incentive plans. Equity-based incentive awards were granted pursuant to the terms of the 2019 Omnibus Plan.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Incentive Plan	Grant Type(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
	–	2024 AIP		–	2,025,000	4,050,000	–
Mr. Austin	3/4/2024	2024 LTIP	PSU	–			–	33,656	67,312			8,862,298
	3/4/2024	2024 LTIP	RSU	–			–			14,424	(5)	3,509,936
	–	2024 AIP		–	900,900	1,801,800	–
Ms. Desai	3/4/2024	2024 LTIP	PSU	–			–	7,853	15,706			2,067,852
	3/4/2024	2024 LTIP	RSU	–			–			5,235	(5)	1,273,885
	–	2024 AIP		–	1,134,000	2,268,000	–
Mr. Probst	3/4/2024	2024 LTIP	PSU	–			–	12,081	24,162			3,181,169
	3/4/2024	2024 LTIP	RSU	–			–			5,177	(5)	1,259,771
	–	2024 AIP		–	880,000	1,760,000	–
Mr. Studer	3/4/2024	2024 LTIP	PSU	–			–	7,670	15,340			2,019,664
	3/4/2024	2024 LTIP	RSU	–			–			3,287	(5)	799,859
	–	2024 AIP		–	735,000	1,470,000	–
Mr. Ducey	3/4/2024	2024 LTIP	PSU	–			–	4,530	9,060			1,192,840
	3/4/2024	2024 LTIP	RSU				–			3,020	(5)	734,887
	–	2024 AIP		–	747,780	1,495,560	–
Mr. Jensen	3/4/2024	2024 LTIP	PSU	–			–	5,121	10,242			1,348,462
	3/4/2024	2024 LTIP	RSU	–			–			3,414	(5)	830,763

(1)	Types of equity awards include RSUs and PSUs.
(2)

The amounts shown in the “2024 AIP” rows represent target and maximum awards that could be earned by the NEOs under the 2024 annual incentive plan based on base salary rates. There is no threshold award amount applicable to the 2024 annual incentive plan. For further details regarding this plan, see Compensation Discussion & Analysis – Executive Compensation Decisions for 2024 – Annual Incentive Plan. Actual payouts under the 2024 annual incentive plan were finally determined in March 2025 and are reflected in the Non-Equity Incentive Plan Compensation column of the 2024 Summary Compensation Table.

(3)

The amounts shown represent the number of shares of Quanta common stock that could be earned with respect to PSUs granted under the 2024 long-term incentive plan. The number of PSUs that will become earned and vest, and the resulting number of shares of Quanta common stock to be issued, will be determined as soon as administratively practicable after completion of the 3-year performance period ending December 31, 2026, and the number of shares can range from 0% to a maximum of 200% of the target number. PSU award agreements give holders the right to receive dividend equivalent payments equal to any dividends paid on Quanta common stock, payable at settlement of any earned PSUs. PSUs are described in further detail under Compensation Discussion & Analysis – Executive Compensation Decisions for 2024 – Long-Term Incentive Plan.

(4)

The amounts shown reflect the aggregate grant date fair value of RSUs or PSUs granted during the fiscal year ended December 31, 2024 to the NEOs calculated in accordance with FASB ASC Topic 718, as further described in Note 2 to the Company’s consolidated financial statements in its 2024 Annual Report on Form 10-K and footnotes (1) and (2) to the 2024 Summary Compensation Table. The value ultimately realized by the NEO upon the actual vesting of the RSU and PSU awards may not be equal to this determined value.

(5)

The amounts shown represent the number of RSUs that were granted under the 2024 long-term incentive plan. The RSUs awarded vest over three years in equal annual installments, assuming the NEO continues to meet the requirements for vesting. RSU award agreements give holders the right to receive dividend equivalent payments equal to any dividends paid on Quanta common stock, payable at vesting of the RSUs. For further details regarding the 2024 long-term incentive plan and its components, see Compensation Discussion and Analysis – Executive Compensation Decisions for 2024 – Long-Term Incentive Plan.

EXECUTIVE COMPENSATION

Narrative to 2024 Summary Compensation Table and 2024 Grants of Plan-Based Awards Table

As of December 31, 2024, Quanta was party to an Employment Agreement with each of its NEOs, and Quanta is currently party to an Employment Agreement with each of its NEOs other than Mr. Probst, who resigned his position as Chief Operating Officer effective December 31, 2024 and is currently an employee of a Quanta operating company in a non-executive role, as described in Compensation Discussion & Analysis – Executive Compensation Decisions for 2024 – Executive Officer Transition Matters. Each Employment Agreement provides (or provided, as applicable) for an initial one-year employment term and will automatically be (or would have been, as applicable) extended for subsequent one-year terms unless either party provides notice of non-renewal at least six months prior to the expiration of the then-current employment term. Each of the Employment Agreements provides (or provided, as applicable) for an annual base salary and eligibility to participate in the Company’s annual incentive plan and long-term equity incentive program, with the applicable NEO’s annual cash incentive bonus targeted at a percentage of base salary as determined from time to time by the Board or a committee thereof. In addition, under the Employment Agreements, the NEOs are (or were, as applicable) eligible to participate in the incentive, savings, retirement and health and welfare benefit plans and programs generally available to other peer employees of the Company and entitled to reimbursement of reasonable and necessary business expenses incurred by the NEO in accordance with applicable Company policy.

The Employment Agreements also contain non-competition and non-solicitation covenants restricting the ability of the NEOs to compete with Quanta and solicit Quanta customers and employees during the term of their employment and for a period of one to two years thereafter (depending on whether the termination was involuntary and/or in connection with a change in control), non-disparagement covenants and covenants prohibiting them from disclosing confidential information and trade secrets. Additionally, as described further in Potential Payments Upon Termination or Change in Control, under the terms of the Employment Agreements, each NEO is entitled (or was, as applicable) to payments and benefits upon the occurrence of specified events, including termination of employment or a change in control of Quanta.

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table reflects RSUs classified as unvested as of December 31, 2024 and unearned/unvested PSUs with performance periods ending subsequent to December 31, 2024 for each of the NEOs. The table assumes a market value of $316.05 per share, the closing price of Quanta common stock on December 31, 2024.

	Stock Awards

	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units Or Other Rights That Have Not Vested(3) ($)

Mr. Austin	7,251	(4)	2,291,679
	12,403	(5)	3,919,968
	14,424	(6)	4,558,705
				86,826	(7)	27,441,357
				67,312	(8)	21,273,958

Ms. Desai	663	(9)	209,541
	1,611	(10)	509,157
	1,052	(11)	332,485
	3,968	(12)	1,254,086
	5,235	(13)	1,654,522
				17,860	(7)	5,644,653
				15,706	(8)	4,963,881

Mr. Probst	3,609	(14)	1,140,624
	4,007	(15)	1,266,412
	5,177	(16)	1,636,191
				28,050	(7)	8,865,203
				24,162	(8)	7,636,400

Mr. Studer	1,069	(17)	337,857
	3,223	(18)	1,018,629
	3,052	(19)	964,585
	3,287	(20)	1,038,856
				21,372	(7)	6,754,621
				15,340	(8)	4,848,207

Mr. Ducey	966	(21)	305,304
	3,230	(22)	1,020,842
	2,077	(23)	656,436
	3,020	(24)	954,471
				9,350	(7)	2,955,068
				9,060	(8)	2,863,413

Mr. Jensen	2,410	(25)	761,681
	3,170	(26)	1,001,879
	3,414	(27)	1,078,995
				14,268	(7)	4,509,401
				10,242	(8)	3,236,984

(1)

Cash dividend equivalents that have accrued and, if such shares vest, may also be paid with respect to such shares are as follows: Mr. Austin – $21,197; Ms. Desai – $7,860; Mr. Probst – $8,293; Mr. Studer – $7,602; Mr. Ducey – $6,069; and Mr. Jensen – $5,868.

EXECUTIVE COMPENSATION

(2)

The PSUs for the performance period ended December 31, 2024 are not included in the table as they are considered earned and vested as of December 31, 2024; instead, such PSUs are included below in the 2024 Option Exercises and Stock Vested Table.

(3)

The amounts shown represent the value of shares of Quanta common stock that could be earned with respect to PSUs assuming the number of unearned PSUs included in the table become earned and vested. Cash dividend equivalents that have accrued with respect to the number of shares underlying PSUs outstanding as of December 31, 2024 (i.e., target amount) are as follows: Mr. Austin – $42,842; Ms. Desai – $9,157; Mr. Probst – $14,287; Mr. Studer – $30,821; Mr. Ducey – $4,949; and Mr. Jensen – $6,889.

(4)	Includes unvested RSUs awarded in March 2022 that vested on March 4, 2025.
(5)	Includes unvested RSUs awarded in March 2023, (i) 6,202 of which vested on March 9, 2025 and (ii) 6,201 of which vest on March 9, 2026.
(6)	Includes unvested RSUs awarded in March 2024, (i) 4,808 of which vested on March 4, 2025; (ii) 4,808 of which vest on March 4, 2026; and (iii) 4,808 of which vest on March 4, 2027.
(7)

The amounts shown represent the maximum number of shares of Quanta common stock that could be earned with respect to PSUs granted under the 2023 long-term incentive plan, which has a performance period ending December 31, 2025. Pursuant to SEC disclosure instructions, because the Company’s performance in previous years on the metrics governing our PSUs granted under the 2023 long-term incentive plan exceeded target performance, the number of such unearned PSUs and payout value of such unearned PSUs is calculated assuming maximum performance criteria is achieved. The target number of PSUs granted under the 2023 long-term incentive plan and that were outstanding as of December 31, 2024 were as follows: Mr. Austin – 43,413; Ms. Desai – 8,930; Mr. Probst – 14,025; Mr. Studer – 10,686; Mr. Ducey – 4,675; and Mr. Jensen – 7,134. The actual number of PSUs that will ultimately become earned and vested will be determined as soon as administratively practicable after completion of the 3-year performance period and can range from 0% to a maximum of 200% of the target number.

(8)

The amounts shown represent the maximum number of shares of Quanta common stock that could be earned with respect to PSUs granted under the 2024 long-term incentive plan, which has a performance period ending December 31, 2026. Pursuant to SEC disclosure instructions, because the Company’s performance during 2024 on the metrics governing our PSUs granted under the 2024 long-term incentive plan exceeded target performance, the number of such unearned PSUs and payout value of such unearned PSUs is calculated assuming maximum performance criteria is achieved. The target number of PSUs granted under the 2024 long-term incentive plan and that were outstanding as of December 31, 2024 were as follows: Mr. Austin – 33,656; Ms. Desai – 7,853; Mr. Probst – 12,081; Mr. Studer – 7,670; Mr. Ducey – 4,530; and Mr. Jensen – 5,121. The actual number of PSUs that will ultimately become earned and vested will be determined as soon as administratively practicable after completion of the 3-year performance period and can range from 0% to a maximum of 200% of the target number.

(9)	Includes unvested RSUs awarded in March 2022 that vested on March 4, 2025.
(10)	Includes unvested RSUs awarded in March 2022 that vested on March 4, 2025.
(11)	Includes unvested RSUs awarded in July 2022, which vest on July 18, 2025.
(12)	Includes unvested RSUs awarded in March 2023, (i) 1,984 of which vested on March 9, 2025 and (ii) 1,984 of which vest on March 9, 2026.
(13)	Includes unvested RSUs awarded in March 2024, (i) 1,745 of which vested on March 4, 2025; (ii) 1,745 of which vest on March 4, 2026; and (iii) 1,745 of which vest on March 4, 2027.
(14)	Includes unvested RSUs awarded in March 2022 that vested on March 4, 2025.
(15)	Includes unvested RSUs awarded in March 2023, (i) 2,004 of which vested on March 9, 2025 and (ii) 2,003 of which vest on March 9, 2026.
(16)	Includes unvested RSUs awarded in March 2024, (i) 1,726 of which vested on March 4, 2025; (ii) 1,726 of which vest on March 4, 2026; and (iii) 1,725 of which vest on March 4, 2027.
(17)	Includes unvested RSUs awarded in March 2022 that vested on March 4, 2025.
(18)	Includes unvested RSUs awarded in March 2022 that vested on March 4, 2025.
(19)	Includes unvested RSUs awarded in March 2023, (i) 1,526 of which vested on March 9, 2025 and (ii) 1,526 of which vest on March 9, 2026.
(20)	Includes unvested RSUs awarded in March 2024, (i) 1,096 of which vested on March 4, 2025; (ii) 1,096 of which vest on March 4, 2026; and (iii) 1,095 of which vest on March 4, 2027.
(21)	Includes unvested RSUs awarded in March 2022 that vested on March 4, 2025.
(22)	Includes unvested RSUs awarded in March 2023, which vest on March 4, 2026.
(23)	Includes unvested RSUs awarded in March 2023, (i) 1,039 of which vested on March 9, 2025 and (ii) 1,038 of which vest on March 9, 2026.
(24)	Includes unvested RSUs awarded in March 2024, (i) 1,007 of which vested on March 4, 2025; (ii) 1,007 of which vest on March 4, 2026; and (iii) 1,006 of which vest on March 4, 2027.
(25)	Includes unvested RSUs awarded in March 2022 that vested on March 4, 2025.
(26)	Includes unvested RSUs awarded in March 2023, (i) 1,585 of which vested on March 9, 2025 and (ii) 1,585 of which vest on March 9, 2026.
(27)	Includes unvested RSUs awarded in March 2024, (i) 1,138 of which vested on March 4, 2025; (ii) 1,138 of which vest on March 4, 2026; and (iii) 1,138 of which vest on March 4, 2027.

2024 Option Exercises and Stock Vested Table

The following table reflects certain information regarding the vesting of equity awards held by each of our NEOs during the 2024 fiscal year:

	Stock Awards

Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)

Mr. Austin	117,975	31,236,701

Ms. Desai	21,846	5,690,281

Mr. Probst	42,670	11,186,642

Mr. Studer	28,421	7,414,702

Mr. Ducey	11,329	2,976,490

Mr. Jensen	27,525	7,250,348

(1)

Shares acquired on vesting include shares associated with RSU awards for which restrictions lapsed during fiscal year 2024 and the number of shares of Quanta common stock that became earned and vested with respect to PSUs granted under the long-term incentive plan for 2022, as determined by the Compensation Committee after completion of the 3-year performance period ended December 31, 2024.

(2)

The value realized reflects the market value of the applicable shares as of the date of the vesting of an applicable RSU or PSU award. The actual value ultimately realized by the NEO may be more or less than the value realized as calculated in the above table, depending on whether and when the NEO held or sold the stock and whether the NEO elected to defer all or a portion of the award pursuant to the nonqualified deferred compensation plan maintained by Quanta, as further described in Nonqualified Deferred Compensation in 2024. In addition, cash dividend equivalents were paid upon the vesting of RSU or PSU awards as follows: Mr. Austin – $101,944; Ms. Desai – $10,040; Mr. Probst – $29,424; Mr. Studer – $11,472; Mr. Ducey – $9,270; and Mr. Jensen – $25,084.

EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation in 2024

Under a nonqualified deferred compensation plan maintained by Quanta, certain employees, including the NEOs, are permitted to voluntarily defer receipt of up to 75% of base salary and up to 100% of other cash compensation and/or settlement of certain equity awards. In addition, for each plan year, a plan participant who defers the maximum amount permitted by law under Quanta’s 401(k) plan is credited with an employer matching contribution in the deferred compensation plan equal to the difference between (i) 100% of the first 3% of the compensation deferred under the plan, plus 50% of the next 3% of the compensation deferred under the plan, and (ii) the maximum matching contribution that could be contributed on behalf of the participant under Quanta’s 401(k) plan. Matching contributions vest immediately. Quanta may also make discretionary contributions to the deferred compensation plan, subject to a vesting schedule determined by Quanta at the time of the contribution, provided that vesting accelerates upon a change in control or the participant’s death or retirement. All matching and discretionary employer contributions, whether vested or not, are forfeited upon a participant’s termination of employment for cause or upon the participant engaging in competition with Quanta. Quanta also accrues for dividend equivalents on the shares deferred in the participant’s account at the same time and at the same rate as dividends are paid on Quanta common stock.

Equity awards that are deferred may be settled only in Quanta common stock. The deferred compensation plan permits participants to allocate deferred cash amounts among a group of notional accounts that mirror the gains and/or losses of various investment alternatives. These notional accounts do not provide for above-market or preferential earnings. Each participant may direct investments of the individual accounts set up for the participant under the plan and may make changes in the investments as often as daily. Since each executive officer may choose the investment alternative and may change their allocations from time to time, the return on the investment depends on how well each underlying investment fund performed during the time the executive officer chose it as an investment vehicle. The obligation to pay the balance of each participant’s account is at all times an unsecured obligation of the Company.

Generally, participants receive distributions of deferred amounts upon the earlier of separation from service, the occurrence of a disability, or a specified date (selected at the time of the deferral). Participants may elect to receive distributions in a lump sum or installments, and, in some cases, may elect to delay distribution upon termination of employment for up to five years. Participants are also permitted to withdraw all or a portion of their deferred amounts in the event of an unforeseeable financial emergency. Quanta reserves the right to amend or terminate the plan at any time and for any reason. A participant’s deferral elections must be renewed each year, and elections cannot be revoked or changed during the year.

2024 Nonqualified Deferred Compensation

The following table describes the nonqualified deferred compensation activity for each of our NEOs related to fiscal year 2024.

Name	NEO Contributions in Last Fiscal Year(1) ($)	Company Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings (Losses) in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions(4) ($)	Aggregate Balance at Last Fiscal Year-End(5) ($)

Mr. Austin	80,250	79,125	685,159	–	3,756,686

Ms. Desai	40,463	31,845	48,689	784,908	338,617

Mr. Probst	–	–	4,812	–	42,349

Mr. Studer	48,000	44,143	13,859	–	190,940

Mr. Ducey	72,497	42,820	155,545	25,830	1,268,297

Mr. Jensen	76,098	41,324	933,951	–	4,279,682

(1)

The amounts shown represent deferred salary, deferred cash incentive payments under the 2024 annual incentive plan and/or the value of equity awards that vested during 2024 but the receipt of which was deferred. Deferred salary and cash incentive payments are included in the 2024 Summary Compensation Table under the Salary and Non-Equity Incentive Plan Compensation columns, respectively. Deferred equity awards are valued based on the closing price of Quanta common stock as of 12:01 a.m. on the deferral date. The following table shows the deferred portion of each NEO’s salary, cash incentive awards, and vested equity awards.

EXECUTIVE COMPENSATION

Name	Contribution	Form of Contribution	Amount ($)
Mr. Austin	Salary	Cash	80,250
	Cash Incentive	Cash	–
Ms. Desai	Salary	Cash	40,463
	Cash Incentive	Cash	–
Mr. Studer	Salary	Cash	48,000
	Cash Incentive	Cash	–
Mr. Ducey	Salary	Cash	43,575
	Cash Incentive	Cash	28,922
Mr. Jensen	Salary	Cash	40,788
	Cash Incentive	Cash	35,310

(2)

The amounts shown are included in the All Other Compensation column of the 2024 Summary Compensation Table, as detailed in the 2024 All Other Compensation Table referenced in footnote (5) to the 2024 Summary Compensation Table. The amounts represent Quanta’s matching contributions that would have been allocated to a participant’s 401(k) plan account, but for applicable limits under the Code.

(3)

The amounts shown represent earnings or losses on deferred cash amounts allocated to notional accounts that mirror the gains and/ or losses of various investment alternatives, dividends paid or accrued, and changes in value of the Quanta common stock underlying deferred equity awards. However, the actual amount of any earnings or losses ultimately realized on the deferred amounts by the NEO will be determined upon distribution/withdrawal of such amounts. The amounts shown are not included in the 2024 Summary Compensation Table because earnings under Quanta’s nonqualified deferred compensation plan were not above-market or preferential.

(4)

The amount shown represents the value of cash and/or equity amounts that Mr. Ducey and Ms. Desai received as in-service distributions according to their prior elections. This amount was not included in the 2024 Summary Compensation Table because the payouts related to earnings and contributions in prior fiscal years.

(5)

The aggregate balances as of fiscal year end 2024 include salary and cash incentive contributions that are attributable to compensation earned in 2024 but that were deposited in 2024. The aggregated balances also reflect certain adjustments to aggregate earnings recognized in prior years. Additionally, the aggregate balance for each NEO includes certain amounts included in the Summary Compensation Tables for prior fiscal years, as shown in the following table:

Name	Amount Reported in Prior Summary Compensation Tables ($)(a)	Fiscal Years Reported

Mr. Austin	1,858,495	2014 – 2023

Ms. Desai	186,372	2022 – 2023

Mr. Probst	17,104	2019 – 2023

Mr. Studer	–	–

Mr. Ducey	129,325	2023

Mr. Jensen	3,770,673	2014 – 2023

(a)

Represents (i) deferred salary and cash incentive awards, (ii) Quanta’s matching contributions and (iii) the value of vested equity awards that have been deferred as of the end of fiscal year 2024, the grant date fair value of which was previously reported.

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control

Employment Agreement Terms

As described further in the Narrative to the 2024 Summary Compensation Table and 2024 Grants of Plan-Based Awards Table above, Quanta was party to an Employment Agreement with each of the NEOs as of December 31, 2024, and currently is party to an Employment Agreement with each of the NEOs other than Mr. Probst, who resigned as Chief Operating Officer as of December 31, 2024 and is currently employed by a Quanta operating company. Mr. Probst’s Employment Agreement terminated upon his resignation on December 31, 2024, and he did not receive any severance payments or benefits in connection with this transition.

Under the terms of the Employment Agreements, each NEO is (or was, as applicable) entitled to payments and benefits upon the occurrence of specified events, including certain terminations of employment or a change in control of Quanta. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are detailed in the Estimated Potential Payments tables below.

The Employment Agreements provide (or provided, as applicable) that if the applicable NEO’s employment is terminated by Quanta without “cause” (and other than due to death or “disability”) or by the applicable NEO for “good reason” (each as defined below) (each, a “qualifying termination”), then, subject to the NEO’s timely execution and non-revocation of a general release of claims and continued compliance with applicable restrictive covenants (the Employment agreements include invention assignment provisions, confidentiality and non-disclosure covenants, non-disparagement restrictions, and non-compete and employee and customer non-solicit restrictions), the NEO will be entitled to receive:

•	A lump-sum amount in cash equal to 18 months (or, for Messrs. Austin and Probst, 24 months) of base salary;

•	A pro-rated annual cash incentive bonus (based on actual performance) for the fiscal year in which the qualifying termination occurs;

•	Quanta-subsidized continued health insurance coverage for up to 18 months (or, for Messrs. Austin and Probst, 24 months) following termination;

•	Quanta-paid outplacement services for up to 12 months following termination (capped at $20,000); and

•	With respect to the NEO’s outstanding equity awards covering Quanta common stock:

•

(a) if, as of the termination date, the NEO’s length of service with Quanta is (i) at least three years but fewer than five years, accelerated vesting of the portion of each equity award (other than an equity award subject to performance-vesting conditions) that would have vested during the 12-month period following termination, and each equity award subject to performance-vesting conditions (each, a “performance award”) will remain outstanding and eligible to vest for a period of 12 months following termination; (ii) at least five years but fewer than ten years, accelerated vesting of the portion of each equity award (other than a performance award) that would have vested during the 24-month period following termination, and each performance award will remain outstanding and eligible to vest for a period of 24 months following termination; and (iii) more than ten years, full accelerated vesting of each equity award (other than a performance award), and each performance award will remain outstanding and eligible to vest following termination (for clarity, all outstanding and unvested equity awards will be forfeited upon the NEO’s qualifying termination if the NEO’s length of service with Quanta as of the termination date is less than three years); and

•

(b) if the NEO’s qualifying termination occurs more than 24 months following a “change in control” of Quanta (as defined below), the NEO will be entitled to full accelerated vesting of all equity awards granted prior to the date of such change in control.

If the NEO’s qualifying termination occurs during the 24-month period following a change in control of Quanta, then, in lieu of the severance payments and benefits described above and subject to the NEO’s timely execution and non-revocation of a general release of claims and continued compliance with applicable restrictive covenants, in addition to accrued amounts, the NEO will be entitled to receive:

•

A lump sum amount in cash equal to the sum of (i) 30 months (or, for Messrs. Austin and Probst, 36 months) of base salary, (ii) 250% (or, for Messrs. Austin and Probst, 300%) of his target annual cash incentive bonus for the fiscal year in which the qualifying termination occurs and (iii) a pro-rated target annual cash incentive bonus for the fiscal year in which the qualifying termination occurs;

•	Quanta-subsidized continued health insurance coverage for up to 30 months (or, for Messrs. Austin and Probst, 36 months) following termination;

•	Quanta-paid outplacement services for up to 12 months following termination (capped at $20,000); and

•	Full accelerated vesting of all outstanding equity awards or equity-linked rights (as defined in in the applicable Employment Agreement).

EXECUTIVE COMPENSATION

In addition, pursuant to the Employment Agreements, if the applicable NEO’s employment terminates due to the NEO’s death or “disability” (as defined in the applicable Employment Agreement), then NEO (or the NEO’s estate or beneficiaries, as applicable) will be entitled to full accelerated vesting of any outstanding equity awards covering shares of Quanta common stock, with the performance goals applicable to any such equity award being treated in accordance with the applicable award agreement (or if the award agreement does not specify such treatment, based on actual performance through the termination date and forecasted performance for the remainder of the applicable performance period).

The Employment Agreements do not contain excise tax gross-up provisions. In the event any payment or benefit received by the NEO would be subject to an excise tax under Section 4999 of the Code, such payments and benefits will be reduced to the minimum extent necessary (but in no event less than zero) to avoid application of the excise tax, except that the full payments and benefits will be made if, after payment by the NEO of the excise tax and all other taxes, the NEO would retain a greater after-tax benefit without such reduction.

Change in Control

Under the Employment Agreements, a change in control has the meaning set forth in the 2019 Omnibus Plan (as summarized below under Equity Incentive Plans).

Cause

The Employment Agreements generally define cause, subject to certain conditions and exceptions, as the NEO’s (i) uncured gross negligence in the performance of, intentional nonperformance of, or inattention to, the NEO’s material duties and responsibilities, (ii) willful dishonesty, fraud or material misconduct with respect to Quanta’s business or affairs, (iii) uncured material violation of Quanta’s policies or procedures, (iv) conviction of, plea of nolo contendere, guilty plea, or confession to, an act of fraud, misappropriation or embezzlement or any crime punishable as a felony or any other crime that involves moral turpitude, (v) use of illegal substances or habitual drunkenness, or (vi) uncured material breach of the Employment Agreement.

Good Reason

The Employment Agreements generally define good reason, subject to customary notice and cure provisions, as the occurrence of any of the following with the applicable NEO’s consent: (i) a diminution in the NEO’s annual base salary of ten percent (10%) or more (other than in connection with base salary reductions imposed on all or substantially all of Quanta’s similarly-situated employees), (ii) a diminution in the NEO’s target annual bonus opportunity of ten percent (10%) or more (other than in connection with reductions in annual bonus opportunities imposed on all or substantially all of Quanta’s similarly-situated employees), (iii) a material diminution in the benefits provided to the NEO under Quanta’s health, welfare and 401(k) plans and programs (excluding any changes to the NEO’s bonus and other incentive compensation) (other than in connection with reductions in such benefits imposed on all or substantially all of Quanta’s similarly-situated employees), (iv) the assignment to the NEO of duties inconsistent with the NEO’s position (including office, title and reporting requirements), authority, duties or responsibilities as contemplated by the Employment Agreement or any other action by Quanta that results in a diminution in such position, authority, duties or responsibilities (excluding an isolated, insubstantial and inadvertent action not taken in bad faith), (v) the failure by Quanta or its successor (or a parent thereof) to grant to the NEO, during the twenty-four (24) month period immediately following the consummation of a change in control of Quanta, equity awards or equity-linked incentive compensation having an aggregate that is at least equal to ninety percent (90%) of the average value of the annual equity awards granted to the NEO during the three years immediately prior to the change in control of Quanta (other than in connection with reductions in equity or equity-linked incentive compensation imposed on all or substantially all of the similarly-situated employees of Quanta or its successor, as applicable), (vi) the NEO’s receipt of a notice of intent not to renew the Employment Agreement from Quanta, (vii) with respect to Mr. Austin only, Quanta’s failure to nominate him to the Board during his service as Chief Executive Officer, (viii) in the event of a pending change in control of Quanta, failure of the successor entity to assume the Employment Agreement, (ix) any requirement that the NEO relocate the NEO’s principal place of work to an office or location that is more than 35 miles from the principal location identified in the Employment Agreement (other than a relocation that results in a decrease in the NEO’s one-way commute), or (x) any material breach of the Employment Agreement by Quanta.

EXECUTIVE COMPENSATION

Equity Incentive Plans

Generally, subject to the provisions of the particular award agreement, unvested RSUs and unearned PSUs granted pursuant to Quanta’s equity incentive plans are forfeited by the participant upon termination of such participant’s employment. However, except as otherwise provided in the Employment Agreements (as described above), upon the death of the participant during the participant’s continuous service or upon the occurrence of a “change in control” (as defined in the 2019 Omnibus Plan), (i) outstanding and unvested RSUs generally become vested, and forfeiture restrictions lapse and (ii) certain of the participant’s outstanding and unearned PSUs may become earned and such number of earned PSUs is based on the achievement of applicable performance goals as of the date of death or change in control and the forecasted achievement of such goals for the remainder of the performance period, as determined in the discretion of the Compensation Committee. Additionally, with respect to unearned PSUs, a participant who resigns prior to completion of the 3-year performance period may, at the discretion of the CEO and with approval of the Compensation Committee, earn a pro rata portion (based on the portion of the 3-year performance period during which the participant was employed) of the shares ultimately awarded upon determination of actual achievement levels.

Equity awards granted subsequent to August 2023 are subject to double-trigger vesting in connection with a change in control (i.e., requiring a termination of employment without cause within 24 months following a change in control) in which the transaction consideration does not consist solely of cash.

Under the 2019 Omnibus Plan, a change in control is generally deemed to occur upon (i) any sale, lease, exchange or other transfer of all or substantially all of the assets of Quanta, (ii) any person or entity becoming the beneficial owner, directly or indirectly, of securities representing more than 50% of the voting power of Quanta’s then outstanding securities, (iii) certain incumbent (and subsequently approved) directors ceasing to constitute a majority of the members of the Board within a two-year period, (iv) consummation of a merger or other business combination, unless all or substantially all of the beneficial owners of outstanding voting securities of Quanta immediately prior to the transaction beneficially own, directly or indirectly, more than 50% of the voting power of the resulting entity immediately following the transaction, or (v) stockholder approval of a complete liquidation of Quanta.

Deferred Compensation

Generally, participants will receive distributions of deferred amounts under Quanta’s deferred compensation plan upon separation from service, the occurrence of a disability, or a specified date (selected at the time of the deferral) and, subject to specific limitations, upon the occurrence of an unforeseeable financial emergency. The terms of Quanta’s deferred compensation plan are discussed in further detail under Nonqualified Deferred Compensation in 2024, and the 2024 Nonqualified Deferred Compensation Table sets forth the aggregate balances payable to the NEOs under Quanta’s deferred compensation plan pursuant to their distribution elections.

EXECUTIVE COMPENSATION

Estimated Potential Payments

The tables below reflect the estimated amounts that would be paid to each NEO upon termination of employment or change in control in varying circumstances identified below. No amounts are paid in the event of termination by Quanta for cause. Except as otherwise indicated, the amounts shown assume that termination or change in control occurred on December 31, 2024 and reflect a market value for Quanta common stock of $316.05 per share, the closing price on such date. Actual amounts to be paid can be determined only upon occurrence of an actual termination or change in control.

Name	Benefit	Death	Disability	Termination by Quanta Without Cause (No Change in Control)	Termination By Executive for Good Reason (No Change In Control)

	Severance(1)	$–	$–	$4,313,675	$4,313,675

Earl C. (Duke) Austin, Jr.	Welfare Benefits	–	–	45,059	45,059
	Equity Benefit(2)	35,128,009	35,128,009	35,128,009	35,128,009

	Total	$35,128,009	$35,128,009	$39,486,743	$39,486,743

	Severance(1)	$–	$–	$1,957,508	$1,957,508

Jayshree Desai	Welfare Benefits	–	–	30,434	30,434
	Equity Benefit(2)	9,264,058	9,264,058	9,262,313	9,262,313

	Total	$9,264,058	$9,264,058	$11,250,255	$11,250,255

	Severance(1)	$–	$–	$1,912,560	$1,912,560

Karl W. Studer	Welfare Benefits	–	–	37,452	37,452
	Equity Benefit(2)	9,161,341	9,161,341	9,161,341	9,161,341

	Total	$9,161,341	$9,161,341	$11,111,353	$11,111,353

	Severance(1)	$–	$–	$1,700,945	$1,700,945

Gerald A. (BJ) Ducey, Jr.	Welfare Benefits	–	–	37,452	37,452
	Equity Benefit(2)	5,846,293	5,846,293	5,846,293	5,846,293

	Total	$5,846,293	$5,846,293	$7,584,690	$7,584,690

	Severance(1)	$–	$–	$1,628,203	$1,628,203

Derrick A. Jensen	Welfare Benefits	–	–	32,812	32,812
	Equity Benefit(2)	6,715,746	6,715,746	6,715,746	6,715,746

	Total	$6,715,746	$6,715,746	$8,376,761	$8,376,761

(1)	Amounts for severance benefits include up to $20,000 in outplacement services.
(2)

The equity benefit represents (i) the value of the unvested RSUs held by the NEO as of December 31, 2024 that would vest upon occurrence of the event and (ii) the value of unearned PSUs (at target) held by the NEO as of December 31, 2024 (excluding, for clarity, PSUs for the 2022 – 2024 performance period). As of December 31, 2024, the NEOs held the following unearned PSUs: 77,069 for Mr. Austin; 16,783 for Ms. Desai; 18,356 for Mr. Studer; 9,205 for Mr. Ducey and 12,255 for Mr. Jensen. The actual number of unearned PSUs that would become earned upon occurrence of the event would be based on the forecasted achievement of performance goals for the remainder of the performance periods and can range from 0% to a maximum of 200% (assuming the highest level of performance) of the target amount of unearned PSUs. The amounts included assume performance at target, without reference to forecasted achievement. Cash dividend equivalents that have accrued through December 31, 2024 and may also be paid with respect to such shares (to the extent they vest) are as follows: Mr. Austin – $64,039; Ms. Desai – $17,017; Mr. Studer – $38,423; Mr. Ducey – $11,018; and Mr. Jensen – $12,757.

EXECUTIVE COMPENSATION

Name	Benefit	Change in Control (No Termination)(1)	Termination Without Cause Within 24 Months Following a Change in Control(1)	Termination by Executive for Good Reason Within 24 months Following a Change in Control(1)
	Severance(2)	$–	$12,170,000	$12,170,000
Mr. Austin	Welfare Benefits(3)	–	71,021	71,021
	Equity Benefit(4)	19,932,325	35,128,009	35,128,009
	Total(5)	$19,932,325	$47,369,030	$47,369,030
	Severance(2)	$–	$5,220,650	$5,220,650
Ms. Desai	Welfare Benefits(3)	–	53,112	53,112
	Equity Benefit(4)	5,127,595	9,264,058	9,264,058
	Total(5)	$5,127,595	$14,537,820	$14,537,820
	Severance(2)	$–	$5,100,000	$5,100,000
Mr. Studer	Welfare Benefits(3)	–	65,359	65,359
	Equity Benefit(4)	5,698,382	9,161,341	9,161,341
	Total(5)	$5,698,382	$14,326,700	$14,326,700
	Severance(2)	$–	$4,430,000	$4,430,000
Mr. Ducey	Welfare Benefits(3)	–	65,359	65,359
	Equity Benefit(4)	3,460,115	5,846,293	5,846,293
	Total(5)	$3,460,115	$8,245,910	$10,341,652
	Severance(2)	$–	$4,336,730	$4,336,730
Mr. Jensen	Welfare Benefits(3)	–	57,261	57,261
	Equity Benefit(4)	4,018,260	6,715,746	6,715,746
	Total(5)	$4,018,260	$11,109,737	$11,109,737

(1)

With respect to these scenarios, under award agreements entered into prior to August 2023 the equity benefit is triggered upon a change in control, and, pursuant to the Employment Agreements, the remaining amounts are triggered upon termination of employment without cause or for good reason, each as defined above. However, as discussed above in Potential Payments Upon Termination or Change in Control – Employment Agreement Terms, awards made to our NEOs subsequent to August 2023 are subject to double-trigger vesting in connection with a change in control (i.e., requiring a termination of employment without cause or, if applicable, by the NEO for good reason, in either case, within 24 months following a change in control) to the extent the transaction consideration does not consist solely of cash.

(2)	Amounts for severance benefits include up to $20,000 in outplacement services.
(3)

Welfare benefits include an approximation of the cost of continued payment of insurance premiums for up to three years after termination (for Mr. Austin) or up to 30 months after termination (for Ms. Desai and Messrs. Studer, Ducey and Jensen), based on the actual cost of premiums for 2025 and the estimated costs of premiums for 2026 and 2027.

(4)

The equity benefit represents (i) the value of the unvested RSUs held by the NEO as of December 31, 2024 that would vest upon occurrence of the event and (ii) the value of unearned PSUs (at target) held by the NEO as of December 31, 2024 (excluding, for clarity, PSUs for the 2022 – 2024 performance period) that would vest upon occurrence of the event. Additional information regarding the number of unearned/unvested PSUs can be found in the Outstanding Equity Awards at 2024 Fiscal Year-End table. The actual number of unearned PSUs that would become earned upon occurrence of the event would be determined by the applicable award agreement and can range from 0% to a maximum of 200% (assuming the highest level of performance) of the target amount of unearned PSUs. The amounts included assume performance at target, without reference to forecasted achievement. Cash dividend equivalents that have accrued through December 31, 2024 and may also be paid with respect to such shares (to the extent they vest) are as follows: Mr. Austin – $64,039; Ms. Desai – $17,017; Mr. Studer – $38,423; Mr. Ducey – $11,018; and Mr. Jensen – $12,757.

(5)

The Employment Agreements do not contain excise tax gross-up provisions. The amounts payable to the NEOs in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Code.

Mr. Probst resigned as Quanta’s Chief Operating Officer on December 31, 2024 and is currently employed by a Quanta operating company. Mr. Probst’s Employment Agreement was terminated in connection with this transition, and he did not receive any severance payments or benefits in connection with his resignation.

EXECUTIVE COMPENSATION

Equity Compensation Plan Information

The material features of Quanta’s equity compensation plans are described in Notes 2 and 14 to the consolidated financial statements included in Item 8 of Part II of Quanta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The following table sets forth information as of December 31, 2024 with respect to Quanta’s equity compensation plans, each of which have received stockholder approval.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders(1)	2,606,470	(2)	–	(3)	1,635,509	(4)

Equity compensation plans not approved by security holders	–		–		–

Total	2,606,470	(2)	–	(3)	1,635,509	(4)

(1)

Includes the 2019 Omnibus Plan and, solely with respect to certain awards for which settlement has been deferred according to prior deferral elections, the Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan (the “2011 Omnibus Plan”).

(2)

Includes (i) 2,451,480 shares issuable in connection with unvested RSUs and a target amount of unearned and unvested awards of PSUs for the performance periods ending on December 31, 2025 and 2026 that may become earned and vested based upon the satisfaction of 3-year Company performance metrics, and (ii) 154,990 previously vested RSUs and previously earned and vested PSUs for which settlement has been deferred according to prior deferral elections. The performance metrics for the PSUs that are scheduled to be earned and vest on December 31, 2026 are described further in Compensation Discussion & Analysis – Executive Compensation Decisions for 2024 – Long-Term Incentive Plan.

(3)	RSUs and PSUs do not have exercise prices.
(4)

Includes, as of December 31, 2024, shares available under the 2019 Omnibus Plan, which provides that the maximum number of shares of Quanta common stock available for issuance in connection with equity awards granted thereunder is 9,639,592 shares, plus any shares underlying share-settling awards previously awarded pursuant to the 2011 Omnibus Plan that are ultimately forfeited, canceled, expired or settled in cash after the effective date of the 2019 Omnibus Plan.

EXECUTIVE COMPENSATION

Chief Executive Officer Pay Ratio

Summary of Results

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, Quanta is providing the following information about the relationship of the annual total compensation of the median employee of the Company and the annual total compensation of Mr. Austin, Quanta’s CEO. For 2024, Quanta’s last completed fiscal year:

•	the median of the annual total compensation of all employees of Quanta (other than Quanta’s CEO) was $115,503;

•	the annual total compensation of Quanta’s CEO was $15,626,189; and

•	based on this information, the ratio of the annual total compensation of Quanta’s CEO to the median of the annual total compensation of all employees was 135 to 1.

Identification of Median Employee

We determined that during 2024 there was no change in the employee population or employee compensation arrangements that we believe would reasonably result in a significant change to our pay ratio disclosure. Therefore, in accordance with Item 402(u) of Regulation S-K, we elected to use the same median employee identified in connection with the 2022 pay ratio calculation (also used in the 2023 pay ratio calculation) for the 2024 pay ratio disclosure.

In order to identify our median employee in connection with our 2022 pay ratio disclosure, we determined that, as of November 30, 2022, our employee population consisted of 46,158 individuals working at the Company and its consolidated subsidiaries, 39,842 of whom were U.S. employees and 6,316 of whom were non-U.S. employees. As permitted under the rule, for purposes of identifying our median employee, we excluded 2,189 non-U.S. employees, or approximately 4.7% of our total employee population set forth above, and after this adjustment our employee population consisted of approximately 43,969 individuals. The excluded countries, along with the number of employees in each country, were as follows: Australia (1,577); Papua New Guinea (252); Trinidad (132); Israel (109); Gabon (55); Peru (29); Colombia (15); Marshall Islands (13); United Kingdom (6); and Chile (1). We then compared (i) for U.S. employees, the amount of salary and wages (including overtime) of our employees as reflected in our payroll records and as reported to the Internal Revenue Service on Form W-2 for 2022 and (ii) for non-U.S. employees, base salary and wages (including overtime) as reflected in our human resources and payroll records for each country for 2022. For purposes of the 2022 median employee determination, we utilized the U.S. dollar equivalent of the local currency, based on the average exchange rate for such foreign currency to the U.S. dollar for 2022. We also annualized the compensation of all permanent employees who were newly hired during 2022. We did not utilize any cost-of-living adjustments.

We consistently applied this compensation measure to all employees (other than our CEO) in the employee population. Although we use a variety of pay elements to structure the compensation arrangements of our employees, we believe that the methodology described above is an appropriate, consistently applied compensation measure that provides a reasonable estimate, calculated in a manner consistent with SEC rules based on our payroll and employment records. Because the SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported by Quanta, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Median Employee Compensation and CEO Compensation

Quanta’s median employee’s annual total compensation for 2024 was determined in accordance with the requirements of Item 402(c)(2) (x) of Regulation S-K, resulting in an annual total compensation of $115,503 for 2024. The amount included in the Total column of the 2024 Summary Compensation Table is utilized for the annual total compensation of Quanta’s CEO.

EXECUTIVE COMPENSATION

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
Quanta is providing the following information about the relationship between executive compensation actually paid and the Company’s financial performance.
Required Disclosure of Compensation Actually Paid Versus Performance
The following table discloses compensation actually paid, as calculated under applicable SEC rules, for our Chief Executive Officer (referred to in this discussion as our principal executive officer (“PEO”)) and our non-PEO
NEOs for the fiscal years ended December 31, 2024, 2023, 2022, 2021 and 2020. Quanta’s executive compensation programs have a history of aligning pay and performance. This is demonstrated in the Company-selected measure listed below: AIP Adjusted EBITDA, which focuses on cash-based operating performance and, among other things, encourages our NEOs to grow the Company’s business, including through expanding and developing relationships with existing and potential customers and expanding service offerings in existing and adjacent markets, and to more efficiently utilize resources. AIP Adjusted EBITDA represents the largest component of the Company’s annual incentive plan for each of the years listed below and represents a primary driver of improvement in ROIC, which is the largest component of the Company’s long-term incentive plan for each of the years listed below. For additional detail regarding the overall structure of our annual and long-term incentive plans, see
Compensation Discussion
 & Analysis – Executive Compensation Decisions for 2024
.

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($) (1) (2)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (3)	Average Compensation Actually Paid to Non-PEO NEOs ($) (2)	Value of Initial Fixed $100 Investment Based On:		Net Income ($)	AIP Adjusted EBITDA ($) (5)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (4)
2024	15,626,189	28,071,619	4,557,350	7,566,317	785.80	270.31	927,283,000	2,163,804,000

2023	14,624,532	37,757,134	4,218,658	9,181,936	536.01	186.32	750,689,000	1,930,299,000

2022	12,038,960	39,769,586	4,356,762	10,990,868	353.32	163.33	511,643,000	1,661,473,000

2021	10,967,217	48,236,319	4,353,114	13,991,741	283.50	160.00	491,983,000	1,176,043,000

2020	9,802,905	34,539,536	3,524,134	9,724,273	177.74	114.86	451,959,000	1,065,502,000

(1)	Our PEO included in the table above for each of 2024, 2023, 2022, 2021 and 2020 is Earl C. Austin Jr.
(2)
The table below sets forth adjustments made to our PEO’s and each of our non-PEO
NEOs’ total compensation reported in the Summary Compensation Table for the year ended 2024 to determine compensation actually paid. Adjustments utilized in 2023 can be found in the Company’s 2024 Proxy Statement and adjustments utilized in 2022, 2021 and 2020 can be found in the Company’s 2023 Proxy Statement.

	2024
	PEO	Average Non-PEO NEOs

Summary Compensation Table Total	15,626,189	4,557,350

Deduction for Summary Compensation Table Total for Stock Awards	(12,372,234)	(2,941,830)

Increase based on Value of Current Year Awards Outstanding and Unvested at Year End (a)	10,814,491	2,657,556

Increase based on Value of Current Year Awards that Vested in Current Year (a)	–	–

Change in Value from Prior Fiscal Year End for Prior Year Awards Outstanding and Unvested at Year End (a)	8,457,300	2,215,075

Change in Value from Prior Fiscal Year End to Vesting Date for Prior Year Awards that Vested in Current Year (a)	5,545,873	1,078,166

Compensation Actually Paid	28,071,619	7,566,317

(a)
The fair value of equity award adjustments for each applicable year were calculated in accordance with FASB ASC 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

EXECUTIVE COMPENSATION

(3)
Reflects the average total compensation of our
non-PEO
NEOs, as calculated in the Summary Compensation Table for each of the years shown. Our non-PEO
NEOs included in the table above are the following individuals: for 2024, Jayshree S. Desai, J. Redgie Probst, Karl W. Studer, Gerald A. Ducey, Jr. and Derrick A. Jensen; for 2023, Jayshree S. Desai, J. Redgie Probst, Derrick A. Jensen, Gerald A. Ducey, Jr. and Paul C. Gregory; for 2022, Jayshree S. Desai, Paul C. Gregory, J. Redgie Probst and Derrick A. Jensen; and for 2021 and 2020, Derrick A. Jensen, Paul C. Gregory, J. Redgie Probst and Donald C. Wayne.

(4)
The Company’s peer group for purposes of Item 201(e)(ii) of Regulation
S-K
was utilized for purposes of calculating peer group TSR. Such peer group includes: AECOM, Dycom Industries, Inc., EMCOR Group Inc., Fluor Corporation, Jacobs Solutions Inc., KBR, Inc., MasTec, Inc., MYR Group Inc. and Primoris Services Corporation. In accordance with applicable SEC rules, peer group TSR was calculated on a market capitalization weighted basis according to the respective issuers’ stock market capitalization at the beginning of each period for which a return is indicated. TSR for both the Company and the peer group is based on an initial $100 investment, measured on a cumulative basis from the market close on December 31, 2019, through and including the end of the fiscal year for which TSR is being presented in the table, and assumes that all dividends, if any, were reinvested.

(5)
AIP Adjusted EBITDA is the financial measure from the tabular list of most important measures shown below, which, in the Company’s assessment, represents for 2024 the most important performance measure used to link compensation actually paid to our PEO and non-PEO
NEOs to the Company’s performance. Adjusted EBITDA is defined in
Compensation Discussion
 & Analysis – Executive Compensation Decisions for 2024 – Annual Incentive Plan
and is a
non-GAAP
financial measure. For a reconciliation of AIP Adjusted EBITDA to operating income for the year ended 2024 determined in accordance with GAAP, see Appendix A to this Proxy Statement.

Required Tabular List of Most Important Measures Linking Compensation Actually Paid During 2024 to Company Performance
As required by SEC rules, we disclose below the most important measures used by the Company to link compensation actually paid to our NEOs for 2024 to Company performance. For further information regarding these performance metrics and their function in our executive compensation program, please see
Compensation Discussion
 & Analysis – Executive Compensation Decisions for 2024
.

2024 Most Important Measures

AIP Adjusted EBITDA	ROIC

AIP Adjusted EBITDA Margin	Relative TSR

Safety Performance

EXECUTIVE COMPENSATION

Required Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, (ii) our peer group TSR, (iii) our net income and (iv) our AIP Adjusted EBITDA, in each case, for the fiscal years ended December 31, 2024, 2023, 2022, 2021 and 2020.
Compensation Actually Paid versus Company TSR and Peer Group TSR

EXECUTIVE COMPENSATION

Compensation Actually Paid versus Net Income

Compensation Actually Paid versus AIP Adjusted EBITDA

ADVISORY VOTE TO APPROVE

EXECUTIVE COMPENSATION

Proposal 2: Advisory Vote to Approve Executive Compensation

The Board of Directors unanimously recommends a vote FOR the advisory resolution approving Quanta’s executive compensation.

The Board is committed to excellence in corporate governance. As part of that commitment, and as required by Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board is providing Quanta’s stockholders with an opportunity to act on an advisory vote to approve the compensation of Quanta’s NEOs, as described in Compensation Discussion & Analysis and in the compensation tables and accompanying narrative disclosure set forth in Executive Compensation.

At the 2024 annual meeting of stockholders, over 93% of Quanta’s stockholders voting on the “say-on-pay” proposal approved the compensation of our NEOs as described in our proxy statement filed with the SEC on April 12, 2024. The Compensation Committee intends to seek stockholder guidance on executive compensation by conducting future advisory votes on executive compensation every year until the next stockholder advisory vote on the frequency of future advisory votes, which is scheduled to occur no later than the 2029 annual meeting of stockholders. We expect that our next advisory “say-on-pay” vote will occur at our 2026 annual meeting of stockholders.

The Compensation Committee establishes, recommends and governs the compensation and benefits policies and actions for the NEOs. The Compensation Committee also designs compensation and benefits to align with Quanta’s compensation philosophy, as set forth below.

•	Compensation programs are competitive with market, allowing for attraction and retention of key employees.

•	Compensation programs should be administered equitably throughout the Company.

•	Incentive payouts should vary based on measurable Company performance.

•	Compensation decisions should consider the affordability of the compensation programs on an ongoing basis.

•	Compensation programs should balance short-term and long-term business interests, stakeholder interests, costs / benefits and motivational value.

•	Compensation programs should support Quanta’s overall business strategy and reflect an ownership culture.

•	Compensation programs should reflect the risk profile of the Company and not motivate outsized risks that could materially impact the business.

•	Compensation programs should be able to be communicated transparently to stakeholders.

•	Compensation programs are designed and administered to comply with all applicable laws and regulations and should take into account investor and proxy advisor policies.

Quanta’s executive compensation program is consistent with our compensation philosophy. In particular, a substantial portion of compensation is linked to performance on the strategic objectives of the Company, with a significant portion of target total direct compensation of NEOs each year being “at-risk,” and therefore dependent upon performance against incentive targets or peer company performance or upon continued employment and stock price performance during a vesting period. Moreover, equity-based awards play an important role in our executive compensation program, providing alignment with stockholders, creating incentives for the increase of stockholder value and promoting an ownership culture. Finally, Quanta’s executive compensation program is designed to reward superior performance and provide for a substantial reduction in earned compensation in the event of underperformance.

Overall, the Compensation Committee believes that the total compensation paid and awarded to Quanta’s NEOs in 2024 is reasonable and appropriate. Based on Quanta’s continued strong performance, the financial and operational performance targets established for the 2024 annual and long-term incentive plans generally represented meaningful increases as compared to the performance targets established in prior years.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Annual cash incentives paid under the 2024 annual incentive plan were below target despite continued improvement in financial metrics year-over-year, as such performance was partially offset by below-threshold performance with respect to safety performance improvement. With respect to long-term equity incentive awards, 60% (or 70% in the case of Messrs. Austin, Probst and Studer) of those awards remain subject to a 3-year performance period requiring achievement of certain performance targets related to return on invested capital, total stockholder return relative to a broad equity market index, property and equipment utilization (i.e., capital efficiency) and safety and fleet management sustainability metrics, which the Compensation Committee believes are strongly connected to stockholder value creation and the overall performance of the Company. The remainder of the long-term equity incentive awards vest over a 3-year period, further aligning NEO compensation and stockholder value and promoting retention.

For these reasons, the Board unanimously recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to Quanta’s named executive officers, as described pursuant to the compensation disclosure rules of the Securities and Exchange Commission in Quanta’s proxy statement for the 2025 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure and any related disclosure, is hereby APPROVED.”

Advisory approval of the resolution on Quanta’s executive compensation requires the affirmative vote of a majority of the voting power of the shares of Quanta common stock present at the Annual Meeting in person or by proxy and that cast a vote on this proposal. The results of this vote are not binding on the Board, whether or not the proposal is adopted. While the resolution is non-binding, the Board values the opinions that stockholders express in their votes and in any additional dialogue. In evaluating the vote on this advisory resolution, the Board intends to consider the voting results in their entirety.

The Board of Directors unanimously recommends a vote FOR the advisory resolution approving Quanta’s executive compensation.

INDEPENDENT

AUDITOR

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm.

The Audit Committee has the ultimate authority and responsibility to directly appoint, compensate, retain, oversee, evaluate and, where appropriate, terminate Quanta’s independent registered public accounting firm. The Audit Committee has appointed PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm for the fiscal year ending December 31, 2025. PricewaterhouseCoopers LLP has served as Quanta’s independent public accounting firm since June 2002.

Prior to selecting an independent registered public accounting firm, the Audit Committee considers the firm’s qualifications, independence and performance, as well as the advisability and potential impact of selecting a new independent registered public accounting firm. At least annually the Audit Committee also obtains and reviews a report from its current independent registered public accounting firm describing (1) its internal quality control procedures, (2) any material issues raised by their most recent quality-control review (whether internal or peer review) or by any governmental or professional authority inquiry or investigation, within the preceding five years and with respect to an independent audit carried out by the firm, along with any steps taken to deal with any such issues, and (3) all relationships between the firm and Quanta. Additionally, when assessing the public accounting firm’s independence, the Audit Committee reviews all audit and non-audit services provided by the firm in the prior fiscal year. For further information regarding the services provided by PricewaterhouseCoopers LLP during fiscal year 2024, see Audit Fees below.

In accordance with SEC rules, audit partners for independent registered public accounting firms are also subject to rotation requirements that limit the number of consecutive years an individual partner may serve in certain roles. For lead and concurring audit partners, the maximum is five consecutive years of service. We select the lead partner from our independent registered public accounting firm pursuant to this rotation policy following meetings with potential candidates and discussions between the Audit Committee and management.

We are asking our stockholders to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Audit Committee is submitting the appointment of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. In the event the stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of Quanta and its stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement, if they choose, and to respond to appropriate questions.

Ratification of the appointment of PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shares of Quanta common stock present at the Annual Meeting in person or by proxy and that cast a vote on this proposal.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm.

INDEPENDENT AUDITOR

Audit Committee Report

The Audit Committee is composed of four independent directors and operates under a formal written charter adopted by the Board of Directors.

As members of the Audit Committee, our primary purpose is to assist with the Board of Directors’ oversight of (i) the integrity of Quanta’s financial statements, (ii) Quanta’s compliance with applicable legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, (iv) the performance of Quanta’s internal audit function and independent auditors, (v) the Company’s systems of disclosure controls and procedures, (vi) the Company’s internal controls over financial reporting and (vii) compliance with ethical standards adopted by the Company. The Audit Committee is solely responsible for the appointment and compensation of Quanta’s independent registered public accounting firm. Management is responsible for Quanta’s financial reporting processes, including its system of internal controls, and for the preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States. Quanta’s independent registered public accounting firm is responsible for expressing an opinion as to whether the consolidated financial statements are free of material misstatements based on their audit. Our responsibility is to monitor and review these processes. In carrying out our role, we rely on Quanta’s management and independent registered public accounting firm.

We have reviewed and discussed Quanta’s audited consolidated financial statements with management. Management has confirmed to us that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States.

In addition, we have discussed with PricewaterhouseCoopers LLP, Quanta’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

We have received written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with us concerning independence, and we have discussed with PricewaterhouseCoopers LLP its independence from Quanta.

Based on our review and discussions referred to above, we recommended to Quanta’s Board of Directors that Quanta’s audited consolidated financial statements be included in Quanta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the Securities and Exchange Commission.

Worthing F. Jackman, Chairman

Warner L. Baxter

Vincent D. Foster

Holli C. Ladhani

INDEPENDENT AUDITOR

Audit Fees

The Audit Committee of the Board has adopted a policy requiring pre-approval by the Audit Committee of all audit and permissible non-audit services to be provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. On an annual basis, the Audit Committee reviews and, as it deems appropriate, pre-approves the particular services to be provided by our independent registered public accounting firm and establishes specific budgets for each service. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee must be informed promptly of the provision of each service that is permitted by the pre-approval policy. In addition, the Audit Committee may periodically revise the list of pre-approved services and related fee levels based on subsequent determinations. Any services expected to exceed pre-approved fee levels require the specific pre-approval of the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members.

The following table details the aggregate fees billed by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for fiscal years 2024 and 2023:

	2024	2023

Audit Fees(1)	$7,749,362	$6,754,120

Audit-Related Fees(2)	–	–

Tax Fees(3)	–	–

All Other Fees(4)	82,273	84,604

Total	$7,831,635	$6,838,724

(1)

Represents fees for professional services rendered for the audit of our annual consolidated financial statements, review of our interim consolidated financial statements, review of registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings and assisting in responding to SEC comment letters, evaluation of the effectiveness of Quanta’s internal control over financial reporting, and statutory audits, statutory compliance reviews and financial statement audits of certain of our subsidiaries, as well as out-of-pocket expenses incurred in the performance of audit services.

(2)

Represents fees for professional services rendered for other assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, including fees for consultations related to the impact of final or proposed rules, standards or interpretations by the SEC, Financial Accounting Standards Board or other regulatory or standard-setting bodies.

(3)

Represents fees for professional services rendered for tax planning, compliance and advice related to U.S. federal, state and local matters, international matters, review of U.S. federal, state and local and international tax returns and consulting and implementation of certain tax restructuring transactions.

(4)	Represents consulting fees for the implementation of accounting software and fees for accounting research software tools.

The Audit Committee has reviewed the services performed by PricewaterhouseCoopers LLP and the related fees and has considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining independence of PricewaterhouseCoopers LLP. During 2024, no fees for services outside the scope of audit, review, or attestation that exceed the waiver provisions of 17 CFR 210.2-01(c)(7)(i)(C) were approved by the Audit Committee.

AMENDMENT TO OMNIBUS EQUITY INCENTIVE PLAN

Proposal 4: Approval of Amendment to the Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan

Amendment

Stockholders are being asked to approve an amendment to the 2019 Omnibus Plan. The 2019 Omnibus Plan was originally approved by the Board on March 21, 2019 and by Quanta’s stockholders on May 23, 2019. On March 21, 2025, the Board approved an amendment to the 2019 Omnibus Plan, subject to stockholder approval, to increase the number of shares of Quanta common stock that may be issued thereunder by 4,190,000 shares (the “Amendment”). As of March 31, 2025 and prior to the approval of the Amendment, 1,020,696 shares of Quanta common stock remained available for future grant of awards under the 2019 Omnibus Plan, and in the event the Amendment is approved, a total of 5,210,696 shares of Quanta common stock would be available for future grant of awards under the 2019 Omnibus Plan, less one share for every one share granted under the 2019 Omnibus Plan after March 31, 2025. You are being asked to approve the proposed Amendment, the full text of which is included in Appendix B to this Proxy Statement. We are not proposing any other amendments to the terms of the 2019 Omnibus Plan.

Quanta utilizes equity incentive compensation to provide equity-based compensation and performance-based compensation, payable in equity or cash, to our directors, executive officers, employees, consultants and advisors. The primary purposes for using equity-based compensation and performance-based compensation are to attract and retain key personnel and to provide a means for directors, officers, employees, consultants and advisors to acquire and maintain an interest in Quanta, which interest may be measured by reference to the value of shares of Quanta common stock. As set forth below, the Board believes that the effective use of equity-based compensation and performance-based compensation has been integral to the Company’s success in the past and is vital to its ability to achieve continued strong performance in the future.

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Broad-Based Grant Practices. Quanta grants equity-based compensation to management and key operations personnel at the majority of our operating companies and has awarded equity-based incentive compensation to approximately 3,100 individuals on an annual average basis over the last three fiscal years. Furthermore, approximately 78% of the equity-based compensation awards under the 2019 Omnibus Plan have been granted to employees that are not executive officers or directors of Quanta. We believe these broad-based grants help align incentives throughout the organization.

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Strategic Grant Practices. Quanta has historically utilized strategic acquisitions as a key component to broaden our customer base, expand our geographic area of operations, grow and diversify our portfolio of services and increase opportunities across the organization. Granting equity-based compensation awards to key personnel of an acquired business helps foster retention and an ownership culture and alignment of incentives. Since May 2019, when the 2019 Omnibus Plan was adopted, Quanta has granted equity-based compensation awards covering approximately 1.8 million shares to key employees of acquired businesses in connection with the closing of strategic acquisitions.

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Reasonable Share Request. Quanta believes that the increase to the number of shares of Quanta common stock available for issuance under the 2019 Omnibus Plan, together with the remaining shares currently available for issuance under the 2019 Omnibus Plan, would be sufficient for equity compensation awards over approximately the next three to four years, and that such a request is reasonable and consistent with general market practices.

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Impact of Insufficient Shares. If stockholders do not approve the Amendment, we expect that we will have an insufficient number of shares available to make equity-based compensation a meaningful part of our employees’ overall compensation in the future, requiring us to consider providing additional cash awards or remuneration in order to maintain competitive levels of compensation. We believe that outcome could negatively impact our ability to align employee compensation with the interests of our stockholders.

2019 Omnibus Plan Best Practices

The 2019 Omnibus Plan includes features designed to protect stockholder interests and reflect our compensation and governance principles, as described below.

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One-Year Minimum Vesting Requirement. Subject to certain limited exceptions, the 2019 Omnibus Plan requires future equity awards to have minimum vesting periods of not less than one year from the date an award is granted.

AMENDMENT TO OMNIBUS EQUITY INCENTIVE PLAN

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No Payment of Dividends on Unvested Awards. Payment of dividends and dividend equivalents on shares underlying unvested awards is expressly prohibited until awards vest and/or restrictions lapse, such that declared dividends and dividend equivalents are subject to forfeiture until such vesting and/or lapsing.

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Director Compensation Limit. Awards under the 2019 Omnibus Plan and all other compensation payable to each non-employee director is subject to an aggregate limit of $500,000 per year, provided that a newly elected director may receive up to $750,000 for his or her initial calendar year of service on the Board and a director serving as Chairman of the Board or Lead Director may receive up to $750,000 per calendar year.

•	No Liberal Share Recycling. Shares tendered or withheld to cover taxes or pay the exercise of an award are not again available for grant under the 2019 Omnibus Plan.

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Clawback Policies. Incentive compensation is subject to recoupment as required by law or pursuant to the Company’s clawback policies (as described in further detail in Compensation Discussion & Analysis – Clawback Policies), or if the Board determines that a participant has violated applicable restrictive covenants.

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No Discounted Options or Stock Appreciation Rights. Options and stock appreciation rights must have an exercise price or base price at or above the fair market value per share of Quanta common stock on the date of grant.

•	Prohibition on Repricing. Repricing of stock options and stock appreciation rights without the approval of our stockholders is expressly prohibited.

•	No Liberal Change in Control Definition. The 2019 Omnibus Plan does not include a “liberal” change in control definition (i.e., mergers require actual consummation).

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No Excise Tax Gross-Ups. The 2019 Omnibus Plan includes a default “best-net” parachute payment provision, which states that either parachute payments will be reduced to avoid excise taxes or a participant will receive the full amount of the parachute payments and pay the related excise taxes, whichever results in the better after-tax result for the participant.

•	Transfer Restrictions. The 2019 Omnibus Plan includes robust transfer restrictions, including that no award may be transferred to a third-party financial institution for value.

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Fixed Term and Fixed Share Authorization. The 2019 Omnibus Plan has a term of ten years and does not have an “evergreen” feature (i.e., the amount of shares authorized is fixed and can only be increased with stockholder approval).

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Double-Trigger Equity Awards. Equity awards granted subsequent to August 2023 are subject to double-trigger vesting in connection with a change in control in which the transaction consideration does not consist solely of cash.

Rationale for Shares Requested

The Compensation Committee carefully monitors our annual net burn rate, which is the rate at which awards are granted as a percentage of outstanding shares of Quanta common stock, and potential stockholder dilution in order to maximize stockholder value, and the number of equity incentive awards granted is limited to the amount believed necessary to attract, retain and motivate key personnel. Quanta believes that the number of shares requested pursuant to the Amendment, together with the remaining shares currently available for grant under the 2019 Omnibus Plan, will be sufficient for equity awards over approximately the next three to four years. This view is based on several assumptions, including that our grant practices will be consistent with our historical practices and usage, and is dependent on a number of other factors that are difficult to predict or beyond our control, including the price of Quanta common stock underlying future grants, our hiring and acquisition activity, forfeitures of outstanding awards and other circumstances that may require us to change our equity grant practices. These underlying assumptions and factors cannot be predicted with certainty, and to the extent they change, the number of shares requested may not last for the estimated period of time.

Additionally, if stockholders do not approve the Amendment, we expect that we will have an insufficient number of shares available to make equity-based compensation a meaningful part of our employees’ overall compensation in the future, requiring us to consider providing additional cash awards or remuneration in order to maintain competitive levels of compensation. We believe that outcome could negatively impact our ability to align employee compensation with the interests of stockholders. Quanta believes, based on certain assumptions similar to those described above, that the number of shares currently available for issuance under the 2019 Omnibus Plan, if the Amendment is not approved, could be depleted in approximately one year.

AMENDMENT TO OMNIBUS EQUITY INCENTIVE PLAN

Outstanding Full-Value Awards and Shares Available

The following table sets forth (i) the actual amount of outstanding full-value awards and shares remaining available for future grants under the 2019 Omnibus Plan as of March 31, 2025 and (ii) the amount of outstanding full-value awards and shares remaining available for future grants assuming the Amendment was approved by stockholders as of March 31, 2025. The 2019 Omnibus Plan is the only equity plan pursuant to which we have unvested equity awards outstanding and is the only equity plan currently in effect under which we can grant equity awards.

	Outstanding Full-Value Awards(1)	Shares Available for Future Grant(2)

Prior to Approval of the Amendment	2,258,534	1,020,696

After Approval of the Amendment	2,258,534	5,210,696

(1)

Amount includes unvested RSUs that may be settled in Quanta common stock and a target amount of unearned and unvested awards of PSUs. The number of PSUs that will become earned and vest, and the resulting number of shares of Quanta common stock to be issued, will be determined as soon as administratively practicable after completion of the applicable performance period, and the number of shares of Quanta common stock ultimately issued can range from 0% to a maximum of 200% of the target number. Amount excludes 151,907 previously vested RSUs and previously earned and vested PSUs for which settlement has been deferred according to prior deferral elections. The amount of outstanding full-value awards will be increased by any awards granted after March 31, 2025 and prior approval of the Amendment.

(2)	The amount of shares available for future grant will be reduced by the number of shares underlying any awards granted after March 31, 2025 and prior the approval of the Amendment.

Summary of 2019 Omnibus Plan

The material terms of the 2019 Omnibus Plan, as proposed to be amended by the Amendment, are set forth below and are qualified in their entirety by the full text of the Amendment, which is included in Appendix B to this Proxy Statement and the full text of the 2019 Omnibus Plan, which is included in Appendix C to this Proxy Statement and is marked to show the changes proposed by the Amendment.

Number of Shares Authorized

The 2019 Omnibus Plan reserves for awards thereunder up to an aggregate amount of approximately 9.95 million shares of Quanta common stock (which includes approximately 9.17 million shares previously reserved for issuance and approximately 0.78 million shares that remained available for issuance under the 2011 Omnibus Plan as of the effective date of the 2019 Omnibus Plan). As of March 31, 2025 and prior to the approval of the Amendment, 1,020,696 shares of Quanta common stock remained available for future grant of awards under the 2019 Omnibus Plan. In the event the Amendment is approved, an additional 4,190,000 shares of Quanta common stock would be available for future grant of awards and the total amount of shares available for future grant under the 2019 Omnibus Plan would be 5,210,696, less one share for every one share granted under the 2019 Omnibus Plan after March 31, 2025.

All of such shares are available for awards of incentive stock options. If any award granted under the 2019 Omnibus Plan is forfeited, cancelled or expires or lapses without being exercised, the shares subject to such award are again made available for future grant. Shares of Quanta common stock that are used to pay the exercise price of an option, that are tendered or withheld to satisfy a participant’s tax withholding obligation or are reacquired by Quanta with the proceeds of an option exercise are not available for re-grant under the 2019 Omnibus Plan. If there is any change in our corporate capitalization, the Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under the 2019 Omnibus Plan, the number of shares covered by awards then outstanding under the 2019 Omnibus Plan, the limitations on awards under the 2019 Omnibus Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

No more than 1,000,000 shares subject to awards may be granted to any individual during any calendar year. Additionally, the aggregate value of awards granted under the 2019 Omnibus Plan, together with any cash compensation granted under the 2019 Omnibus Plan or otherwise, during any calendar year to any non-employee director may not exceed $500,000, except that for any non-employee director who is serving as Chairman of the Board or Lead Director of the Board such compensation may not exceed $750,000 per calendar year and for any non-employee director who is serving in his or her first calendar year on the Board such compensation may not exceed $750,000 for such first calendar year.

Awards under the 2019 Omnibus Plan may be granted in assumption of or in substitution for outstanding awards previously granted by an entity acquired by Quanta (“Substitute Awards”). Substitute Awards do not count against the aggregate number of shares reserved for awards under the 2019 Omnibus Plan.

AMENDMENT TO OMNIBUS EQUITY INCENTIVE PLAN

In the event that Quanta acquires an entity that has stockholder-approved shares under a pre-existing incentive plan, Quanta may use such shares (after adjustment, if applicable, as appropriate to reflect the transaction) for awards to individuals who were not employees of Quanta or its affiliates prior to such transaction, and such awards shall not reduce the shares of Quanta common stock reserved for awards under the 2019 Omnibus Plan.

Administration and Eligibility

The Compensation Committee administers the 2019 Omnibus Plan, and subject to applicable regulations and the terms of the 2019 Omnibus Plan described below, has the authority to grant awards under the 2019 Omnibus Plan, to interpret the 2019 Omnibus Plan, to determine the terms and conditions of any agreements evidencing any awards granted under the 2019 Omnibus Plan and to adopt, alter and repeal rules, guidelines and practices relating to the 2019 Omnibus Plan. In addition, the Compensation Committee may delegate to a committee of one or more members of the Board (i) the authority to grant awards with respect to a specified maximum aggregate value or number of shares of Quanta common stock to participants who are not officers or directors of Quanta and/or (ii) the administrative duties under the 2019 Omnibus Plan with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Compensation Committee.

Employees, directors, officers, advisors or consultants of Quanta or its affiliates are eligible to participate in the 2019 Omnibus Plan, as are prospective employees, directors, officers, consultants or advisors of Quanta who have agreed to serve us in those capacities. As of December 31, 2024, Quanta had ten non-employee directors, seven executive officers, approximately 58,400 employees and less than approximately 175 consultants or advisors to Quanta who are, in each case, eligible to participate in the 2019 Omnibus Plan.

Awards Available for Grant

We may grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights (“SARs”), restricted stock awards, RSUs, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing under the 2019 Omnibus Plan. All future awards under the 2019 Omnibus Plan must have a vesting period or restriction period that is at least one year from the date the award is granted, except that such limitation does not apply to Substitute Awards, shares of Quanta common stock delivered in settlement of vested cash awards, awards to non-employee directors that are scheduled to vest at the next annual meeting which is at least 50 weeks after the previous annual meeting and 5% of all shares reserved for awards under the 2019 Omnibus Plan.

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Options. The Compensation Committee has authority to grant options to purchase shares of Quanta common stock (“Options”) that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “non-qualified,” meaning they are not intended to (or otherwise do not) satisfy the requirements of Section 422 of the Code. Options granted under the 2019 Omnibus Plan are subject to the terms and conditions established by the Compensation Committee. Under the terms of the 2019 Omnibus Plan, the exercise price per share of an Option may not be less than the fair market value per share of Quanta common stock at the time of grant. Options granted under the 2019 Omnibus Plan are subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an Option granted under the 2019 Omnibus Plan is ten years from the date of grant (or five years in the case of a qualified Option granted to a 10% stockholder). If a participant who has terminated employment is prohibited, by law or Quanta policy (e.g., due to a blackout period or lock-up), from exercising an Option during the otherwise permissible post-termination exercise period, the post-termination exercise period of the Option will be extended for the later of 30 days after the end of such prohibition or the expiration of the original post-termination exercise period of the Option. Payment in respect of the exercise of an Option may be made in cash or by check, or the Compensation Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism, a net exercise method, or by such other method as the Compensation Committee may determine to be appropriate. If not previously exercised, an Option will be exercised automatically on the last trading day of its term if on such date the fair market value of a share of Quanta common stock exceeds the exercise price per share of the Option.

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SARs. The Compensation Committee is authorized to award SARs under the 2019 Omnibus Plan. SARs are subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or a combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. The strike price per share for each SAR may not be less than the fair market value per share of Quanta common stock at the time of grant. An Option granted under the 2019 Omnibus Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an Option. SARs granted in connection with an Option are subject to terms similar to the Option corresponding to such SARs. The terms of the SARs are subject to terms established by the Compensation Committee and reflected in the award agreement. If a participant who has terminated employment is prohibited, by law or Quanta policy, from exercising a SAR

AMENDMENT TO OMNIBUS EQUITY INCENTIVE PLAN

during the otherwise permissible post-termination exercise period, the post-termination exercise period of the SAR will be extended for the later of 30 days after the end of such prohibition or the original post-termination exercise period of the SAR. If not previously exercised, a SAR will be exercised automatically on the last trading day of its term if on such date the fair market value of a share of Quanta common stock exceeds the strike price per share of the SAR.

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Restricted Stock. The Compensation Committee is authorized to award restricted stock under the 2019 Omnibus Plan. Restricted stock is Quanta common stock that generally is non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Restrictions on restricted stock lapse at such times determined by the Compensation Committee in accordance with the terms of the 2019 Omnibus Plan and specified in the applicable award agreement. Generally, if a participant terminates employment or service during the restricted period, then any unvested restricted stock is forfeited. The Compensation Committee may determine the terms of the restricted stock awards. Any dividends with respect to an award of restricted stock will not be payable until the expiration of the restriction period with respect to the underlying award and will be forfeited to the extent the award of restricted stock is forfeited.

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Restricted Stock Unit Awards. The Compensation Committee is authorized to award RSUs under the 2019 Omnibus Plan. RSUs vest at such times as determined by the Compensation Committee and specified in the applicable award agreement. If a participant terminates employment or service during the period of time over which all or a portion of the units are to be earned, then any unvested units are generally forfeited. The Compensation Committee may determine the terms of such RSUs. At the election of the Compensation Committee, the participant receives a number of shares of Quanta common stock equal to the number of RSUs that vest or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the RSUs vest. An award of RSUs may include rights to the equivalent of any dividends that would have been payable on a like-number of shares of Quanta common stock. Any such dividend equivalents will not be payable until the expiration of the restriction period with respect to the underlying award and will be forfeited to the extent the award of RSUs is forfeited.

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Stock Bonus Awards. The Compensation Committee is authorized to grant awards of unrestricted shares of Quanta common stock or other awards denominated in shares of Quanta common stock, either alone or in tandem with other awards, under such terms and conditions as the Compensation Committee may determine.

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Performance Compensation Awards. The Compensation Committee is authorized to grant restricted stock, RSUs, stock bonus awards or cash bonus awards under the 2019 Omnibus Plan in the form of a performance compensation award.

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Dividend / Dividend Equivalents. With respect to any award granted under the 2019 Omnibus Plan (other than Options and SARs), the Compensation Committee may also grant dividend equivalent rights which shall entitle the participant to an amount equal to all dividends and other distributions that are payable during the restricted period on a like-number of shares of Quanta common stock. Dividends and dividend equivalents, as applicable, will not be payable unless and until the corresponding award vests and the restrictions on such award lapse, and in the event the underlying award is forfeited, any dividends or dividend equivalents with respect to such award shall also be forfeited.

With regard to a particular performance compensation award, the Compensation Committee has sole discretion to select the length of the performance period, the type of award to be issued, the performance criteria, the performance goals and the performance formula.

Any one or more of the performance criteria may be used on an absolute or relative basis to measure the performance of a participant and Quanta (and/or any affiliate, division, reportable segment or operating company of Quanta or any combination of the foregoing), as the Compensation Committee may deem appropriate, or may be compared to the performance of a selected group of comparison companies or a published or special index that the Compensation Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Compensation Committee also has the authority to provide for accelerated vesting of any performance award based on the achievement of performance goals pursuant to the applicable performance criteria.

Other Terms

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Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative, and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution. The Compensation Committee, however, may permit awards (other than incentive stock options) to be transferred to family members, a trust for the benefit of such family members, or a partnership or limited liability company whose partners or stockholders are the participant and his or her family members.

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Term and Amendment. The 2019 Omnibus Plan has a term of ten years from the date of stockholder approval. The Board may amend, suspend or terminate the 2019 Omnibus Plan at any time; however, stockholder approval may be necessary if the law so requires. No amendment, suspension or termination can materially and adversely affect the rights of any participant or recipient of any award without their consent.

AMENDMENT TO OMNIBUS EQUITY INCENTIVE PLAN

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Repricing of Options and SARs. Without stockholder approval, except in the event of certain corporate transactions or events, including a Change in Control, (i) no amendment or modification may reduce the exercise price of an Option or strike price of a SAR, (ii) the Compensation Committee may not cancel, exchange, substitute, buyout or cash out any outstanding Option or SAR the exercise or strike price, as applicable, of which exceeds the fair market value of a share of Quanta common stock and (iii) the Compensation Committee may not take any other action that is considered “repricing” for purposes of stockholder approval rules of the applicable securities exchange on which the Quanta common stock is listed.

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Change in Control. Except as may otherwise be provided in an award agreement or the employment agreement of a participant, in the event of a Change in Control (as defined in the 2019 Omnibus Plan), all outstanding Options and equity awards (other than performance compensation awards) issued under the 2019 Omnibus Plan will become fully vested and free from restrictions, and performance compensation awards will vest, as determined by the Compensation Committee, based on the level of attainment of the specified performance goals.

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Termination of Employment. Unless specifically provided otherwise in an award agreement or employment agreement, generally, upon a termination of employment other than for Cause (as defined in the 2019 Omnibus Plan): (i) unvested Options terminate, and vested Options may be exercised following the termination of a participant’s employment for a period of one year in the event of the participant’s death or Disability (as defined in the 2019 Omnibus Plan) or 90 days in the event of a termination other than due to the participant’s death or Disability, provided that Options may not be exercised after the expiration date set forth in a stock option agreement; (ii) unvested restricted stock and RSUs are forfeited and terminate; and (iii) the right to receive any payment pursuant to performance compensation awards (including performance compensation awards in the form of performance units) terminates.

•	Restrictive Covenants. By accepting an award under the 2019 Omnibus Plan, each participant agrees to certain confidentiality, non-solicitation, non-disparagement and other restrictive covenants.

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Clawback Policy. Awards under the 2019 Omnibus Plan are subject to clawback, recoupment or recovery as deemed appropriate by the Board to the extent required by law or Quanta’s clawback policies, which are described in more detail in Compensation Discussion & Analysis – Clawback Policies above, or upon the Board’s determination that a participant has violated applicable restrictive covenants.

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280G “Best Pay” Provision. Any amounts payable in connection with a change in control of Quanta that may constitute “excess parachute payments” will either be reduced to avoid excise taxes or paid in full, whichever results in the better after-tax result for the participant.

U.S. Federal Income Tax Consequences

The following is a general summary of certain U.S. federal income tax consequences of the grant and exercise and vesting of awards under the 2019 Omnibus Plan and the disposition of shares of Quanta common stock acquired pursuant to the exercise of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. Further, this summary is not intended to constitute tax advice to participants in the 2019 Omnibus Plan, who should consult their own tax advisors.

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Non-Qualified Stock Options. No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares underlying such options over the option exercise price paid at the time of exercise.

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Incentive Stock Options. A participant receiving tax-qualified incentive stock options (“ISOs”) should not recognize taxable income upon grant or at the time of exercise. However, the excess of the fair market value of the shares of Quanta common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two (2) years from the date of grant and one (1) year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We or our affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the

AMENDMENT TO OMNIBUS EQUITY INCENTIVE PLAN

shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares subject to Code limitations. In addition, if an otherwise tax qualified option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

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Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b) of the Code, the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act.

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Restricted Stock Units. A participant will not be subject to tax upon the grant of an RSU award. Rather, upon the delivery of shares or cash pursuant to an RSU award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award.

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SARs. No income will be realized by a participant upon grant of an SAR. Upon the exercise of an SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR.

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Stock Bonus Awards. A participant will have taxable compensation equal to the difference between the fair market value of the shares on the date the shares of Quanta common stock subject to the award are transferred to the participant over the amount the participant paid for such shares, if any.

•	Dividend Equivalents. A participant will have taxable compensation equal to the fair market value of the cash paid at the time of payment.

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Deductions; Limitations. In general, Quanta will be entitled to a deduction in the amount equal to the income recognized by a participant in connection with an award under the 2019 Omnibus Plan. However, certain limitations on the deductibility of such amounts under the Code may apply.

In general, Section 162(m) of the Code limits the Company’s compensation deduction to $1,000,000 paid in any tax year to any “covered employee” as defined under Section 162(m). Section 162(m) may result in all or a portion of the awards granted under the 2019 Omnibus Plan to “covered employees” failing to be deductible to the Company for federal income tax purposes.

Certain types of awards under the 2019 Omnibus Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2019 Omnibus Plan and awards granted under the 2019 Omnibus Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from the requirements of Section 409A of the Code and the Treasury Regulations thereunder and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the 2019 Omnibus Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

Plan Benefits

New Plan Benefits

Future grants under the 2019 Omnibus Plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, the value of the awards granted under the 2019 Omnibus Plan will depend on a number of factors, including the fair market value per share of Quanta common stock on future dates, the exercise decisions made by the participants and/or the extent to which any applicable performance goals necessary for vesting or payment are achieved. Consequently, it is not possible to determine the benefits that might be received by participants under the 2019 Omnibus Plan, including awards under any future long-term incentive plan or discretionary awards.

Further, since any automatic awards to our non-employee directors will depend on the non-employee director’s continued service and the Board’s discretion to vary the type and terms of any awards in the future, it is not possible to determine the exact number of

AMENDMENT TO OMNIBUS EQUITY INCENTIVE PLAN

shares that will be subject to such awards. However, as described in Corporate Governance – Director Compensation, under the non-employee director compensation program that will be effective as of the date of the Annual Meeting, each person serving as a non-employee director on the date of an annual meeting of stockholders will receive an award of RSUs having a value of $180,000 and a person serving as the non-employee Chairman of the Board will receive an additional award of RSUs having a value of $100,000 (each award determined based on the average closing price of Quanta common stock for the twenty consecutive trading days immediately preceding the date of grant).

The following table summarizes the aggregate value of the awards that our current non-employee directors standing for reelection at the Annual Meeting as a group will receive if they remain a director following the 2025 Annual Meeting and highlights the fact that none of our executive officers (including our named executive officers) or employees will receive any set benefits or awards that are conditioned upon stockholder approval of the Amendment. All other future awards are discretionary and cannot be determined at this time.

Name and Position	Dollar Value	Number of Units

Earl C. (Duke) Austin	–	–

Jayshree S. Desai	–	–

J. Redgie Probst	–	–

Karl W. Studer	–	–

Gerald A. (BJ) Ducey	–	–

Derrick A. Jensen	–	–

All current executive officers as a group(1)	–	–

All non-employee directors as a group(2)	1,720,000	–

All non-executive officer employees as a group	–	–

(1)	Consists of Messrs. Austin, Studer, Ducey, Wayne and Nobel and Ms. Desai.
(2)	The number of shares subject to each non-employee director’s award of RSUs will not be determinable until the grant date. See Corporate Governance – Director Compensation for additional information.

Existing Plan Benefits

The following table sets forth information regarding the number of shares of Quanta common stock subject to equity awards granted to certain persons under the 2019 Omnibus Plan from inception through March 31, 2025:

Name and Position	Number of Shares Subject to Equity Awards Granted under 2019 Omnibus Plan(1)

Earl C. (Duke) Austin	716,210

Jayshree S. Desai	99,936

J. Redgie Probst	211,903

Karl W. Studer	114,323

Gerald A. (BJ) Ducey	82,512

Derrick A. Jensen	169,361

All current executive officers as a group(2)	1,530,187

All non-employee directors as a group	72,680

All non-executive officers employees as a group	6,903,263

(1)

Amounts include, as applicable with respect to PSUs, the number of earned and vested PSUs that have been awarded under the 2019 Omnibus Plan and a target amount of unearned and unvested awards of PSUs. With respect to unearned and unvested PSUs, the number that will ultimately become earned and vest, and the resulting number of shares of Quanta common stock to be issued, will be determined as soon as administratively practicable after completion of the applicable performance period, and the number of shares of Quanta common stock ultimately issued can range from 0% to a maximum of 200% of the target amount.

(2)	Consists of Messrs. Austin, Studer, Ducey, Wayne and Nobel and Ms. Desai.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR approval of the Amendment to the 2019 Omnibus Plan.

SECURITY

OWNERSHIP

Security Ownership of Certain Beneficial Owners

The following table sets forth information, as of April 3, 2025, unless otherwise indicated, with respect to each person known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of Quanta common stock. Except as indicated otherwise, the beneficial owners named below have sole voting and investment power with respect to the shares indicated as beneficially owned.

Name and Address of Beneficial Owner	Title of Class	Number of Shares of Quanta Common Stock Beneficially Owned		Percent of Class(1)

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	Common Stock	16,235,344	(2)	11.0%

BlackRock, Inc. 55 East 52nd Street New York, New York 10055	Common Stock	11,168,211	(3)	7.5%
JPMorgan Chase & Co. 383 Madison Avenue New York, New York 10179	Common Stock	7,597,939	(4)	5.1%

(1)

The percent of class beneficially owned is calculated based on 148,263,631 shares of Quanta common stock issued and outstanding as of April 3, 2025. In addition, if a person has the right to acquire beneficial ownership of shares within 60 days following April 3, 2025, those shares are deemed beneficially owned by that person as of that date and are deemed to be outstanding solely for the purpose of determining the percentage of Quanta common stock owned. Those shares are not included in the computations for any other person.

(2)

The Vanguard Group, Inc. reported on Schedule 13G/A (Amendment No. 15) filed with the SEC on February 13, 2024 that, as of December 31, 2024, it held sole dispositive power over 15,641,609 shares, shared voting power over 181,181 shares, and shared dispositive power over 593,735 shares.

(3)

BlackRock, Inc. reported on Schedule 13G/A (Amendment No. 15) filed with the SEC on January 26, 2024 that, as of December 31, 2024, it had sole voting power with respect to 10,081,401 shares and sole dispositive power over all 11,168,211 shares. Certain subsidiaries of BlackRock, Inc. are listed on Appendix A to the Schedule 13G/A as having acquired reported shares.

(4)

JPMorgan Chase & Co. reported on Schedule 13G filed with the SEC on October 10, 2024 that, as of October 10, 2024, it had sole voting power with respect to 6,947,620 shares, shared voting power with respect to 7,961 shares, sole dispositive power over 7,573,895 shares and shared dispositive power with respect to 3,021 shares. Certain subsidiaries of JPMorgan Chase & Co. are listed on Appendix A to the Schedule 13G as having acquired reported shares.

SECURITY OWNERSHIP

Security Ownership of Management

The following table sets forth, as of April 3, 2025, the number of shares of Quanta common stock beneficially owned by (i) each of our directors and director nominees, (ii) each of our NEOs listed in the 2024 Summary Compensation Table and (iii) all of our directors and executive officers as a group. Unless otherwise noted, the address of each beneficial owner is c/o Quanta Services, Inc., 2727 North Loop West, Houston, Texas 77008.

	Number of Shares of Quanta Common Stock Beneficially Owned(1)

Name of Beneficial Owner	Number(2)		Percent of Class

Non-Employee Directors and Director Nominees:(3)

Vincent D. Foster	203,245	(4)	*

Bernard Fried	40,849	(4)(5)	*

Worthing F. Jackman	19,568	(4)	*

Doyle N. Beneby	28,787		*

Martha B. Wyrsch	9,558		*

Holli C. Ladhani	4,184		*

R. Scott Rowe	2,709	(4)	*

Raúl J. Valentín	1,463		*

Warner L. Baxter	622		*

Jo-ann M. dePass Olsovsky	622		*

Named Executive Officers:

Earl. C. (Duke) Austin, Jr.	648,863	(5)(6)	*

Derrick A. Jensen	175,236	(4)(6)	*

J. Redgie Probst	61,081	(5)(6)	*

Jayshree Desai	36,787	(6)	*

Gerald A. (BJ) Ducey, Jr.	18,819	(6)	*

Karl W. Studer	15,503	(6)	*

All directors and current executive officers as a group (16 persons)	1,083,412	(4)(5)(6)	1.1%

*	Percentage of shares does not exceed 1%.
(1)

The percent of class beneficially owned is calculated based on 148,263,631 shares of Quanta common stock issued and outstanding as of April 3, 2025, adjusted as required by the rules promulgated by the SEC. Shares of Quanta common stock that may be acquired upon vesting of RSUs within 60 days of April 3, 2025 and vested equity awards that are not yet settled are deemed outstanding and beneficially owned by the person holding such RSUs for purposes of computing the number of shares and percentage beneficially owned, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

(2)

Except as otherwise indicated, the persons named have sole voting and investment power with respect to all shares of Quanta common stock shown as beneficially owned by them, subject to community property laws where applicable.

(3)	Mr. Austin is an executive officer and director of Quanta, but his beneficial ownership is reported with the executive officers.
(4)

Includes RSUs and PSUs for which settlement has been or will be deferred, pursuant to the deferred compensation plans maintained by Quanta as follows: 23,558 units for Foster; 23,681 units for Mr. Fried; 10,489 units for Mr. Jackman; 7,856 units for Mr. Jensen; 971 units for Mr. Rowe and 58,699 units for all directors and executive officers as a group.

(5)

Includes shares held by family members or family trusts or family limited partnerships as to which the named person and his or her spouse have shared voting and investment power as follows: 16,493 shares for Mr. Fried; 20,000 shares for Mr. Austin; 20,000 shares for Mr. Probst; and 36,493 shares for all directors and executive officers as a group.

(6)

Does not include shares underlying PSUs that vest only to the extent performance objectives are achieved as follows: 106,912 units for Mr. Austin; 35,153 units for Mr. Probst; 25,452 units for Mr. Studer; 24,304 units for Ms. Desai; 16,090 units for Mr. Jensen; 12,975 units for Mr. Ducey; and 185,737 units for all directors and current officers as a group.

SECURITY OWNERSHIP

Employee, Officer and Director Hedging

Under Quanta’s Insider Trading Policy, the Company’s directors and executive officers, certain other Company employees, designated by virtue of their position and access to material nonpublic information, and certain of their respective family members are prohibited from entering into certain specified transactions in securities of the Company. Family members include those who reside with the director or employee and those who do not live in their household but whose transactions are directed by or subject to their influence or control.

The prohibited transactions include short sales, puts, calls or other derivative securities, on an exchange or in any other organized market, as well as hedging, monetization transactions or similar arrangements, such as prepaid variable forwards, forward sale contracts, equity swaps, collars, zero-cost collars and other derivative transactions. These prohibitions apply to transactions involving all Company securities, including Quanta common stock, options to purchase Quanta common stock, or any other type of securities that the Company may issue, including (but not limited to) preferred stock, convertible debentures and warrants, as well as derivative securities that are not issued by the Company, such as exchange-traded put or call options or swaps relating to the Company’s securities.

CERTAIN

TRANSACTIONS

Related Party Transactions

North Houston Pole Line, LP (“North Houston”) and Digco Utility Construction, L.P. (“Digco”), each a wholly-owned subsidiary of Quanta, are party to certain facility leases with C4 Texas RE, LLC (“C4”), which is owned by Earl C. (Duke) Austin, Jr., who is our President, Chief Executive Officer and a director. During 2024, these subsidiaries of Quanta paid an aggregate of $516,960 to C4 in rent expense to these leases. These leases have terms through August 2026, and as of December 31, 2024 provided for aggregate remaining lease obligations of $861,577 through the conclusion of the lease terms. In addition, North Houston is a party to a facility lease with Mr. Austin and paid Mr. Austin $174,240 in rent expense for 2024 related to this lease and, over the term of the lease, North Houston has incurred certain costs associated with necessary leasehold improvements to this property. As of December 31, 2024, the aggregate remaining lease obligations under this lease were $290,400 through the conclusion of the lease term in August 2026. Further, North Houston is a party to a facility lease with Mr. Austin’s father and paid Mr. Austin’s father $217,800 in rent expense for 2024 related to this lease. As of December 31, 2024, the aggregate remaining lease obligations under this lease were $363,000 through the conclusion of the lease term in August 2026. These leases relate primarily to facilities that were occupied by North Houston when Quanta acquired North Houston in 2002. Based upon an independent market valuation, we believe that the rental rates of these leases are aligned with fair market value.

Certain wholly-owned subsidiaries of Quanta, are party to certain facility leases with Three String Holdings, LLC, an entity which is owned by Redgie Probst, who served as our Chief Operating Officer during 2024, and Karl Studer, who serves as our President—Electric Power. During 2024, these subsidiaries of Quanta paid an aggregate of $1,097,143 to Three String Holdings, LLC in rent expense related to these leases and, over the term of the leases, the subsidiaries have incurred certain costs associated with necessary leasehold improvements to these properties. These leases have terms extending through October 2028, and as of December 31, 2024, provided for aggregate remaining lease obligations of $2,941,161 through the conclusion of the lease terms. In addition, a certain Quanta subsidiary is a party to a facility lease with Wasatch Aviation 1, LLC (“Wasatch”), an entity which is owned by Mr. Probst and Mr. Studer, and paid Wasatch $54,000 in rent expense for 2024 related to this lease. As of December 31, 2024, the aggregate remaining lease obligations under this lease were $139,500 through the conclusion of the lease term in May 2027. Further, certain wholly-owned Quanta subsidiaries are party to certain facility leases with PSB Holdings, LLC, an entity which is partially owned Mr. Probst and Mr. Studer. During 2024, these subsidiaries of Quanta paid an aggregate of $258,000 to PSB Holdings, LLC in rent expense related to these leases. The leases have terms extending through May 2027, and as of December 31, 2024, provided for aggregate remaining lease obligations of $368,500. Further, certain wholly-owned Quanta subsidiaries are party to aircraft dry lease agreements with Wasatch that provide for certain business and operational-related travel, and subsidiaries of Quanta paid an aggregate of $1,734,173 in 2024 to Wasatch under these leases. Additionally, another wholly-owned subsidiary of Quanta is party to a facility lease with P&C Investments, LLC., which is partially owned by Mr. Probst and Mr. Studer, and paid P&C Investments, LLC. $126,000 in rent expense related to the lease. Based upon an independent market valuation, we believe that the rental rates of these leases are aligned with fair market value.

During 2024, Mr. Probst and an entity owned by Mr. Probst entered into transactions to sell or purchase certain vehicles for approximately $381,000 with certain other wholly-owned subsidiaries of Quanta and procured approximately $2,130,000 of services from certain wholly-owned subsidiaries of Quanta for work on properties owned by Mr. Probst. Additionally, Mr. Studer and an entity owned by Mr. Studer and procured approximately $200,000 of services from certain wholly-owned subsidiaries of Quanta for work on properties owned by Mr. Studer. Additionally, at the end of 2023 an entity owned by Mr. Probst and Mr. Studer purchased certain equipment from a wholly-owned subsidiary of Quanta for approximately $275,000. Quanta believes that these transactions were beneficial to Quanta, as the equipment sold was no longer utilized and the amounts paid for the equipment and services were in alignment with market rates available to unrelated third parties.

Additionally, during 2024, Quanta employed Colton Austin, the son of Mr. Austin. Colton Austin received an aggregate of $307,840 from Quanta including base salary, non-equity incentive compensation and other compensation and was granted 483 RSUs. Also during 2024, a wholly-owned subsidiary of Quanta employed Cade Austin, the son of Mr. Austin. Cade Austin received an aggregate of $120,680 from Quanta including base salary, non-equity incentive compensation and other compensation and was granted 64 RSUs by Quanta. Additionally, in 2024 Digco employed Cross Austin, the son of Mr. Austin. Cross Austin received an aggregate of $202,430 from Digco including base salary, non-equity incentive compensation and other compensation and was granted 253 RSUs

CERTAIN TRANSACTIONS

by Quanta. During 2024, Quanta employed Elyse Austin, the daughter-in-law of Mr. Austin. Elyse Austin received an aggregate of $121,528 from Quanta including base salary, non-equity incentive compensation and other compensation and was granted 109 RSUs by Quanta. Also during 2024, Quanta employed Allie Austin, the daughter-in-law of Mr. Austin. Allie Austin received an aggregate of $112,824 from Quanta including base salary, non-equity incentive compensation, and other compensation and was granted 101 RSUs by Quanta. During 2024, Summit Line Construction, Inc. (“Summit”), a Quanta operating company, employed Andrew Hubbard, the brother-in-law of Mr. Studer. Andrew Hubbard received an aggregate of $232,219 from Summit including base salary, non-equity incentive compensation and other compensation and was granted 184 RSUs. Also during 2024, FiberTel, LLC, a Quanta operating company employed Clayton Hubbard, the brother-in-law of Mr. Studer. Clayton Hubbard received an aggregate of $116,056 from FiberTel, LLC including base salary, non-equity incentive compensation and other compensation and was granted 46 RSUs. For each of Colton Austin, Cade Austin, Cross Austin, Elyse Austin, Allie Austin, Andrew Hubbard and Clayton Hubbard, the RSUs had a grant date fair value of $240.89 per share, vest in three equal annual installments beginning in the first quarter of 2025 and were granted on the same terms and conditions as RSUs granted to other U.S. employees in 2024.

Delsco Northwest Inc., an entity partially owned by SAP Holdings, LLC, which is owned by Earl C. (Duke) Austin, Jr., Redgie Probst and Karl Studer, engaged certain Quanta operating companies to perform services in 2024. Quanta operating companies were paid approximately $500,000 in 2024 for such services. Such services were provided at market rates, in line with rates for services for unrelated third parties. Additionally in 2024, SAP Holdings, LLC, engaged certain Quanta wholly-owned subsidiaries to perform approximately $273,000 in services on certain properties indirectly owned by SAP Holdings, LLC. Such services were provided at market rates, in line with rates for services for unrelated third parties.

Review of Related Party Transactions

We have a written policy and procedures for the review, approval and ratification of transactions with related persons. Under our policy, related persons include, among others, our executive officers and corporate employees, certain employees of our subsidiaries, directors, principal stockholders, and immediate family members of such persons. The transactions covered under our policy generally include any business transaction between Quanta and a related person, including, among others, the lease of real property from a related person, the employment of a related person, the sale of inventory or supplies to or the purchase of inventory or supplies from a related person, and the supply of services to or receipt of services from a related person. Related party transactions involving an amount exceeding $120,000 and in which any of our directors, director nominees, executive officers, beneficial owners of greater than five percent (5%) of any class of our voting securities, or any immediate family members of the foregoing may have an interest require the approval of the Audit Committee. In considering the approval of any related party transaction, a legitimate business case must be presented that includes, among other things, whether the transaction terms are no less favorable than the terms generally available to an unaffiliated third party, the materiality of the transaction and the reasons that the transaction is beneficial to Quanta.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file various reports with the SEC concerning their holdings of, and transactions in, our securities. Copies of these filings must be furnished to us. Based solely on our review of the copies of those forms furnished to us and written certifications from our directors and executive officers, we believe that, during 2024, all of our directors and executive officers were in compliance with the applicable filing requirements.

GENERAL

INFORMATION

Questions and Answers about the Annual Meeting

What is the purpose of the Annual Meeting?

The Annual Meeting will be Quanta’s regular annual meeting of stockholders, and stockholders will be asked to vote on the following matters:

•	election of ten directors nominated by Quanta’s Board;

•	approval, by non-binding advisory vote, of Quanta’s executive compensation;

•	ratification of the appointment of PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm for fiscal year 2025; and

•	approval of the Amendment to the 2019 Omnibus Plan to increase the number of shares of Quanta common stock that may be issued thereunder by 4,190,000 shares.

How does the Board recommend that stockholders vote?

The Board recommends that stockholders vote as follows:

•	FOR the election of all nominees as directors;

•	FOR the advisory resolution approving Quanta’s executive compensation;

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm for fiscal year 2025; and

•	FOR the amendment to the 2019 Omnibus Plan to increase the number of shares of Quanta common stock that may be issued thereunder by 4,190,000 shares.

When and where is the Annual Meeting?

The Annual Meeting will be held at the Company’s corporate headquarters, located at 2727 North Loop West, Houston, Texas 77008, on May 22, 2025 at 8:30 a.m. local time. As always, we encourage you to vote your shares prior to the Annual Meeting.

Who can attend the Annual Meeting?

All stockholders of record as of April 2, 2025, or their duly appointed proxies, may attend the Annual Meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the Annual Meeting will be on a first-come, first-served basis. Registration and seating will begin at 8:00 a.m. on May 22, 2025. Each stockholder will be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. To obtain directions to the Annual Meeting, please contact our Corporate Secretary at (713) 629-7600.

If you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of record of Quanta common stock at the close of business on April 2, 2025, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting, or at any adjournments or postponements of the Annual Meeting, unless a new record date is then set. As of April 2, 2025, there were 148,263,631 shares of Quanta common stock outstanding and entitled to vote.

GENERAL INFORMATION

What are the voting rights of the holders of Quanta common stock?

Each share of Quanta common stock is entitled to one vote on each matter on which it may vote. The required vote to approve each item to be voted on at the Annual Meeting is described below.

What vote is required to approve each item to be voted on at the Annual Meeting?

Directors are elected by a majority of the votes cast with respect to such director in uncontested elections, such that a nominee for director will be elected to the Board if the votes cast FOR the nominee’s election exceed the votes cast AGAINST such nominee’s election. Abstentions and broker non-votes are not counted as votes cast for purposes of the election of directors and, therefore, will have no effect on the outcome of such election. Even if an incumbent nominee is not re-elected, he or she will remain in office as a director until his or her earlier resignation or removal. Each of the current director nominees has signed a letter of resignation that will be effective if the nominee is not re-elected at the Annual Meeting and the Board accepts the resignation following the Annual Meeting. If an incumbent nominee is not re-elected, the Board will decide whether to accept the director’s resignation in accordance with the procedures listed in Quanta’s Corporate Governance Guidelines, which are available in the Investors / Governance section of our website at www.quantaservices.com.

Advisory approval of the resolution on Quanta’s executive compensation, ratification of the appointment of PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm and approval of the amendment to the 2019 Omnibus Plan will be decided by a majority of the votes cast with respect to such matter, such that votes cast FOR the proposal must exceed the votes cast AGAINST the proposal for the proposal to succeed. Abstentions and broker non-votes are not counted as votes cast for purposes of these proposals and will have no effect on the outcome of the vote on such proposals. Additionally, with respect to approval of the resolution on Quanta’s executive compensation, the results of the vote are not binding on the Board, whether or not the proposal is adopted by the aforementioned voting standard. In evaluating the vote on this resolution, the Board intends to consider the voting results in their entirety.

Any other matter properly brought before the Annual Meeting will be decided by the affirmative vote of a majority of the votes cast with respect to the matter.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

In accordance with SEC rules, we are providing access to our proxy materials over the Internet. As a result, we have sent to most of our stockholders a notice instead of a paper copy of the proxy materials. The notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by e-mail. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Why didn’t I receive a notice in the mail regarding the Internet availability of proxy materials?

We are providing certain stockholders, including those who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a notice. If you would like to reduce the costs incurred by Quanta in printing and mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card to vote using the Internet. When prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

Can I vote my stock by completing and returning the notice?

No. The notice will, however, provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card, or by submitting a ballot in person at the Annual Meeting.

GENERAL INFORMATION

How can I access the proxy materials over the Internet?

Your notice or proxy card will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet. Our proxy materials are available at www.proxydocs.com/PWR.

How do I vote?

You may vote by any of the following methods:

(i) Internet. Vote on the Internet at www.proxypush.com/PWR. This website also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions on the notice, or if you received a proxy card by mail, follow the instructions on the proxy card and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for stockholders will be available 24 hours a day and will close at the start of the Annual Meeting for stockholders of record and at 11:59 p.m. (Eastern Time) on May 21, 2025 if you hold your shares in “street name.”

(ii) Telephone. Vote by telephone by following the instructions on the notice or, if you received a proxy card, by following the instructions on the proxy card. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting facilities for stockholders will be available 24 hours a day and will close at the start of the Annual Meeting for stockholders of record and, in certain circumstances, depending on proxy intermediary, at 11:59 p.m. (Eastern Time) on May 21, 2025 if you hold your shares in “street name.”

(iii) Mail. If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If mailed, your completed and signed proxy card must be received by May 21, 2025.

(iv) Meeting. You may attend and vote at the Annual Meeting. The Board recommends that you vote using one of the first three methods discussed above, as it is not practical for most stockholders to attend and vote at the Annual Meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your stock is held in street name (for example, held in the name of a bank, broker, or other nominee), you must obtain a proxy executed in your favor from your bank, broker or other holder of record to be able to vote in person at the Annual Meeting.

If I vote by telephone or Internet and received a proxy card in the mail, do I need to return my proxy card?

No, you do not need to return your proxy card if you vote by telephone or Internet.

If I vote by mail, telephone or Internet, may I still attend the Annual Meeting?

Yes, you may attend the Annual Meeting even if you have voted by mail, telephone or Internet.

Can I change my vote?

Yes. You may revoke your proxy before the voting polls are closed at the Annual Meeting, by the following methods:

•	voting at a later time by Internet on the website www.proxypush.com/PWR as described above;

•	voting at a later time by telephone, following the instructions included with your notice or proxy card, as described above;

•	voting in person, or giving notice to the inspector of elections, at the Annual Meeting; or

•	signing, dating and delivering to Quanta’s Corporate Secretary a proxy with a later date or a written revocation of your most recent proxy.

The powers of the proxy holders will be revoked with respect to your shares if you attend the Annual Meeting in person and vote your shares in person by completing a written ballot. Attendance at the Annual Meeting will not by itself revoke a previously granted

GENERAL INFORMATION

proxy. If you hold your shares in street name and you instruct your broker, bank or other nominee how to cast votes on your behalf, you may later revoke your voting instructions by informing the holder of record in accordance with that entity’s procedures.

What is the effect of an advisory vote?

Because your vote with respect to approval of our named executive officer compensation is advisory, the voting results will not be binding upon the Board. However, our Compensation Committee and the Board will take the outcome of the vote into account when considering future compensation arrangements for our executive officers.

What constitutes a quorum?

The holders of shares representing a majority of the aggregate outstanding shares entitled to vote must be present, in person or by proxy, to constitute a quorum to transact business at the Annual Meeting. As of April 2, 2025, there were 148,263,631 shares of Quanta common stock outstanding and entitled to vote.

Your stock is counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum at the Annual Meeting.

What are broker non-votes?

The NYSE permits brokers to vote their customers’ stock held in street name on routine matters, such as the ratification of the appointment of our independent registered public accounting firm, when the brokers have not received voting instructions from their customers. However, the NYSE does not allow brokers to vote their customers’ shares held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called broker non-votes.

What routine matters will be voted on at the Annual Meeting?

Ratification of the appointment of our independent registered public accounting firm is the only matter to be voted on at the Annual Meeting on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.

What non-routine matters will be voted on at the Annual Meeting?

The election of directors, the advisory vote on executive compensation, and the vote on the amendment to the 2019 Omnibus Plan are non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their clients.

What is the effect of not casting a vote?

If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the matters that properly come before the Annual Meeting. If you hold your shares in street name, and you do not instruct your broker, bank or other nominee how to vote in the election of directors, the advisory vote to approve executive compensation, the vote on the amendment to the 2019 Omnibus Plan or any other non-routine matter, no votes will be cast on your behalf on such matters, but your broker, bank or other nominee will continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K or an amendment thereto timely filed with the SEC. You may access or obtain a copy of this and other reports free of charge on the

Company’s website at www.quantaservices.com or by contacting our investor relations department at investors@quantaservices.com. Also, the referenced Current Report on Form 8-K, any amendments thereto and other reports filed by Quanta with the SEC are available to you on the SEC’s website at www.sec.gov.

GENERAL INFORMATION

Who conducts and pays for the proxy solicitation related to the Annual Meeting?

The proxies being solicited hereby are being solicited by Quanta on behalf of the Board. These and other costs of soliciting proxies hereby, which may include the cost of preparing, printing and mailing the proxy materials, will be borne by Quanta. Our officers, directors and employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile, postings on our website or other electronic means. We will also request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of Quanta common stock and obtain their voting instructions. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of Quanta common stock.

Can I get more than one copy of the proxy materials if multiple stockholders are located at my address?

In some instances, only one Proxy Statement and annual report is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one of those stockholders. Quanta undertakes to promptly deliver upon written or oral request a separate copy of such materials to any stockholder at a shared address to which a single copy of the documents was delivered. Stockholders sharing an address may also request delivery of a single copy of the proxy materials, but in such event will still receive separate proxies for each account. To request separate or single delivery of these materials now or in the future, stockholders should notify Quanta by contacting the Corporate Secretary in writing at Quanta Services, Inc., 2727 North Loop West, Houston, Texas 77008 or by phone at (713) 629-7600.

What if I receive more than one proxy card?

If you hold your shares in more than one type of account or your shares are registered differently, you may receive more than one proxy card. We encourage you to vote each proxy card that you receive.

Stockholder Proposals and Nominations of Directors for the 2026 Annual Meeting

Stockholders who desire to submit a proposal for inclusion in Quanta’s proxy materials for the 2026 annual meeting of stockholders may do so by complying with the procedures set forth in Rule 14a-8 of the Exchange Act. To be eligible for inclusion in our proxy materials under Rule 14a-8, stockholder proposals must be received by Quanta’s Corporate Secretary at our principal executive offices no later than December 12, 2025. Stockholder proposals should be addressed to Corporate Secretary, Quanta Services, Inc., 2727 North Loop West, Houston, Texas 77008.

Under our bylaws, with respect to any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under Rule 14a-8, but instead is proposed to be presented directly at our 2026 annual meeting, and with respect to any stockholder nominees for director election, a stockholder’s notice must be received by our Corporate Secretary at the address of our principal executive offices set forth above not earlier than January 22, 2026 and not later than February 21, 2026 (unless the 2026 annual meeting date is before April 22 or after June 21 in which case we must receive such notice not earlier than the close of business 120 days before such annual meeting date and not later than the close of business on the later of 90 days before such annual meeting date or 10 days after we first publicly announce the date of such annual meeting). However, if the number of directors to be elected at the 2026 annual meeting of stockholders is increased and creates a vacancy and we do not publicly announce the nominee(s) for the new directorship(s) by February 11, 2026, a stockholder’s notice solely with respect to nominee(s) for the additional directorship(s) must be received by our Corporate Secretary not later than 10 days after we first publicly announce the increase in the number of directors.

Pursuant to the proxy access provisions in our bylaws, a stockholder or group of up to 20 stockholders owning in the aggregate 3% or more of Quanta’s common stock continuously for at least three years may nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors in office or two nominees, whichever is greater, provided the stockholder(s) and nominee(s) satisfy the requirements included in our bylaws. If a stockholder or group of stockholders wishes to

GENERAL INFORMATION

nominate one or more director candidates to be included in our proxy statement for the 2026 annual meeting of stockholders, Quanta’s Corporate Secretary must receive proper written notice of such nomination no later than the close of business on December 12, 2025, and no earlier than November 12, 2025 and such nomination must otherwise comply with our bylaws.

In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules stockholders who intend to solicit proxies in support of director nominees other than Quanta’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, including providing a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares of Quanta’s common stock entitled to vote on the election of directors in support of director nominees other than Quanta’s nominees, as required by Rule 14a-19(b), no later than March 23, 2026.

Any such stockholder proposal and director nomination must comply in all respects with the specific requirements included in our bylaws and we reserve the right to reject, rule out of order, or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with these requirements, our bylaws or other applicable requirements. Our bylaws are available in the Investors / Governance section of our website at www.quantaservices.com. If a stockholder’s notice regarding a stockholder proposal or director nomination is received after the applicable deadline, our proxy materials for the 2026 annual meeting of stockholders may confer discretionary authority to vote on such matter without any discussion of the matter in the proxy statement for our 2026 annual meeting of stockholders.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2026 annual meeting of stockholders.

ADDITIONAL

INFORMATION

Other Matters

As of the date of this Proxy Statement, the Board does not know of any other matter that will be brought before the Annual Meeting. Pursuant to Quanta’s bylaws, additional matters may be brought only by or at the direction of the Board. However, if any other matter properly comes before the Annual Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote on such matters as recommended by the Board or, if no recommendation is given, in accordance with their best judgment and discretion.

By Order of the Board of Directors,

Matthew D. McCoy

Corporate Secretary

Houston, Texas

April 11, 2025

APPENDIX A

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA for 2024 Annual Incentive Plan

For the Twelve Months Ended December 31, 2024

(In thousands)

(Unaudited)

Operating Income (GAAP as reported)	$1,346,468
Depreciation expense	359,363
Amortization of intangible assets	382,959
Non-cash stock-based compensation	150,526
Interest, income taxes, depreciation and amortization included in equity in earnings of integral unconsolidated affiliates	21,114
Fair value adjustments to deferred compensation liabilities included within operating income	14,108
Dividend on cost method investment	2,657
Non-controlling interests	(17,368)
AIP EBITDA	$2,259,827
Pre-approved adjustments related to operating activities affecting net income:
Acquired businesses post acquisition results	(127,232)
Acquisition and integration costs	29,994
Disposition of a business	7,882
Change in fair value of contingent consideration liabilities associated with acquired businesses(1)	7,064
Gains on sales of property and equipment (net of impairment charges and other costs associated with terminated activities)	595
Restructuring Initiatives	3,342
Foreign currency exchange rate fluctuations	2,132
Unforecasted arbitration award(2)	(20,669)
Effect on EBITDA of iterative adjustment to final bonus attainment	869
AIP Adjusted EBITDA	$2,163,804

(1)

Amount represents change in fair value of contingent consideration liabilities associated with certain acquired businesses, which fluctuates depending on the performance in post-acquisition periods of such acquired businesses, the effect of present value accretion on fair value calculations, and in certain cases, management discretion.

(2)

Amount represents the impact of payments received pursuant to an arbitration award related to a large telecommunications project in Peru that was terminated during 2019, which is described in Legal Proceedings within Note 16 to the Company’s consolidated financial statements included in Item 8 of Part II of Quanta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Adjusted EBITDA Margin for 2024 Annual Incentive Plan

For the Twelve Months Ended December 31, 2024

(In thousands, except percentage information)

(Unaudited)

Revenues (GAAP as reported)	$23,672,795
Pre-approved adjustments:
Current year acquired company results not included in the budget	(1,338,541)
Current year disposition of a business	107,464
Revenues recorded related to unforecasted arbitration award(1)	(30,211)
Foreign currency fluctuations	31,236
Adjusted Revenues	$22,442,743
AIP Adjusted EBITDA (see reconciliation above)	$2,163,804
AIP Adjusted EBITDA Margin	9.64%

(1)

Amount represents the adjustment to revenues associated with the payments received pursuant to an arbitration award related to a large telecommunications project in Peru described in footnote (2) of Adjusted EBITDA for 2024 Annual Incentive Plan above.

A-1

APPENDIX B

AMENDMENT NO. 2

TO THE

QUANTA SERVICES, INC. 2019 OMNIBUS EQUITY INCENTIVE PLAN

This Amendment No. 2 to the Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan, as amended, (the “Plan”) is made on behalf of Quanta Services, Inc., the sponsor of the Plan, on May 22, 2025.

1.  Section 5(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“(a)  Subject to adjustment as provided in Section 12 of the Plan, the Committee is authorized to deliver pursuant to Awards under the Plan no more than the sum of (i) 9,953,034 Common Shares (composed of 9,173,000 Common Shares previously reserved for issuance under the Plan and 780,034 Common Shares added to the Plan from the Prior Plan, which represent Common Shares that were available for Awards under the Prior Plan as of the Effective Date and Common Shares underlying Awards under the Prior Plan as of the Effective Date that were forfeited, cancelled, expired, unexercised or settled in cash after the Effective Date), plus (ii) 4,190,000 shares. All such shares hereunder shall be available for Awards of Incentive Stock Options. From and after the Effective Date, the Company will make no further awards under the Prior Plan.”

2.  Except as specifically modified herein, all terms and conditions of the Plan shall remain in effect.

*  *  *

As approved by the Board of Directors of Quanta Services, Inc. on March 21, 2025.

As approved by the stockholders of Quanta Services, Inc. on May ___, 2025.

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APPENDIX C

QUANTA SERVICES, INC.

2019 OMNIBUS EQUITY INCENTIVE PLAN

1.  Purpose. The purpose of the Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Shares, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

2.  Definitions. The following definitions shall be applicable throughout the Plan:

(a)  “409A Tax” shall have the meaning set forth in Section 15(w) of the Plan.

(b)  “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(c)  “After-Tax Payment Amount” shall have the meaning set forth in Section 15(v) of the Plan.

(d)  “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus Award, and Performance Compensation Award granted under the Plan.

(e)  “Board” means the Board of Directors of the Company.

(f)  “Business Combination” has the meaning given such term in the definition of “Change in Control.”

(g)  “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having “cause” or “good cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” or “Good Cause” contained therein), (A) the Participant’s commission of, conviction for, plea of guilty or nolo contendere to a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud, (B) the Participant’s conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates in any material way, (C) the Participant’s failure to perform duties as reasonably directed by the Company or the Participant’s material violation of any rule, regulation, policy or plan for the conduct of any service provider to the Company or its Affiliates or its or their business (which, if curable, is not cured within 5 days after notice thereof is provided to the Participant) or (D) the Participant’s gross negligence, willful malfeasance or material act of disloyalty with respect to the Company or its Affiliates (which, if curable, is not cured within 5 days after notice thereof is provided to the Participant). Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(h)  “Change in Control” shall be deemed to occur upon:

(i)  Any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of the Company to a non-Affiliate;

(ii)  Any “person” as such term is used in Section 13(d) and Section 14(d) of the Exchange Act is or becomes, directly or indirectly, the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act of securities of the Company that represent more than 50% of the combined voting power of the Company’s then outstanding voting securities (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2(h), the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (IV) any acquisition by any corporation pursuant to a transaction that complies with Section 2(h)(iv), (V) any acquisition involving beneficial ownership of less

C-1

APPENDIX C

than a majority of the then-outstanding Common Shares (the “Outstanding Company Common Shares”) or the Outstanding Company Voting Securities that is determined by the Board, based on review of public disclosure by the acquiring Person with respect to its passive investment intent, not to have a purpose or effect of changing or influencing the control of the Company; provided, however, that for purposes of this clause (V), any such acquisition in connection with (x) an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents or (y) any “Business Combination” (as defined below) shall be presumed to be for the purpose or with the effect of changing or influencing the control of the Company;

(iii)  During any period of two (2) consecutive years, the individuals who at the beginning of such period constituted the Board together with any individuals subsequently elected to the Board whose nomination by the stockholders of the Company was approved by a vote of the then incumbent Board (i.e. those members of the Board who either have been directors from the beginning of such two-year period or whose election or nomination for election was previously approved by the Board as provided in this Section 2(h)(iii)) cease for any reason to constitute a majority of the Board; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an incumbent director;

(iv)  The Company has consummated a merger, amalgamation or consolidation (a “Business Combination”) of the Company with any other corporation, unless, following such Business Combination, all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries);

(v)  The stockholders of the Company approve a complete liquidation of the Company.

Notwithstanding the foregoing, no Change in Control shall be deemed to occur with respect to an Award (i) that is subject to Section 409A of the Code and (ii) the timing of payment of which may accelerate on a Change in Control, unless such event constitutes a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5).

(i)  “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(j)  “Committee” means the Compensation Committee, as constituted from time to time, of the Board, or if no such committee shall be in existence at any relevant time, the term “Committee” for purposes of the Plan shall mean the Board; provided, however, that while the Common Shares are publicly traded, (i) the Committee shall be a committee of the Board consisting solely of two or more Eligible Directors as necessary to satisfy the requirements of Rule 16b-3 under the Exchange Act with respect to Awards granted under the Plan and (ii) with respect to Awards to directors who are not employees of the Company, the Committee shall consist solely of one or more members of the Board who are “independent” within the meaning of the New York Stock Exchange corporate governance listing standards (or, if the Common Shares are not listed on the New York Stock Exchange, such similar standards of any other applicable registered stock exchange on which the Common Shares are listed or quoted at any relevant time). When used in the Plan, the term “Committee” shall refer to the Committee, the Equity Grant Committee and any officer of the Company or any Affiliate acting within the scope of his or her delegated authority under Section 4(c) of the Plan with respect to the matter covered by the particular reference.

(k)  “Common Shares” means the shares of common stock, par value $0.00001 per share, of the Company (and any stock or other securities into which such shares of common stock may be converted or into which they may be exchanged).

(l)  “Company” means Quanta Services, Inc., a Delaware corporation.

(m)  “Confidential Information” means any and all confidential and/or proprietary trade secrets, knowledge, data, or information of the Company including, without limitation, any: (A) drawings, inventions, methodologies, mask works, ideas, processes, formulas, source and object codes, data, programs, software source documents, works of authorship, know-how, improvements,

APPENDIX C

discoveries, developments, designs and techniques, and all other work product of the Company, whether or not patentable or registrable under trademark, copyright, patent or similar laws; (B) information regarding plans for research, development, new service offerings and/or products, marketing, advertising and selling, distribution, business plans and strategies, business forecasts, budgets and unpublished financial statements, licenses, prices and costs, suppliers, customers, customer history, customer preferences, or distribution arrangements; (C) any information regarding the skills or compensation of employees, suppliers, agents, and/or independent contractors of the Company; (D) concepts and ideas relating to the development and distribution of content in any medium or to the current, future and proposed products or services of the Company; (E) information about the Company’s investment program, trading methodology, or portfolio holdings; or (F) any other information, data or the like that is confidential or could reasonably be expected to be confidential.

(n)  “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(o)  “Disability” means the “disability” of a person as defined in a then effective long-term disability plan maintained by the Company that covers such person, or if such a plan does not exist at any relevant time, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. For purposes of determining the time during which an Incentive Stock Option may be exercised under the terms of an Option Agreement, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is totally and permanently disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(p)  “Effective Date” means the date as of which this Plan is approved by the Company’s stockholders.

(q)  “Eligible Director” means a person who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

(r)  “Eligible Person” means any (i) individual employed by the Company or an Affiliate; (ii) director of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate, provided that if the Securities Act applies, such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or begins providing services to the Company or its Affiliates).

(s)  “Equity Grant Committee” has the meaning given such term in Section 4(c) of the Plan.

(t)  “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(u)  “Excise Tax” shall have the meaning set forth in Section 15(v) of the Plan.

(v)  “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(w)  “Fair Market Value” means, as of any date, the value of Common Shares determined as follows:

(i)  If the Common Shares are listed or quoted on any registered stock exchange, the Fair Market Value of a Common Share shall be the closing sales price for such a Common Share (or the closing bid price, if applicable) on such exchange (or if the Common Shares are listed or quoted on more than one registered exchange, on the exchange with the greatest volume of trading in the Common Shares) on the day of determination (or if no such price is reported on that day, on last market trading day prior to the day of determination), as reported in The Wall Street Journal or such other source as the Committee deems reliable.

(ii)  In the absence of any listing or quotation of the Common Shares on any such registered exchange, the Fair Market Value of a Common Share shall be determined in good faith by the Committee in a manner intended to satisfy the principles of Section 409A of the Code.

(x)  “Governmental Authorities” shall have the meaning set forth in Section 14(e) of the Plan.

C-3

APPENDIX C

(y)  “Immediate Family Members” shall have the meaning set forth in Section 15(b)(ii) of the Plan.

(z)  “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan and Section 422 of the Code.

(aa)  “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of the Plan.

(bb)  “Intellectual Property Products” shall have the meaning set forth in Section 14(d) of the Plan.

(cc)  “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(dd)  “Officer” means a person who is an “officer” within the meaning of Rule 16a-1(f) promulgated pursuant to the Exchange Act (whether or not the Company is subject to the requirements of the Exchange Act).

(ee)  “Option” means an Award granted under Section 7 of the Plan.

(ff)  “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(gg)  “Outstanding Company Common Shares” has the meaning given such term in the definition of “Change in Control.”

(hh)  “Outstanding Company Voting Securities” has the meaning given such term in the definition of “Change in Control.”

(ii)  “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(jj)  “Payment” shall have the meaning set forth in Section 15(v) of the Plan.

(kk) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan, including, but not limited to, restricted stock units or “performance units” subject to one or more Performance Goals.

(ll)  “Performance Goals” shall mean the one or more goals established by the Committee and used to determine whether all, some multiple or percentage of, or none of a Performance Compensation Award has been earned for a Performance Period.

(mm)  “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(nn)  “Permitted Transferee” shall have the meaning set forth in Section 15(b) of the Plan.

(oo)  “Person” has the meaning given such term in the definition of “Change in Control.”

(pp)  “Plan” means this Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan.

(qq)  “Post-Termination Option Exercise Period” shall have the meaning set forth in Section 7(e) of the Plan.

(rr)  “Post-Termination SAR Exercise Period” shall have the meaning set forth in Section 8(e) of the Plan.

(ss)  “Prior Plan” means the Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan, as amended from time to time.

(tt)  “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(uu)  “Restricted Stock Unit” means an unfunded and unsecured promise to deliver Common Shares, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(vv)  “Restricted Stock” means Common Shares, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

APPENDIX C

(ww)  “SAR Period” has the meaning given such term in Section 8(c) of the Plan.

(xx)  “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(yy)  “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(zz)  “Stock Bonus Award” means an Award granted under Section 10 of the Plan.

(aaa)  “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, an amount not less than the Fair Market Value on the Date of Grant.

(bbb) “Subsidiary” means, with respect to any specified Person:

(i)  any corporation, association or other business entity of which more than 50% of the total voting power of shares or any equivalent equity-type ownership (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii)  any partnership (or any comparable foreign entity) (a) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(ccc)  “Substitute Award” has the meaning given such term in Section 5(f) of the Plan.

3.  Effective Date; Duration. The Plan shall be effective as of the Effective Date. Unless sooner terminated by the Board in accordance with Section 13 hereof, the expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4.  Administration.

(a)  The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(b)  Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)  To the extent permissible by applicable law, the Committee may delegate to a committee of one or more members of the Board who are not Eligible Directors (the “Equity Grant Committee”) (i) the authority to grant Awards with respect to a specified maximum aggregate value or number of shares of Common Stock to Eligible Persons who are not then Officers or Eligible Directors and/or (ii) the administrative duties under the Plan with respect to any matter, right, obligation, or election that is the

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responsibility of or that is allocated to the Committee herein. The Committee may delegate to one or more officers of the Company or any Affiliate the administrative duties under the Plan with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, excluding the Committee’s authority to grant Awards.

(d)  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e)  No member of the Board, the Committee, delegate of the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s constituent documents. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s constituent documents, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f)  Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5.  Shares Subject to the Plan; Grant of Awards; Limitations.

(a)  Subject to adjustment as provided in Section 12 of the Plan, the Committee is authorized to deliver pursuant to Awards under the Plan no more than the sum of (i) ~~7,000,000~~9,953,034 Common Shares~~, plus (ii) such number of Common Shares, not to exceed 455,770, as remained available for awards under the Prior Plan as of March 31, 2019, less one share for every one share granted under the Prior Plan after March 31, 2019 and prior to the Effective Date, plus (iii) any Shares underlying Awards under the Prior Plan that are forfeited, cancelled, expire unexercised, or are settled in cash after March 31, 2019, plus (iv) 2,173,000~~ (composed of 9,173,000 Common Shares previously reserved for issuance under the Plan and 780,034 Common Shares added to the Plan from the Prior Plan, which represent Common Shares that were available for Awards under the Prior Plan as of the Effective Date and Common Shares underlying Awards under the Prior Plan as of the Effective Date that were forfeited, cancelled, expired, unexercised or settled in cash after the Effective Date), plus (ii) 4,190,000 shares. All such shares hereunder shall be available for Awards of Incentive Stock Options. From and after the Effective Date, the Company will make no further awards under the Prior Plan.

(b)  The aggregate number of Common Shares subject to an Award granted in any one calendar year to any individual shall not exceed 1,000,000 shares. In addition, the aggregate value of Awards granted under the Plan (as determined based on the Fair Market Value at the Date of Grant or, to the extent used to calculate the number of shares to be granted, the average of the closing prices of the Company’s Common Shares for the twenty consecutive trading days immediately preceding the Date of Grant) and any cash compensation granted under the Plan or otherwise during any calendar year to any individual Eligible Director shall not exceed $500,000; provided, however, that such limit shall be increased by an additional $250,000 for (i) an Eligible Director serving as Chairman of the Board or Lead Director of the Board or (ii) an Eligible Director serving in his or her first calendar year on the Board. Compensation shall count towards the limit in the previous sentence for the calendar year in which the compensation was granted, and not in a later payment year in the event the compensation is deferred.

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(c)  The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards and/or Performance Compensation Awards to one or more Eligible Persons selected in its sole discretion. A Participant may be granted more than one Award under the Plan, and Awards may be granted at any time or times during the term of the Plan. The grant of an Award to an Eligible Person shall not be deemed either to entitle that individual to, or to disqualify that individual from, participation in any other grant of Awards under the Plan.

(d)  Shares underlying Awards under this Plan that are forfeited, cancelled, expire unexercised, or are settled in cash are available again for Awards under the Plan. Notwithstanding anything herein to the contrary, none of the following Common Shares shall be available again for Awards under the Plan: (i) Common Shares withheld by the Company or tendered by a Participant for payment of tax withholding obligations in connection with an Award, (ii) Common Shares withheld by the Company or tendered by a Participant in payment of the Exercise Price of an Option, (iii) Common Shares reacquired in the open market or otherwise using cash proceeds from the exercise of Options, and (iv) Common Shares that are not issued to a Participant due to a net settlement of an Award. For the avoidance of doubt, with respect to Options and SARs that are settled in shares of Common Stock, the number of Options and SARs exercised shall be counted in full against the number of shares available for Awards under the Plan regardless of the number of Common Shares issued upon settlement of Options and SARs.

(e)  Common Shares delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

(f)  Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines (“Substitute Awards”). The number of Common Shares underlying any Substitute Awards shall not be counted against the aggregate number of Common Shares available for Awards under the Plan (nor shall shares subject to such Substitute Awards be available again for Awards under the Plan pursuant to Section 5(d) above). Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Common Shares available for Awards under the Plan (but Common Shares subject to such Awards shall not be available again for Awards under the Plan pursuant to Section 5(d) above); provided, however, that Awards using such available shares shall not be made after the expiration date of such pre-existing plan (absent the acquisition or combination) and shall only be made to individuals who were not employees or directors of the Company or any Affiliate prior to such acquisition or combination.

(g)  All equity-based Awards shall provide for a Restricted Period or other vesting based on employment or service such that no portion of such Award shall vest prior to the date that is one year from the Date of Grant (excluding, for this purpose, any (i) Substitute Awards, (ii) Common Shares delivered in lieu of fully vested cash Awards and (iii) Awards to Eligible Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting); provided, however, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of death, Disability or retirement of the Participant or a Change in Control, in the terms of the Award or otherwise. Notwithstanding the foregoing, equity-based Awards with respect to up to five percent (5%) of the Common Shares available for Awards pursuant to this Plan (subject to adjustment as provided in Section 12) may be issued pursuant to equity-based Awards without regard to the limitations of this Section 5(g).

(h)  With respect to any Award pursuant to the Plan (other than Options and SARs), the Committee may also grant dividend equivalent rights which shall entitle the Participant to an amount equal to all dividends and other distributions that are payable during the Restricted Period on a like number of Common Shares. For the avoidance of doubt, dividends with respect to Restricted Stock and dividend equivalents, if any, with respect to all other Awards pursuant to the Plan, as applicable, will not be payable until the Restricted Period on the underlying Award has lapsed, and in the event the underlying Award is forfeited, any dividends or dividend equivalents with respect to the underlying Award shall also be forfeited.

6.  Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

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7.  Options.

(a)  Generally. Each Option granted under the Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b)  Exercise Price. The exercise price (“Exercise Price”) per Common Share for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate, the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant and provided further that, notwithstanding any provision herein to the contrary, the Exercise Price shall not be less than the par value per Common Share.

(c)  Vesting and Expiration. Options shall (i) vest and become exercisable in such manner and on such date or dates, subject to Section 5(g) of the Plan, and (ii) expire after such period, not to exceed ten years (the “Option Period”), in each case as may be determined by the Committee and as set forth in an Award agreement; provided, however, that the Option Period shall not exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate. Unless otherwise provided by the Committee in an Award agreement: (i) the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option, and the vested portion of such Option shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death or Disability, but not later than the expiration of the Option Period or (B) 90 days following termination of employment or service for any reason other than such Participant’s death or Disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Option Period and (ii) both the unvested and the vested portion of an Option shall expire upon the termination of the Participant’s employment or service by the Company for Cause.

(d)  Method of Exercise and Form of Payment. No Common Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option, specifying the number of Options to be exercised and accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or Common Shares having a Fair Market Value on the date of exercise equal to the Exercise Price (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Common Shares in lieu of actual delivery of such shares to the Company), provided, that such Common Shares are not subject to any pledge or other security interest, and (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the Common Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which the Option was exercised that number of Common Shares having a Fair Market Value equal to the aggregate Exercise Price for the Common Shares for which the Option was exercised. Any fractional Common Shares shall be settled in cash. The Committee may specify a reasonable minimum number of Common Shares or a percentage of the shares subject

APPENDIX C

to an Option that may be purchased on any exercise of an Option; provided, that such minimum number will not prevent Optionee from exercising the full number of Common Shares as to which the Option is then exercisable.

(e)  Automatic Extension of Post-Termination Exercise Periods; Automatic Exercise. Notwithstanding any provisions of the Plan or an Award agreement to the contrary, if during any period of time which a Participant may exercise an Option after the Participant terminates employment or service as specified in the Plan or any Award agreement (the “Post-Termination Option Exercise Period”), exercise of the Option is prohibited (i) by applicable law or (ii) due to blackout, lock-up or similar restrictions pursuant to a Company policy, then the Post-Termination Option Exercise Period shall be extended until the later of (x) thirty (30) days after the end of the applicable legal prohibition or blackout period or (y) the end of the original Post-Termination Option Exercise Period, provided, however, that in no event shall this provision operate to extend the original Option Period unless exercise of the Option is prohibited by applicable law. If on the last trading day of the Option Period or the Post-Termination Option Exercise Period, the Fair Market Value of a Common Share exceeds the Exercise Price, the Participant has not exercised the Option, and the Option has not expired, such Option shall be deemed to have been exercised by the Participant on such last day. Unless otherwise provided in an Award agreement, the Exercise Price and any applicable federal, state, local and non-U.S. income and employment taxes required to be withheld pursuant to Section 15(c) in connection with an automatic exercise (such taxes determined at the minimum required statutory rate) will be satisfied by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which the Option was exercised that number of Common Shares having a Fair Market Value equal to the aggregate Exercise Price and other taxes required to be withheld for the Common Shares for which the Option was exercised. For purposes of an Option that is granted in connection with a SAR, the automatic exercise provisions of Section 8(e) shall apply in lieu of the automatic exercise provisions of this Section 7(e).

(f)  Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date the Participant makes a disqualifying disposition of any Common Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Shares before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

(g)  Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8.  Stock Appreciation Rights.

(a)  Generally. Each SAR granted under the Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b)  Strike Price. The Strike Price per Common Share for each SAR shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant.

(c)  Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR that is independent of an Option shall (i) vest and become exercisable in such manner and on such date or dates, subject to Section 5(g) of the Plan, and (ii) expire after such period, not to exceed ten years (the “SAR Period”), in each case as may be determined by the Committee and as set forth in an Award agreement. Unless otherwise provided by the Committee in an Award agreement: (i) the unvested portion of a SAR shall expire upon termination of employment or service of the Participant granted the SAR, and the vested portion of such SAR shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death or Disability, but not later than the expiration of the SAR Period or (B) 90 days following termination of employment or service for any reason other than such Participant’s death or Disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the SAR Period and (ii) both the unvested and the vested portion of a SAR shall expire upon the termination of the Participant’s employment or service by the Company for Cause.

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(d)  Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.

(e)  Automatic Extension of Post-Termination Exercise Periods; Automatic Exercise. Notwithstanding any provisions of the Plan or an Award agreement to the contrary, if during any period of time which a Participant may exercise SARs after the Participant terminates employment or service as specified in any Award agreement (the “Post-Termination SAR Exercise Period”), exercise of the SAR is prohibited (i) by applicable law or (ii) due to blackout, lock-up or similar restrictions pursuant to a Company policy, then the Post-Termination SAR Exercise Period shall be extended until the later of (x) thirty (30) days after the end of the applicable legal prohibition or blackout period or (y) the end of the original Post-Termination SAR Exercise Period, provided, however, that in no event shall this provision operate to extend the original SAR Period unless exercise is prohibited by applicable law. If on the last trading day of the SAR Period or the Post-Termination SAR Exercise Period, the Fair Market Value of a Common Share exceeds the Strike Price, the Participant has not exercised the SAR, and the SAR has not expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld pursuant to Section 15(c) of the Plan.. For purposes of a SAR that is granted in connection with an Option, the automatic exercise provisions of this Section 8(e) shall apply, and automatic exercise of the SAR will result in immediate cancellation of the corresponding Option.

(f)  Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of a Common Share on the exercise date over the Strike Price, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld pursuant to Section 15(c) of the Plan. The Company shall pay such amount in cash, in Common Shares with a Fair Market Value equal to such amount, or any combination thereof, as determined by the Committee in an Award agreement. Any fractional Common Share shall be settled in cash.

9.  Restricted Stock and Restricted Stock Units.

(a)  Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. With respect to an Award of Restricted Stock Units, the Committee may also grant dividend equivalent rights which shall entitle the Participant to an amount equal to all dividends and other distributions that are payable during the Restricted Period on a like number of Common Shares. For the avoidance of doubt, dividends with respect to Restricted Stock and dividend equivalents with respect to Restricted Stock Units, if any and as applicable, will not be payable until the Restricted Period on the underlying Restricted Stock or Restricted Stock Units has lapsed, and in the event the underlying Restricted Stock or Restricted Stock Units are forfeited, any dividends or dividend equivalents with respect to such Restricted Stock or Restricted Stock Units shall also be forfeited.

(b)  Restricted Stock – Accounts, Escrow or Similar Arrangement. Upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock and the right to accrue dividends, as applicable. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c)  Vesting; Acceleration of Lapse of Restrictions. The Restricted Period shall lapse with respect to an Award of Restricted Stock or Restricted Stock Units at such times as provided by the Committee in an Award agreement, subject to Section 5(g) of the Plan. Unless otherwise provided in an Award agreement, the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant.

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(d)  Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i)  Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that have been accrued and withheld by the Committee attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in Common Shares having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii)  Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one Common Share for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Share in lieu of delivering only Common Shares in respect of such Restricted Stock Units or (ii) defer the delivery of Common Shares (or cash or part Common Shares and part cash, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering Common Shares, the amount of such payment shall be equal to the Fair Market Value of the Common Shares as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Dividend equivalents, if any, attributable to any particular Restricted Stock Unit shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in Common Shares having a Fair Market Value equal to the amount of such dividend equivalents, upon the expiration of the Restricted Period and, if such Restricted Share Unit is forfeited, the Participant shall have no right to such dividend equivalents.

10.  Stock Bonus Awards. The Committee may issue unrestricted Common Shares, or other Awards denominated in Common Shares, under the Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under the Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

11.  Performance Compensation Awards.

(a)  Generally. The Committee shall have the authority, at the time of grant of any Award described in Sections 9 or 10 of the Plan, to designate such Award as a Performance Compensation Award. The Committee shall also have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award.

(b)  Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period (subject to Section 5(g) of the Plan), the type(s) of Performance Compensation Awards to be issued, the Performance Goal(s) that is (are) to apply and other conditions of payment.

(c)  Modification of Performance Goal(s). The Committee shall have sole discretion to modify Performance Goals and may provide for the exclusion of the impact of an event or occurrence on the Performance Goal(s) which the Committee determines should appropriately be excluded, including, without limitation, (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) any unusual, infrequently occurring or nonrecurring charges, items or events and/or as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year.

(d)  Payment of Performance Compensation Awards.

(i)  Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company or an Affiliate of the Company on the date of payment with respect to a Performance Period to be eligible to receive such payment in respect of a Performance Compensation Award for the preceding Performance Period.

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(ii)  Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned and actually payable for the Performance Period.

(iii)  Use of Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee shall have the discretion to increase, reduce or eliminate the amount of the Performance Compensation Award earned in the Performance Period. The Committee shall not have the discretion, except as is otherwise provided in the Plan, to increase a Performance Compensation Award above the applicable share limitations set forth in Section 5 of the Plan.

(e)  Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11, but in no event later than two-and-one-half months following the end of the fiscal year during which the Performance Period is completed.

12.  Changes in Capital Structure and Similar Events.

(a)  Effect of Certain Events. In the event of (A) any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to acquire Common Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Shares, or (B) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then, unless otherwise provided in an Award agreement, the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i)  adjusting any or all of (A) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Goals);

(ii)  providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii)  canceling any one or more outstanding Awards or portion thereof and causing to be paid to the holders thereof, in cash, Common Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Common Share received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Common Shares subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a Common Share subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification 718), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

(b)  Effect of Change in Control. Unless specifically provided otherwise with respect to Change in Control events in an Award or in a then-effective written employment agreement between the Participant and the Company or an Affiliate, if, during the

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effectiveness of the Plan, a Change in Control occurs, (i) each Option and SAR which is at the time outstanding under the Plan shall automatically become fully vested and exercisable and free from restrictions immediately prior to the specified effective date of such Change in Control, for all Common Shares at the time subject to such, (ii) the Restricted Period shall expire and restrictions applicable to all outstanding Restricted Stock Awards and Restricted Stock Units shall lapse and such Awards shall become fully vested and (iii) Performance Periods in effect on the date the Change in Control occurs shall end on such date, and the Committee shall (A) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (B) cause the Participant to receive full payment (without proration) of Awards for each such Performance Period based upon the Committee’s determination of the degree of attainment of the Performance Goals. To the extent practicable, any actions taken by the Committee under this Section 12(b) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transactions with respect to the Common Shares subject to their Awards.

13.  Amendments and Termination.

(a)  Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that (i) no amendment to Section 13(b) (to the extent required by the proviso in such Section 13(b)) shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Shares may be listed or quoted); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(b)  Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel, exchange, substitute, buyout or cash out any outstanding Option or SAR the Exercise Price or Strike Price, as applicable, of which exceeds the Fair Market Value of a Common Share and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Shares are listed or quoted.

14.  Restrictive Covenants.

(a)  Confidentiality. By accepting an Award under the Plan, and as a condition thereof, each Participant agrees not to, at any time, either during their employment or thereafter, divulge, use, publish or in any other manner reveal, directly or indirectly, to any person, firm, corporation or any other form of business organization or arrangement, and to keep in the strictest confidence any Confidential Information, except (i) as may be necessary to the performance of the Participant’s duties to the Company, (ii) with the Company’s express written consent, (iii) to the extent that any such information is in or becomes in the public domain other than as a result of the Participant’s breach of any of his or her obligations under this Section 14(a), or (iv) where required to be disclosed by court order, subpoena or other government process and in such event, the Participant shall cooperate with the Company in attempting to keep such information confidential to the maximum extent possible. Upon the request of the Company or an Affiliate, the Participant agrees to promptly deliver to the Company the originals and all copies, in whatever medium, of all such Confidential Information.

(b)  Non-Solicitation. By accepting an Award under the Plan, and as a condition thereof, each Participant agrees that during their employment and for one year thereafter, the Participant shall not solicit any person who is an employee of the Company or any Affiliate for the purpose or with the intent of enticing such employee away from or out of the employ of the Company or any Affiliate.

(c)  Non-Disparagement. By accepting an Award under the Plan, and as a condition thereof, the Participant acknowledges and agrees that he or she will not defame or publicly criticize the services, business, integrity, veracity or personal or

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professional reputation of the Company, including its officers, directors, partners, executives or agents, in either a professional or personal manner at any time during or following his or her employment.

(d)  Post-Employment Property. By accepting an Award under the Plan, and as a condition thereof, the Participant agrees that any work of authorship, invention, design, discovery, development, technique, improvement, source code, hardware, device, data, apparatus, practice, process, method or other work product whatever (whether patentable or subject to copyright, or not, and hereinafter collectively called “discovery”) related to the business of the Company that the Participant, either solely or in collaboration with others, has made or may make, discover, invent, develop, perfect, or reduce to practice during his or her employment, whether or not during regular business hours and created, conceived or prepared on the Company’s premises or otherwise shall be the sole and complete property of the Company. More particularly, and without limiting the foregoing, the Participant agrees that all of the foregoing and any (i) inventions (whether patentable or not, and without regard to whether any patent therefor is ever sought), (ii) marks, names, or logos (whether or not registrable as trade or service marks, and without regard to whether registration therefor is ever sought), (iii) works of authorship (without regard to whether any claim of copyright therein is ever registered), and (iv) trade secrets, ideas, and concepts ((i) to (iv) collectively, “Intellectual Property Products”) created, conceived, or prepared on the Company’s premises or otherwise, whether or not during normal business hours, shall perpetually and throughout the world be the exclusive property of the Company, as shall all tangible media (including, but not limited to, papers, computer media of all types, and models) in which such Intellectual Property Products shall be recorded or otherwise fixed. The Participant further agrees promptly to disclose in writing and deliver to the Company all Intellectual Property Products created during his or her engagement by the Company, whether or not during normal business hours. The Participant agrees that all works of authorship created by the Participant during his or her engagement by the Company shall be works made for hire of which the Company is the author and owner of copyright. To the extent that any competent decision-making authority should ever determine that any work of authorship created by the Participant during his or her engagement by the Company is not a work made for hire, by accepting an Award, the Participant assigns all right, title and interest in the copyright therein, in perpetuity and throughout the world, to the Company. To the extent that this Plan does not otherwise serve to grant or otherwise vest in the Company all rights in any Intellectual Property Product created by the Participant during his or her engagement by the Company, by accepting an Award, the Participant assigns all right, title and interest therein, in perpetuity and throughout the world, to the Company. The Participant agrees to execute, immediately upon the Company’s reasonable request and without charge, any further assignments, applications, conveyances or other instruments, at any time, whether or not the Participant is engaged by the Company at the time such request is made, in order to permit the Company and/or its respective assigns to protect, perfect, register, record, maintain, or enhance their rights in any Intellectual Property Product; provided, that, the Company shall bear the cost of any such assignments, applications or consequences. Upon termination of the Participant’s employment by the Company for any reason whatsoever, and at any earlier time the Company so requests, the Participant will immediately deliver to the custody of the person designated by the Company all originals and copies of any documents and other property of the Company in the Participant’s possession, under the Participant’s control or to which he or she may have access.

(e)  Permitted Disclosures. Notwithstanding anything in the Plan to the contrary, nothing in this Section 14 shall prohibit or restrict a Participant from (i) lawfully initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by any governmental or regulatory agency, entity, or official(s) (collectively, “Governmental Authorities”) regarding a possible violation of any law; (ii) responding to any inquiry or legal process directed to a Participant individually from any such Governmental Authorities; (iii) testifying, participating or otherwise assisting in an action or proceeding by any such Governmental Authorities relating to a possible violation of law; or (iv) making any other disclosures that are protected under the whistleblower provisions of any applicable law. Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, a Participant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (x) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law; (y) is made to a Participant’s attorney in relation to a lawsuit for retaliation against the Participant for reporting a suspected violation of law; or (z) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, nothing in the Plan requires a Participant to obtain prior authorization from the Company before engaging in any conduct described in this Section 14(e), or to notify the Company that the Participant has engaged in any such conduct.

For purposes of this Section 14, the term “Company” shall include the Company and its Affiliates.

15.  General.

(a)  Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the

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Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee.

(b)  Nontransferability.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; or (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members (each transferee described in clauses (A), (B) and (C) above is hereinafter referred to as a “Permitted Transferee”); provided, that (x) the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan, and (y) no third-party financial institution shall qualify as a Permitted Transferee.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee, and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(c)  Tax Withholding.

(i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Common Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, other securities or other property) of any withholding taxes (at a rate that is no less than the minimum required by applicable law and no more than the maximum statutory marginal rate that could be applicable to the Participant) in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding taxes.

(ii)  Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of Common Shares (which are not subject to any pledge or other security interest) owned by the Participant having a fair market value equal to such withholding liability or (B) having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a fair market value equal to such withholding liability.

(d)  No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect

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thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(e)  International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(f)  Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(g)  Termination of Employment/Service. Unless determined otherwise by the Committee at any point following such event or as otherwise provided in an Award agreement, service shall not be considered terminated in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Affiliate, or any successor, in any capacity of any employee, director or consultant, or (iii) any change in status as long as the individual remains in the service of the Company or an Affiliate in any capacity of employee, director or consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option, if such leave exceeds ninety (90) days, and re-employment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day that is three (3) months and one (1) day following the expiration of such ninety (90)-day period.

(h)  No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of Common Shares that are subject to Awards hereunder until such shares have been issued or delivered to that person.

(i)  Government and Other Regulations. The obligation of the Company to settle Awards in Common Shares or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Common Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Common Shares to be offered or sold under the Plan. The Committee shall have the authority to provide that all certificates for Common Shares or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

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(j)  Clawback. Notwithstanding any provision in this Plan to the contrary, any portion of an Award under the Plan shall be subject to a clawback (i) to the extent necessary to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any Securities and Exchange Commission rule or applicable Company policy, (ii) to the extent determined appropriate by the Committee upon the Committee’s determination that a Participant has violated any of the restrictions set forth in Section 14 of the Plan and (iii) as deemed appropriate by the Board pursuant to the Company’s Clawback Policy as in effect from time to time.

(k)  Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(l)  Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(m)  No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(n)  Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

(o)  Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(p)  Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(q)  Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(r)  Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(s)  Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

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(t)  Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Shares under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.

(u)  Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive Common Shares under any Award made under the Plan.

(v)  280G Limitations. Notwithstanding any other provisions of this Plan or any Award agreement (unless another agreement or contract between a Participant and the Company or an Affiliate expressly addresses treatment of compensation with respect to Section 280G or 4999 of the Code, in which case such other agreement or contract shall control), in the event that it shall be determined (as herein after provided) that any payment or distribution by the Company or any Affiliate to or for the benefit of a Participant, whether paid or payable or distributed or distributable pursuant to the terms of the Plan or otherwise pursuant to or by reason of any other agreement, policy, plan, program, or arrangement including, without limitation, any Award or similar right, or the lapse or termination of any restriction on, or the vesting or exercisability of, any of the foregoing (individually and collectively, a “Payment”), would be subject, but for the application of this Section 15(v) to the excise tax imposed by Section 4999 of the Code, or any successor provision thereto (hereinafter the “Excise Tax”), by reason of being considered “contingent on a change in ownership or control” of the Company, within the meaning of Section 280G(b)(2) of the Code, or any successor provision thereto, then (i) if the After-Tax Payment Amount would be greater by reducing the amount of the Payment otherwise payable to Employee to the minimum extent necessary (but in no event less than zero) so that, after such reduction, no portion of the Payment would be subject to the Excise Tax, then the Payment shall be so reduced; and (ii) if the After-Tax Payment Amount would be greater without the reduction then there shall be no reduction in the Payment. As used in this Section 15(v), “After-Tax Payment Amount” means (x) the amount of the Payment, less (y) the amount of federal income taxes payable with respect to the Payment calculated at the maximum marginal income tax rate for each year in which the Payment shall be paid to the Participant (based upon the rate in effect for such year as set forth in the Code at the time of the Payment), less (z) the amount of the Excise Tax, if any, imposed upon the Payment. For purposes of any reduction made under Section 15(v), the Payments that shall be reduced shall be those that provide the Participant the best economic benefit, and to the extent any Payments are economically equivalent, each shall be reduced pro rata.

(w)  Section 409A. The provisions of the Plan are intended to be exempt from or to comply with the provisions of Section 409A of the Code so as to avoid the imposition of an additional tax under Section 409A of the Code (a “409A Tax”). Notwithstanding any provision of the Plan to the contrary, if any provision of the Plan or Award agreement would result in the imposition of a 409A Tax, such provision shall be automatically reformed so as to avoid the imposition of a 409A Tax and such reformation shall be deemed to not have an adverse effect on a Participant’s rights with respect any Award. Should any payments made in accordance with the Plan to a “specified employee” (as defined under Section 409A of the Code) be determined to be payments from a nonqualified deferred compensation plan and are payable in connection with a Participant’s “separation from service” (as defined under Section 409A of the Code), that are not exempt from Section 409A of the Code as a short-term deferral or otherwise, these payments, to the extent otherwise payable within six (6) months after the Participant’s separation from service, and to the extent necessary to avoid the imposition of a 409A Tax, will be paid in a lump sum on the earlier of the date that is six (6) months and one day after the Participant’s date of separation from service or the date of the Participant’s death. For purposes of Section 409A of the Code, the payments to be made to a Participant in accordance with this Plan shall be treated as a right to a series of separate payments.

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As adopted by the Board of Directors of Quanta Services, Inc. on March 21, 2019.

As approved by the stockholders of Quanta Services, Inc. on May 23, 2019.

As amended by Amendment No. 1 approved by the Board of Directors of Quanta Services, Inc. on March 30, 2022 and by the stockholders of Quanta Services, Inc. on May 27, 2022.

2727 NORTH LOOP WEST | HOUSTON, TX 77008 713.629.7600 | QUANTASERVICES.COM

QUANTA SERVICES, INC.P.O. BOX 8016, CARY, NC 27512-9903Your vote matters!Have your ballot ready and please use one of the methods below for easy voting:Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions.Go Green! To receive documents via e-mail, simply go to: www.proxydocs.com/PWRQuanta Services, Inc. Annual Meeting of StockholdersFor Stockholders of Record as of April 2, 2025Thursday, May 22, 2025 8:30 AM, Central Time Quanta Services, Inc. Headquarters 2727 North Loop West, Houston, Texas 77008YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 7:30 AM, Central Time, May 22, 2025.This proxy is being solicited on behalf of the Board of Directors of Quanta Services, Inc.The undersigned hereby appoints Jayshree S. Desai and Donald C. Wayne (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to represent the undersigned and to vote all the shares of common stock of Quanta Services, Inc., a Delaware corporation (the "Company" or "Quanta"), which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED IDENTICAL TO THE RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the recommendation of the Company's Board of Directors. The Named Proxies cannot vote your shares of common stock unless you sign (on the reverse side) and return this card.PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDECopyright (C) 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

QUANTA SERVICES, INC. Quanta Services, Inc. Annual Meeting of StockholdersPlease make your marks like this:THE BOARD OF DIRECTORS OF QUANTA SERVICES, INC. RECOMMENDS A VOTE: FOR EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1, FOR PROPOSALS 2, 3 AND 4.PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS1. Election of ten directors nominated by Quanta's Board of Directors;1.01 Earl C. (Duke) Austin, Jr. 1.02 Warner L. Baxter 1.03 Doyle N. Beneby 1.04 Bernard Fried 1.05 Worthing F. Jackman 1.06 Holli C. Ladhani 1.07 Jo-ann M. dePass Olsovsky 1.08 R. Scott Rowe 1.09 Raul J. Valentin 1.10 Martha B. Wyrsch FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR 2. Approval, by non-binding advisory vote, of Quanta's executive compensation;3. Ratification of the appointment of PricewaterhouseCoopers LLP as Quanta's independent registered public accounting firm for fiscal year 2025;4. Approval of an amendment to the Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan to increase the number of shares of Quanta common stock that may be issued thereunder; and5. Action upon any other matters that are properly brought before the meeting, or any adjournments or postponements of the meeting, by or at the direction of the Board of Directors.FOR AGAINST ABSTAINCheck here if you would like to attend the meeting in person.Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.Signature (and Title if applicable) Date Signature (if held jointly) Date